Exhibit 2.1

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

6 December 2016

THE VENDORS

details of whom are set out in Schedule 1

(as Vendors)

and

SIENNA BIOPHARMACEUTICALS, INC.

(as Purchaser)

and

SHAREHOLDER REPRESENTATIVE SERVICES LLC

(as Vendors’ Representative)

SHARE PURCHASE AGREEMENT

related to

CREABILIS PLC

99 Bishopsgate

London EC2M 3XF

United Kingdom

Tel: +44.20.7710.1000

www.lw.com

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

SCHEDULE 5	69
LIMITATIONS ON LIABILITY
SCHEDULE 6	73
COMPLETION ACCOUNTS
SCHEDULE 7	77
MILESTONE CONSIDERATION
SCHEDULE 8	83
TAX COVENANT
SCHEDULE 9	95
KEY EMPLOYEES
SCHEDULE 10	96
TRANSACTION COSTS

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

THIS AGREEMENT is made on 6 December 2016.

BETWEEN

(1)	THE VENDORS, details of whom are set out in Schedule 1 (the “Vendors”);

(2)	SIENNA BIOPHARMACEUTICALS, INC. a company incorporated in Delaware and having its registered office at 30699 Russell Ranch Road, Suite 140, Westlake Village, CA 91362, United States of America (the “Purchaser”); and

(3)	SHAREHOLDER REPRESENTATIVE SERVICES LLC, a Colorado limited liability company, solely in its capacity as the representative of the Vendors (the “Vendors’ Representative”).

WHEREAS

The Vendors wish to sell and the Purchaser wishes to acquire the entire issued share capital of the Company subject to the terms of this Agreement.

IT IS AGREED THAT

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement, unless the context otherwise requires:

“Accounts” means the Company Accounts and the Group Accounts;

“Advisory Committee” means the advisory committee formed of Sofinnova Capital V FCPR, and Neomed IV Extension L.P. and appointed pursuant to the engagement letter entered into between each of the Vendors and the Vendors’ Representative on or about the date of this Agreement;

“Affiliate” means, in relation to a body corporate, any subsidiary or holding company of such body corporate, and any subsidiary of any such holding company, in each case from time to time;

“Agreed Form” means, in relation to a document, the form of that document initialled by or on behalf of each of the parties for identification;

“Anticorruption Laws” means any laws, regulations, or orders relating to anti-bribery, anti-corruption (governmental or commercial), including laws that prohibit the corrupt payment, offer, promise, or authorisation of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any Government Official, foreign government employee, person or commercial entity, to obtain a business advantage, or the offer, promise, or gift of, or the request for, agreement to receive or receipt of a financial or other advantage to induce or reward the improper performance of a relevant function or activity; such as, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, as amended from time to time, the UK Bribery Act of 2010 and all national and international laws enacted to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions;

“Articles” means the articles of association of the Company at the date hereof;

“Authority” means any competent governmental, administrative, supervisory, regulatory, judicial, determinative, disciplinary, enforcement or tax raising body, authority, agency, board, department, court or tribunal of any jurisdiction and whether supranational, national, regional or local;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

“Balance Sheet Date” means 31 December 2015;

“Board Observer Rights Letter” means the Board Observer Rights Letter in Agreed Form to be entered into on or around the date hereof amongst Sofinnova Capital V FCPR, Neomed IV Extension L.P. and the Purchaser;

“Business Day” means a day (other than a Saturday or Sunday) on which banks in the City of London and the State of California are open for ordinary banking business;

“Business Intellectual Property” has the meaning given in paragraph 16.2 of Part 1(b) of Schedule 4 (Business Warranties of the Warrantors);

“Business Warranties” means the Warranties set out in Part 1(b) of Schedule 4 (Business Warranties of the Warrantors);

“Cash Balances” means the aggregate of the cash in hand and cash credited to any account with a financial institution, held by each Group Company as at the close of business on the Completion Date, including all interest accrued thereon, which for the avoidance of doubt includes any cash being paid to the Company from the exercise of any options or warrants in the Company prior to Completion and the R&D Tax Credit Amount;

“Certificate of Amendment” means an amendment to the certificate of incorporation of the Purchaser in the Agreed Form;

“Change of Control” means in relation to the Purchaser or the Company, where a person or persons acquires direct Control of 50 per cent. or more of the total voting rights conferred by all the issued shares in the capital of the Purchaser or Company, which are ordinarily exercisable in a general meeting;

“Claim” means a claim by the Purchaser for breach of any of the Fundamental Warranties or the Business Warranties;

“Clinical Trial” means any trial undertaken with regard to an investigational medicinal product in human subjects designed to obtain information and data on the safety and/or efficacy of that investigational medicinal product with a view to compiling a dossier to submit to obtain a Regulatory Authorisation for that investigational medicinal product;

“Code” means the U.S. Internal Revenue Code of 1986, as amended;

“Combination Product” means any product that is comprised of or contains (a) [***] and/or [***] and (b) at least one (1) additional therapeutically active pharmaceutical ingredient other than [***] and/or or [***], sold together, including without limitation as co-formulated, as co-packaged, or as part of the same regimen;

“Commencement” means the first dose of a patient pursuant to the relevant Clinical Trial and “Commence” will be interpreted accordingly;

“Commercially Reasonable Efforts” means the Purchaser’s Group, or any licensee thereof, using such efforts and employing such resources in respect of a Qualifying Product to [***] that are no less than the effort and resources that are commonly used in the pharmaceutical industry generally to accomplish a similar objective (including the promptness with which such efforts would be applied) by companies of similar size, funding and expertise as the Purchaser’s Group in relation to the development and commercialisation of a Qualifying Product, which, in each case, is of comparable [***], and is at a similar stage in its development without taking into consideration any payments due under this Agreement but taking into consideration all other relevant and reasonable scientific, commercial and other

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

factors, including issues of safety and efficacy, expected and actual cost and time to develop, expected and actual profitability (including royalties and other payments required), expected and actual competitiveness of alternative third party products (including generic products) in the marketplace, the nature and extent of expected and actual market exclusivity (including patent coverage and regulatory exclusivity), the expected likelihood of regulatory approval, the expected and actual reimbursability and pricing, and the expected and actual amounts of marketing and promotional expenditures required, in each case measured by the facts and circumstances at the time the relevant efforts are due;

“Company” means Creabilis plc, a company incorporated in England and Wales with registered number 08561309 and having its registered office at Camburgh House, 27 New Dover Road, Canterbury, Kent, CT1 3DN, further particulars of which are set out in Part 1 of Schedule 2 (Particulars of the Company and the Subsidiaries);

“Company Accounts” means the unaudited balance sheet of the Company made up as at the Balance Sheet Date and the unaudited profit and loss account of the Company in respect of the financial year ended on the Balance Sheet Date as set out in the Disclosure Documents, and includes all notes thereto and the related directors’ report and auditor’s report;

“Completion” means completion of the sale and purchase of the Shares in accordance with Clause 4;

“Completion Accounts” means the Net Debt Statement and the Net Working Capital Statement;

“Completion Date” means the date of this Agreement;

“Confidential Information” has the meaning given in Clause 13.1;

“Consideration Stock” has the meaning given in Clause 3.3;

“Consultancy Agreement” means the consultancy agreement in the Agreed Form between Creabilis UK Limited and Alexander Robert Leech;

“Control” means in relation to a body corporate, the power of a person to secure that the affairs of the body corporate are conducted in accordance with the wishes of that person:

(a)	by means of the holding of shares, or the possession of voting power, in or in relation to that or any other body corporate; or

(b)	by virtue of any powers conferred by the constitutional or corporate documents, or any other document, regulating that or any other body corporate;

“Creabilis Italy” means Creabilis Therapeutics S.r.l.;

“Creabilis Luxembourg” means Creabilis S.A.;

“Creabilis UK” means Creabilis UK Limited (formerly Creabilis Limited);

“[***]” means the compound known as [***];

“[***] Phase 2b Longstop Date” means the date falling twelve (12) months from the Completion Date;

“[***] Phase 2b Trial” means a Phase 2b Clinical Trial evaluating a [***] Product;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

“[***] Phase 3 Longstop Date” means the date falling [***] ([***]) months from the date on which the Purchaser [***], including without limitation [***];

“[***] Phase 3 Trial” means a Phase 3 Clinical Trial evaluating a [***] Product;

“[***] Product” means any product that is comprised of or contains as its sole active pharmaceutical ingredient [***];

“[***]” means the compound known as [***];

“[***] Phase 2b Trial” means a Phase 2b Clinical Trial evaluating a [***] Product;

“[***] Phase 3 Trial” means a Phase 3 Clinical Trial evaluating a [***] Product;

“[***] Product” means any product that is comprised of or contains as its sole active pharmaceutical ingredient [***];

“Current Suppliers” means [***];

“Data Room” means the electronic data room operated by the Group in respect of the Transaction (excluding any previous data room to which the Purchaser has had access in connection with discussions with the Company prior to [***]), as at [***];

“Deductions” means the following deductions from the total amount billed or invoiced on sales under generally accepted accounting principles in the US, together with:

(a)	normal and customary trade, cash or quantity discounts (including chargebacks and allowances) and commercial rebates (including discounts, rebates and other price concession including free samples and goods) actually allowed;

(b)	rebates and discounts paid under federal and state government subsidy or reimbursement programs (such as Medicaid or Medicare);

(c)	actual amounts repaid or credited by reason of rejection, returns or recalls of goods, rebates or bona fide priced reductions determined by any member of the Purchaser Group or any of the Company’s other Affiliates in good faith;

(d)	redemption costs associated with Qualifying Product voucher, coupon, loyalty card or other co-pay or patient assistance programs;

(e)	transportation costs, distribution expenses, special packaging and related insurance charges actually paid to the extent that such items are referenced in the gross amount invoiced; and

(f)	excise Taxes, sales Taxes (including VAT), other consumption Taxes and customs duties imposed on the sale or other disposition, importation, use or distribution of the Qualifying Products (but, for the avoidance of doubt, not including net income Taxes assessed against the income derived from such sale or other disposition);

“Deed of Surrender” means a deed of surrender between the Group Company and each Employee or Former Employee who holds any Outstanding Options, pursuant to which each relevant Employee or Former Employee releases all entitlements to any shares in any Group Company or other rights under or in respect of the Outstanding Options;

“Delayed [***] Phase 2b Longstop Date” means the [***] (up to a maximum of [***] ([***]) months) as determined by [***];

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

“Disclosure Bundle” has the meaning given in the Disclosure Letter;

“Disclosure Documents” means the documents contained in the Data Room and the Disclosure Bundle;

“Disclosure Letter” means the disclosure letter dated the date hereof, written and delivered by or on behalf of the Warrantors to the Purchaser immediately before the signing of this Agreement, including the Disclosure Documents;

“Disposal” means any sale or disposal of [***] or [***] (as applicable) by any member of the Purchaser Group to a third party;

“Draft Net Debt Statement” has the meaning given in paragraph 1.1 of Schedule 6 (Completion Accounts);

“Draft Net Working Capital Statement” has the meaning given in paragraph 1.1 of Schedule 6 (Completion Accounts);

“Drag Notice” means a notice to drag shareholders in accordance with Article 49 (Drag Along) of the Articles;

“EHS Consents” means any permits, licences, consents, certificates, registrations, approvals, notifications waivers, exemptions, allowances, credits or other authorisations relating to matters of human health, safety and welfare, the Environment, the use or exploitation of any environmental or natural resources and/or any Hazardous Substances and required by or under any EHS Laws for the operation of the Group’s business or the use of, or any activities or operations carried out at, any of the Properties;

“EHS Laws” means all applicable laws (including, for the avoidance of doubt, common law), statutes, regulations, statutory guidance notes, by-laws, codes (including codes of practice), regulations, decrees, orders and any final and binding court, tribunal or other official decision of any relevant authority in any jurisdiction, insofar as they relate or apply to matters of human health, safety and welfare, the Environment, the use or exploitation of any environmental or natural resources and/or any Hazardous Substances from time to time;

“EMA” means the European Medicines Agency;

“EMA Approval” means the grant of a Marketing Authorisation of a Qualifying Product by the European Commission valid in the European Union or by a Regulatory Authority in a member state of the European Union valid in such member state;

“[***] Consideration” means US[***] in cash;

“Employee Representative Entity” has the meaning given to it in paragraph 19.9 of Part 1(b) of Schedule 4 (Business Warranties of the Warrantors);

“Employee Vendors” means each of [***];

“Employee Transaction Bonuses” means the amounts of £[***] and £[***] (less any Tax and National Insurance contributions or similar social security contributions required to be withheld or deducted from such amounts) payable by the Company to [***] and [***] respectively upon Completion.

“Employees” means the individuals employed by any of the Group Companies;

“Employer’s NICs Liability” means an amount equal to the amount of employer’s National Insurance contributions or similar social security contributions or employment Taxes that the

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

Purchaser, any member of the Purchaser Group or any Group Company is required by Law to pay to a Tax Authority in respect of any payment, or the issuance of Purchaser Stock or Milestone Consideration Loan Notes, contemplated by Schedule 7 (Milestone Consideration);

“Encumbrance” means any interest or equity of any person (including any right to acquire, option or right of pre-emption), any mortgage, charge, pledge, lien, assignment, hypothecation, security interest (including any created by Law), title retention or other security agreement or arrangement;

“Environment” means all or any of the following media (alone or in combination): air (including the air within buildings or other natural or man-made structures whether above or below ground); water (including water under or within land or in drains or sewers); and soil and land (including buildings) and any ecological systems and living organisms supported by these media (including, for the avoidance of doubt, man);

“Estimated Net Debt Amount” means US$[***];

“Exchange Rate” means with respect to a particular currency for a particular day, the closing mid-point spot rate of exchange for that currency into sterling on such date as published in the London edition of the Financial Times first published thereafter or, where no such rate is published in respect of that currency for such date, at the rate quoted by HSBC Bank plc as at the close of business in London as at such date;

“Expert” has the meaning given in paragraph 7.3 of Schedule 7 (Milestone Consideration);

“[***]” has the meaning given in paragraph [***] of [***];

“FDA” means the Food and Drug Administration of the United States of America; “FDA Approval” means approval by the FDA of a Qualifying Product for medical use in the United States of America;

“[***] Cash Consideration” means US$[***] in cash;

“[***] Share Consideration” means US$[***] aggregate principal amount of Purchaser Stock issued as fully paid at the Purchaser Stock Price measured as of the date of the event triggering the issuance of such shares of Purchaser Stock;

“First Milestone Cash Consideration” means: (a) if the Purchaser has completed a Qualifying Financing, an amount of up to US$1,500,000 in cash as elected by the Advisory Committee and notified to the Purchaser at least ten (10) Business Days before the due date for payment or issue of such consideration; or (b) if the Purchaser has not completed a Qualifying Financing, $0;

“First Milestone Stock Consideration” means aggregate principal amount of Purchaser Stock issued as fully paid at the Purchaser Stock Price measured as of the date of the event triggering the issuance of such shares of Purchaser Stock in the amount of US$5,000,000 less the amount of the First Milestone Cash Consideration (if any);

“First Sales Milestone Period” means the first calendar year in which Qualifying Worldwide Net Sales equal or exceed the First Sales Threshold;

“First Sales Threshold” means US$[***];

“Former Employee” means any person who was previously an employee of any of the Group Companies and whose employment has terminated;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

“Fourth Milestone Consideration” means US$[***] aggregate principal amount of Purchaser Stock issued as fully paid at the Purchaser Stock Price measured as of the date of the event triggering the issuance of such shares of Purchaser Stock;

“Fundamental Warranties” means the Warranties set out in Part 1(a) of Schedule 4 (Fundamental Warranties of the Vendors);

“Government Entity” means (i) any national, federal, state, county, municipal, local, or foreign government or any entity exercising executive, legislative, judicial, regulatory, taxing, or administrative functions of or pertaining to government, (ii) any public international organization, (iii) any agency, division, bureau, department, or other political subdivision of any government, entity, or organization described in the foregoing clauses (i) or (ii) of this definition, (iv) any company, business, enterprise, or other entity owned, in whole or in part, or controlled by any government, entity, organization, or other person described in the foregoing clauses (i), (ii), or (iii) of this definition, or (v) any political party;

“Government Official” means (i) any official, officer, employee, or representative of, or any person acting in an official capacity for or on behalf of, any Government Entity, (ii) any political party or party official or candidate for political office (iii) a Politically Exposed Person (PEP) as defined by the Financial Action Task Force (FATF) or Groupe d’action Financière sur le Blanchiment de Capitaux (GAFI); (iv) any company, business, enterprise, or other entity owned, in whole or in part, or controlled by any person described in the foregoing clause (i) (ii) or (iii) of this definition; or (v) an individual who (a) holds a legislative, administrative or judicial position of any kind, whether appointed or elected, of a country or territory (or any subdivision of such a country or territory), (b) exercises a public function for or on behalf of a country or territory (or any subdivision of such a country or territory) or for any public agency or public enterprise of that country or territory (or subdivision), or (c) is an official or agent of a public international organisation;

“Group” means the Company and each of the Subsidiaries;

“Group Accounts” means the non-statutory audited consolidated balance sheet of the Group made up as at the Balance Sheet Date and the non-statutory audited consolidated profit and loss account of the Group in respect of the financial year ended on the Balance Sheet Date as set out in the Disclosure Documents, and includes all notes thereto and the related directors’ report and auditor’s report;

“Group Company” means any member of the Group;

“Group Company Accounts” means the accounts of each Group Company in respect of the financial year ended on the Balance Sheet Date as set out in the Disclosure Documents and includes all notes thereto and any related reports;

“Hazardous Substances” means any wastes, pollutants, contaminants and any other natural or artificial substance (whether in the form of a solid, liquid, gas or otherwise and whether alone or in combination with any other material or substance) which is capable of causing harm or damage to the Environment or a nuisance to any person;

“Health Care Laws” means Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395hhh (the Medicare statute); Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396v (the Medicaid statute); the Federal Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); the civil False Claims Act, 31 U.S.C. §§ 3729 et seq.; the criminal False Claims Act 42 U.S.C. 1320a-7b(a); any criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287 and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. §§ 1320d et seq., (“HIPAA”); the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a and 1320a-7b; the

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

Physician Payments Sunshine Act, 42 U.S.C. § 1320a-7h; the Exclusion Laws, 42 U.S.C. § 1320a-7; HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, 42 U.S.C. §§ 17921 et seq.; the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §§ 301 et seq. (“FDCA”); the Public Health Service Act, 42 U.S.C. §§ 201 et seq.; the regulations promulgated pursuant to such laws; and any similar foreign, multinational, national, federal, state and local laws and regulations;

“Holdback Amount” has the meaning given in Clause 20.7;

“Income Tax Withholding Amount” means an amount equal to the amount of Tax that the Purchaser, any member of the Purchaser Group or a Group Company is required by Law to account for to a Tax Authority in respect of any payment, or the issuance of Purchaser Stock or Milestone Consideration Loan Notes, contemplated by Schedule 7 (Milestone Consideration) (including, for the avoidance of doubt, any such Tax collected pursuant to the PAYE regime);

“Indemnity Claim” means a claim under the indemnity in Clause 8;

“Individual Vendors” means [***];

“Initial Upfront Consideration” has the meaning given in Clause 3.2;

“Institutional Vendors” means Sofinnova Capital V FCPR, NeoMed IV Extension L.P., AbbVie International S.à r.l., [***];

“Intellectual Property” means all rights in patents, utility models, trademarks, service marks, logos, getup, trade names, internet domain names, copyright (including rights in computer software), design rights, waivers of moral rights, database rights, topography rights, plant variety rights, supplemental protection certificates, confidential information and knowledge (including know how, inventions, secret formulae and processes, trade secrets, market information, and lists of customers and suppliers), and rights protecting goodwill and reputation, in all cases whether registered or unregistered; all other forms of protection having a similar nature or effect anywhere in the world to any of the foregoing and applications for or registrations of any of the foregoing rights and the right to extend the protection of any of the foregoing;

“Investor Majority” means such of the Vendors who, immediately prior to Completion, together held not less than 51 per cent in number of the Shares sold to the Purchaser pursuant to this Agreement (as determined by reference to the Shares set out adjacent to each relevant Vendors’ name in column (2) of Schedule 1 (The Vendors));

“IP Claim” means a claim under the Warranties set out in paragraph 16 of Part 1(b) of Schedule 4 (Business Warranties of the Warrantors);

“IT Systems” means all computer hardware, including peripherals and ancillary equipment and network and telecommunications equipment, and all computer software, including associated proprietary materials, user manuals and other related documentation used by any of the Group Companies;

“Italian Severance Liability” means any amount due to any Employee of Creabilis Italy in the event of the voluntary resignation without cause within [***] from the Completion Date of such Employee as an employee of Creabilis Italy, including but not limited to any payment in lieu of notice, any other indemnity or damages and any other severance payments, whether due pursuant to the national collective bargaining agreements applied by Creabilis Italy, any contract of employment or Italian Law (i.e. TFR – Trattamento di Fine Rapporto, unused holidays and paid leaves and pro rata of the 13th month’s salary), together with any

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

employer’s National Insurance contributions or similar social security contributions or employment Taxes that Creabilis Italy is required by Law to pay to a Tax Authority in respect of any such severance payments;

“Italy Property” means the laboratory facilities at the Bioindustry Park Silvano Fumero occupied by Creabilis Italy;

“Joinder Document” means the joinder document to each of the Purchaser Stockholder Agreements;

“[***]” means [***];

“[***] Acknowledgement Letter” means the acknowledgement letter signed by [***] on or around the date hereof, acknowledging the settlement of the [***] Loan subject only to receipt of the [***] Loan Repayment Amount;

“[***] Loan” means the £[***] loan from [***] to Creabilis UK pursuant to a loan agreement between [***] and Creabilis UK dated [***];

“[***] Loan Repayment Amount” means the amount payable by Creabilis UK Limited under the [***] Loan being £[***] in order to repay the [***] Loan (including, for the avoidance of doubt, accrued interest and any early repayment, prepayment, or break costs, fees or penalties and any legal costs and expenses incurred in connection with the repayment of the [***] Loan);

“Key Employee” means any Employee listed in Schedule 9 (Key Employees);

“[***]” means [***];

“[***] Global Deed of Release” means the deed of release to be entered into between [***], the Company, Creabilis UK, Creabilis Italy and Creabilis Luxembourg in the Agreed Form in connection with the settlement of the [***] Loan and release of all associated security granted by the Group to [***] as at Completion;

“[***]” means [***];

“[***] Loan” means the secured loan facility agreement between [***], the Company and its Subsidiaries dated 11 July 2014, as amended on 8 January 2015 and as amended and restated on 2 September 2015;

“[***] Loan Repayment Amount” means the amount payable by the Company under the [***] Loan, being Euro[***] in order to settle the [***] Loan and release all associated security as at Completion (including, for the avoidance of doubt, accrued interest and any early repayment, prepayment, or break costs, fees or penalties and any legal costs and expenses in connection with the release of security in relation to any such borrowings);

“Laws” means all applicable legislation, statutes, directives, regulations, judgments, decisions, decrees, orders, instruments, by-laws, and other legislative measures or decisions having the force of law, treaties, conventions and other agreements between states, or between states and the European Union or other supranational bodies, rules of common law, customary law and equity and all civil or other codes and all other laws of, or having effect in, any jurisdiction from time to time;

“Liaison Person” has the meaning given in Clause 6.1;

“Loan Note Instrument” means the loan note instrument constituting the [***]% unsecured, US dollar denominated loan notes to be issued by the Purchaser;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

“Losses” means all costs, losses, liabilities, (including Taxes), damages, claims, demands, proceedings, expenses, penalties and legal and other professional fees, including any direct or indirect consequential losses, loss of profit and loss of reputation;

“Luxembourg Deed of Release” means the deed of release to be entered into between [***] and Creabilis Luxembourg in the Agreed Form in connection with the settlement of the [***] Loan and release of all associated security granted in Luxembourg by the Group to [***] as at Completion;

“Marketing Authorisation” means an authorisation granted by a Regulatory Authority to place a product on the market for medicinal use in humans;

“Material Contract” means any agreement or arrangement (whether written or oral) to which any of the Group Companies is a party or is bound and which is of material importance to the business, assets, liabilities, income or expenditure of the Group and/or involves or is likely to involve expenditure by any Group Company in excess of £[***] per annum or an aggregate consideration payable by or to a Group Company in excess of £[***];

“Milestone Consideration” means the milestone consideration amounts payable (if any) to the Vendors pursuant to Schedule 7 (Milestone Consideration);

“Milestone Consideration Loan Notes” means [***] coupon, unsecured, US dollar denominated milestone consideration loan notes constituted by the Loan Note Instrument to be issued to the Individual Vendors pursuant to Clause 3.8 and Schedule 7 (Milestone Consideration) and to have any maturity date falling no earlier than [***] ([***]) months after the date of such issue;

“[***]” means [***], a joint stock company [***] incorporated in [***] with the [***] with registered number [***];

“[***] Acknowledgement” means the acknowledgement from [***], acknowledging the settlement of the [***] Loan subject only to receipt of the [***] Loan Repayment Amount;

“[***] Loan” means the Euro [***] loan from [***] to Creabilis Italy pursuant to a loan agreement between [***] and Creabilis Italy dated 11 June 2009, as amended on 19 September 2013;

“[***] Loan Repayment Amount” means the amount payable by Creabilis Italy under the [***] Loan being Euro[***] in order to settle the [***] Loan at Completion (including, for the avoidance of doubt, any accrued interest and any early repayment, prepayment, or break costs, fees or penalties and any legal costs and expenses incurred in connection with the repayment of the [***] Loan);

“Net Debt Amount” means:

(a)	the Third Party Debt; less

(b)	the Cash Balances,

as shown on the Net Debt Statement;

“Net Debt Statement” has the meaning given in paragraph 1.4 of Schedule 6 (Completion Accounts);

“Net Working Capital Amount” means the Net Working Capital Amount as shown on the Net Working Capital Statement;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

“Net Working Capital Statement” has the meaning given in paragraph 1.4 of Schedule 6 (Completion Accounts);

“New Consultancy Agreement” means a consultancy agreement in the Agreed Form between Creabilis UK Limited and [***];

“Non-Surrendering Optionholders” means each of [***];

“Outstanding Options” means the outstanding share options held by any Employee or Former Employee and which are set out in the Disclosure Letter;

“Owned Intellectual Property” has the meaning given in paragraph 16.1 of Part 1(b) of Schedule 4 (Business Warranties of the Warrantors);

“Personal Data” has the meaning given by the Data Protection Act 1998;

“Phase 2b Clinical Trial” means Clinical Trial of a Qualifying Product designed to determine the safe and effective dose range in the proposed therapeutic indication as and to the extent defined for the U.S. in 21 C.F.R. § 312.21(b), as amended from time to time, or equivalent law or regulation in regulatory jurisdictions outside the U.S.;

“Phase 3 Clinical Trial” means a pivotal Clinical Trial of a Qualifying Product with a defined dose or a set of defined doses of such Qualifying Product on sufficient numbers of human patients designed to confirm with statistical significance the safety and efficacy of such Qualifying Product and to support a Regulatory Authorisation for the proposed indication as and to the extent defined for the U.S. in 21 C.F.R. § 312.21(c), as amended from time to time, or equivalent law or regulation in regulatory jurisdictions outside the U.S.;

“Preferred Shares” means together the 8,250,000 class ‘A’ preferred shares of £0.01 each in the capital of the Company and the 17,879,785 class ‘B’ preferred shares of £0.01 each in the capital of the Company;

“Properties” means the UK Property and the Italy Property;

“Purchaser Common Stock” has the meaning given in paragraph 3.1 of Part 2 of Schedule 4 (Warranties of Purchaser);

“Purchaser Group” means the Purchaser and each of its Affiliates including, for the avoidance of doubt, the Group Companies from Completion;

“Purchaser IRA” means the Amended and Restated Investors’ Rights Agreement, dated as of October 8, 2015 by and between Purchaser and the Investors listed on Schedule A thereto and the Key Holders listed on Schedule B thereto;

“Purchaser Preferred Stock” has the meaning given in paragraph 3.1 of Part 2 of Schedule 4 (Warranties of Purchaser);

“Purchaser ROFR” means the Right of First Refusal and Co-Sale Agreement, dated as of October 8, 2015 by and between Purchaser and the Investors listed on Schedule A thereto and the Key Holders listed on Schedule B thereto;

“Purchaser Series A-1 Preferred Stock” has the meaning given in paragraph 3.1 of Part 2 of Schedule 4 (Warranties of Purchaser);

“Purchaser Series A-2 Preferred Stock” has the meaning given in paragraph 3.1 of Part 2 of Schedule 4 (Warranties of Purchaser);

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

“Purchaser Series A-3 Preferred Stock” has the meaning given in paragraph 3.1 of Part 2 of Schedule 4 (Warranties of Purchaser);

“Purchaser Stock” means (a) if the common stock of the Purchaser is not admitted to trading on NYSE or NASDAQ, the most recently issued series of Preferred Stock of the Purchaser in a bona fide equity financing; or (b) if the common stock of the Purchaser is admitted to trading on NYSE or NASDAQ, shares of Common Stock of the Purchaser;

“Purchaser Stockholder Agreements” means, collectively, the Purchaser IRA, Purchaser ROFR and Purchaser Voting Agreement;

“Purchaser Stock Price” means, as of such date of determination, either (a) if the common stock of the Purchaser is not admitted to trading on NYSE or NASDAQ, the price per share of Purchaser Stock sold in the most recent bona fide equity financing; or (b) if the common stock of the Purchaser is admitted to trading on NYSE or NASDAQ the volume weighted average price of the Purchaser Stock as reported on the applicable national exchange on which the shares are primarily traded and listed for the preceding twenty (20) day trading period;

“Purchaser Voting Agreement” means the Amended and Restated Investors’ Rights Agreement, dated as of October 8, 2015 by and between Purchaser and the Stockholders listed on the signature pages thereto;

“Purchaser’s Bank Account” means such bank account as the Purchaser shall notify to the Vendors’ Representative at least [***] ([***]) Business Days before the relevant due date for payment;

“Purchaser’s Solicitors” means Latham & Watkins (London) LLP of 99 Bishopsgate, London EC2M 3XF;

“Qualifying Financing” means an equity financing by a member of the Purchaser Group occurring after the Completion Date in which the Purchaser issues preference equity interests (or securities convertible into preference equity interests) for an aggregate subscription amount of not less than US$[***];

“Qualifying Product” means any [***] Product or [***] Product;

“Qualifying Product Worldwide Net Sales” means the gross amount invoiced for sales of a Qualifying Product or a Combination Product, by the Company, any of its Affiliates or licensees appointed by the Company or any of its Affiliates, less any Deductions; provided that, with respect to any Combination Product, Qualifying Product Worldwide Net Sales of the Combination Product will be calculated as follows:

(a)	if [***] and/or [***], as applicable, and the other active component(s) each are sold independently in such country, Qualifying Product Worldwide Net Sales will be calculated by multiplying the total Qualifying Product Worldwide Net Sales (as described above) of the Combination Product by the fraction A/(A+B), where A is the average gross selling price in such country of [***] and/or [***], as applicable, sold separately in the same dosage, and B is the sum of the average gross selling prices in such country of such other active component(s) sold separately in the same dosage, during the applicable calendar year;

(b)

if [***] and/or [***], as applicable, are sold independently of the other active component(s) in the Combination Product in such country, but the average gross selling price of such other active component(s) cannot be determined, Qualifying Product Worldwide Net Sales will be calculated by multiplying the total Qualifying Product Worldwide Net Sales (as described above) of the Combination Product by the

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

fraction A/C where A is the average gross selling price in such country of [***] and/or [***], as applicable, sold independently and C is the average gross selling price in such country of the entire Combination Product, during the applicable calendar year;

(c)	if [***] and/or [***], as applicable, are not sold independently of the Combination Product, and the other active component(s) are sold independently of the Combination Product in such country, Qualifying Product Worldwide Net Sales will be calculated by multiplying the total Qualifying Product Worldwide Net Sales (as described above) of the Combination Product by the fraction 1-(B/C), where B is the average gross selling price in such country of such other active component(s) and C is the average gross selling price in such country of the entire Combination Product, during the applicable calendar year; and

(d)	if neither [***] and/or [***], as applicable nor the other active component(s) are sold independently in such country, during the applicable calendar year, the Purchaser shall, acting reasonably and in good faith, determine Qualifying Product Worldwide Net Sales for such Combination Product based on the relative contribution of [***] and/or [***], as applicable, and the other active ingredient(s) in the Combination Product;

“Quarter Day” means each of 31 March, 30 June, 30 September and 31 December each year;

“Registered Intellectual Property” has the meaning given in paragraph 16.1 of Part 1(b) of Schedule 4 (Business Warranties of the Warrantors);

“Regulatory Authorisations” means any and all Marketing Authorisations, licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any Health Care Laws;

“Regulation S” means Regulation S promulgated under the Securities Act;

“Regulatory Authorities” means the FDA, the EMA and any comparable foreign regulatory authority;

“Relevant Claim” has the meaning given in Clause 20.7;

“Relevant Transfer” has the meaning given in paragraph of 19.9 of Part 1(b) of Schedule 4 (Business Warranties of the Warrantors);

“R&D Expenditure” means expenditure on research and development as defined in section 1138 of the United Kingdom Corporation Tax Act 2010;

“R&D Tax Credit” means the cash payment due from HM Revenue & Customs to the Company pursuant to section 1054 of the United Kingdom Corporation Tax Act 2009 in respect of qualifying R&D Expenditure incurred by the Company on or before 30 November 2016 in respect of which an amount was included in the Cash Balances as the R&D Tax Credit Amount;

“R&D Tax Credit Amount” means £[***];

“Reporting Accountants” means Ernst & Young LLP or, if that firm is unable or unwilling to act in any matter referred to them under this Agreement, an independent firm of internationally recognised chartered accountants to be agreed upon by the Vendors’ Representative and the Purchaser within five (5) Business Days of a notice by one to the other requiring such agreement or, failing such agreement, to be nominated on the application of either of them by or on behalf of the President for the time being of the Institute of Chartered Accountants in England and Wales;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

“Representatives” means, in relation to a party, its Affiliates and their respective directors, officers, employees, agents, consultants and advisers;

“Restricted Business” means any business which would be in competition with any part of the business of the Group as carried on at any time during the [***] immediately prior to Completion, namely the business of [***];

“Restricted Territories” means [***] and any other countries in which the Group’s business is carried on;

“Second Milestone Consideration” means US$[***] aggregate principal amount of Purchaser Stock issued as fully paid at the Purchaser Stock Price measured as of the date of the event triggering the issuance of such shares of Purchaser Stock;

“Second Sales Milestone Period” means the first calendar year in which Qualifying Product Worldwide Net Sales equal or exceed the Second Sales Threshold;

“Second Sales Threshold” means US$[***] of Qualifying Product Worldwide Net Sales;

“Securities Act” means the U.S. Securities Act of 1933, as amended;

“Series A-3 Stock” means the Series A-3 Preferred Stock of the Purchaser;

“Service Agreements” means the service agreements in the Agreed Form to be entered into between Creabilis Italy and each of [***] (respectively);

“Settled Claim” means any Claim or any Indemnity Claim that is (i) admitted by the Vendors’ Representative; or (ii) proved in a court of competent jurisdiction and either (A) where leading counsel (jointly chosen by the Purchaser and the Vendors’ Representative) is of the opinion that it is not reasonable to proceed with any appeal taking into account the interests of, on the one hand, the Purchaser and the Group Companies and the interest of the relevant Vendors on the other hand or (B) from where there is no right of appeal or there has ceased to be a right of appeal;

“Settled Relevant Claim” has the meaning given in Clause 20.7;

“Settled Tax Covenant Claim” has the meaning given to it in paragraph 5 of Schedule 8;

“Settlement Agreement” means a settlement agreement in the Agreed Form between Creabilis UK Limited and Alexander Robert Leech;

“Severance Costs” means the payment to be made to Alexander Leech pursuant to the terms of the Settlement Agreement but excluding the Employee Transaction Bonus payable to Alexander Leech;

“Shareholder Agreement” means any agreement between the former and/or current shareholders of the Company relating to the affairs of the Company;

“Shares” means the 3,000,000 ordinary shares of £0.01 each in the capital of the Company and the Preferred Shares, all of which have been issued and are fully paid;

“Stock Milestone Consideration” means any Milestone Consideration to be issued to the Vendors in Purchaser Stock pursuant to Schedule 7 (Milestone Consideration);

“Subsidiary” means the companies whose details are set out in Part 2 of Schedule 2 (Particulars of the Company and the Subsidiaries);

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

“Supply Chain Failure” means a failure [***] by [***] to [***] the [***] with [***] within [***] ([***]) months of [***] which [***] the [***];

“Surrendering Optionholders” means all holders of Outstanding Options other than the Non-Surrendering Optionholders;

“Target Net Working Capital Amount” means US$[***];

“Tax” means:

(a)	all forms of tax, levy, impost, contribution, duty, liability and charge in the nature of taxation (including payment under the Corporation Tax (Instalment Payments) Regulations 1998) and all related withholdings or deductions of any nature (including, for the avoidance of doubt, PAYE and National Insurance contribution liabilities in the United Kingdom and corresponding obligations elsewhere); and

(b)	all fines, penalties, charges and interest, incidental or relating thereto,

wherever and whenever imposed and whether directly or primarily chargeable against, recoverable from or attributable to any of the Group Companies or another person (and “Taxes” and “Taxation” shall be construed accordingly);

“Tax Authority” means a taxing or other governmental (local or central), state or municipal authority (whether within or outside the United Kingdom) competent to impose a liability for, administer, assess, levy or collect Tax;

“Tax Claim” means any Tax Warranty Claim and/or any Tax Covenant Claim;

“Tax Covenant Claim” means any claim by the Purchaser under paragraph 2 of Schedule 8 (Tax Covenant);

“Tax Return” means any return, declaration or computation relating to Taxes, including any schedule, supplement or attachment thereto, and including any amendment thereof;

“Tax Warranties” means the Warranties set out in paragraph 22 of Part 1(b) of Schedule 4 (Business Warranties of the Warrantors) and Tax Warranty shall be construed accordingly;

“Tax Warranty Claim” means any Claim for breach of any of the Tax Warranties;

“Third Milestone Consideration” means US$[***] aggregate principal amount of Purchaser Stock issued as fully paid at the Purchaser Stock Price measured as of the date of the event triggering the issuance of such shares of Purchaser Stock;

“Third Party Claim” has the meaning given in paragraph 8 of Schedule 5 (Limitations on Liability);

“Third Party Debt” means the aggregate amount of:

(a)	all indebtedness pursuant to obligations, contingent or otherwise, under financial instruments, including but not limited to, outstanding loan agreements, finance leases, operating and capitalised leases, contract hire agreements, debt purchase contracts, acceptance credits, letters of credit, surety bonds, factoring, discounting or similar facilities, loan stocks, bonds, debentures, notes, debt or inventory financing, sale and leaseback arrangements, overdrafts, a bank guarantee or any guarantee of any of the foregoing, whether or not evidenced by a note, mortgage, indenture or similar instrument provided that Third Party Debt shall not include any performance guarantee or any other guarantee that is not a guarantee of other Third Party Debt or

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

any other financing indebtedness or other arrangements the purpose of which is to raise money, owed by any of the Group Companies to any third party (not being a Group Company) as at the close of business on the Completion Date but excluding the Transaction Costs, the [***] Loan, the [***] Loan, the [***] Loan, the [***] Loan and any intra-group loans;

(b)	all indebtedness arising from any break fees or prepayment penalties, premiums, fees, costs or expenses which may be incurred by any Group Company in relation to the repayment or termination of any of the foregoing on the Completion Date and any future end of life payments in relation to any finance leases where the underlying asset will be required by any Group Company following Completion;

(c)	all indebtedness pursuant to net obligations owed by any of the Group Companies under or in accordance with foreign exchange contracts, derivative instruments, unpaid deferred consideration including but not limited to the deferred purchase price of property or services, unpaid deferred revenues, accrued but unpaid dividends, unpaid fees, outstanding amounts due to shareholders, employment related payments and bonuses (other than in the ordinary course), the cost of making good dilapidations and/or costs of repair on or to any of the properties owned, leased or used by any Group Company and any costs, fees and expenses payable by any Group Company in connection with the Transaction;

(d)	all indebtedness arising from any transaction costs or expenses as incurred by the Group in connection with the Transaction, but excluding the Transaction Costs and for the purposes of this sub-paragraph only, the Severance Costs;

(e)	the deferred portion or instalments of purchase price, and any amounts reserved for the payment of a contingent purchase price (including, without limitation, a reasonable estimate amount of any potential future earnout payments), in connection with the acquisition of any business, and any retention, severance, change of control or similar payments payable to any employee, officer, director, broker, finder, agent or counsel of any Group Company after the completion of any such acquisition, but excluding for the purposes of this sub-paragraph only, the Severance Costs and any Italian Severance Liability;

(f)	any due or accrued Tax of any Group Company, including any Tax payable or incurred by any Group Company in respect of any of (a) to (e) (inclusive) (to the extent such Tax is not included in the Net Working Capital Amount);

“Total Consideration” has the meaning given in Clause 3.1;

“Transaction” means the transactions contemplated by this Agreement and/or the other Transaction Documents or any part thereof;

“Transaction Costs” means the transaction costs of the Company as further detailed in Schedule 10, including, without limitation, any financial, accounting, tax, legal and other advisory fees, costs and expenses incurred by the Company (but not paid prior to Completion) in connection with the preparation for, negotiation and implementation of the transactions contemplated by this Agreement together with any irrecoverable VAT charged thereon;

“Transaction Documents” means this Agreement, the Disclosure Letter, the Service Agreements and any other documents in Agreed Form, excluding the Joinder Document and the Certificate of Amendment;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

“Transferee” means the person or persons to which shares in the Company, shares in the Purchaser, [***] or [***] are transferred pursuant to a Change of Control or Disposal (as applicable);

“Treasury Regulations” means the regulations issued by the U.S. Internal Revenue Service under Code, as such regulations may be amended from time to time;

“UK Property” means the lease related to [***] pursuant to a lease agreement between [***], as the landlord, and Creabilis UK Limited, as the tenant, dated 10 August 2011;

“VAT” means (i) any Tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112), and (ii) any other Tax of a similar nature whether imposed in a Member State of the European Union in substitution for, or levied in addition to, such Tax referred to in paragraph (i) above, or imposed elsewhere;

“[***]” means [***], a joint stock company [***] incorporated in [***] with the [***] with registered number [***];

“[***] Loan” means the Euro [***] loan from [***] to Creabilis Italy pursuant to a loan agreement between [***] and Creabilis Italy dated 11 December 2012, as amended on 7 May 2016;

“[***] Loan Repayment Amount” means the amount payable by Creabilis Italy under the [***] Loan being Euro[***] in order to settle the [***] Loan at Completion (including, for the avoidance of doubt, any accrued interest and any early repayment, prepayment, or break costs, fees or penalties);

“[***] Settlement Agreement” means the settlement agreement signed by Creabilis Italy in the Agreed Form in connection with the settlement of the [***] Loan as at Completion;

“Vendor Group” means in respect of any Institutional Vendor, such Institutional Vendor and each of its Affiliates excluding, for the avoidance of doubt, the Group Companies;

“Vendors’ Bank Account” means the [***] (or such other account as elected by the Advisory Committee and notified by the Vendors’ Representative to the Purchaser at least [***] ([***]) Business Days before the relevant due date for payment);

“Warranties” means the warranties set out in Clause 7 and Part 1(a) of Schedule 4 (Fundamental Warranties of the Vendors) and 1(b) of Schedule 4 (Business Warranties of the Warrantors);

“Warrantor” means each of Alexander Robert Leech and Simon Thomas Russell and “Warrantors” means both of them;

“Warranty Claim” means a claim in respect of any breach of the Business Warranties;

“Warrantor Liability” means liability of a Warrantor arising pursuant to a Settled Claim (otherwise than in respect of a breach of a Fundamental Warranty) or any Settled Tax Covenant Claim; and

“Working Hours” means 9:30 am to 5:30 pm on a Business Day.

1.2	In this Agreement, unless the context otherwise requires:

(a)	“holding company” and “subsidiary” mean “holding company” and “subsidiary” respectively as defined in section 1159 of the Companies Act 2006 and “subsidiary undertaking” means “subsidiary undertaking” as defined in section 1162 of the Companies Act 2006;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

(b)	every reference to a particular Law shall be construed also as a reference to all other Laws made under the Law referred to and to all such Laws as amended, re-enacted, consolidated or replaced or as their application or interpretation is affected by other Laws from time to time and whether before or after Completion provided that, as between the parties, no such amendment or modification shall apply for the purposes of this Agreement to the extent that it would impose any new or extended obligation, liability or restriction on, or otherwise adversely affect the rights of, any party;

(c)	where Warranties are qualified by the expression “so far as the Warrantors are aware” (or any similar expression) each Warrantor shall be deemed only to have knowledge of anything of which he or any other Warrantor is actually aware after they have made due and careful enquiries of each other, of [***] and of each of the Key Employees;

(d)	references to clauses and schedules are references to Clauses of and Schedules to this Agreement, references to paragraphs are references to paragraphs of the Schedule in which the reference appears and references to this Agreement include the Schedules;

(e)	references to the singular shall include the plural and vice versa and references to one gender include any other gender;

(f)	references to a “party” means a party to this Agreement and includes its successors in title, personal representatives and permitted assigns;

(g)	references to a “person” includes any individual, partnership, body corporate, corporation sole or aggregate, state or agency of a state, and any unincorporated association or organisation, in each case whether or not having separate legal personality;

(h)	references to a “company” includes any company, corporation or other body corporate wherever and however incorporated or established;

(i)	references to “sterling”, “pounds sterling” or “£” are references to the lawful currency from time to time of the United Kingdom;

(j)	references to “USD”, “US$”, “dollars”, “United States Dollars” or “$” are references to the lawful currency from time to time of the United States of America;

(k)	references to “Euro” or “€ ” are references to the lawful currency from time to time of the European Union;

(l)	for the purposes of applying a reference to a monetary sum expressed in sterling, an amount in a different currency shall be deemed to be an amount in sterling translated at the Exchange Rate at the relevant date;

(m)	references to times of the day are to London time unless otherwise stated;

(n)	references to writing shall include any modes of reproducing words in a legible and non-transitory form;

(o)	references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court official or any other legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

(p)	words introduced by the word “other” shall not be given a restrictive meaning because they are preceded by words referring to a particular class of acts, matters or things; and

(q)	general words shall not be given a restrictive meaning because they are followed by words which are particular examples of the acts, matters or things covered by the general words and the words “includes” and “including” shall be construed without limitation.

1.3	The headings and sub-headings in this Agreement are inserted for convenience only and shall not affect the construction of this Agreement.

1.4	Each of the schedules to this Agreement shall form part of this Agreement.

1.5	References to this Agreement include this Agreement as amended or varied in accordance with its terms.

1.6	All warranties, representations, indemnities, covenants, agreements and obligations given or entered into by more than one Vendor under this Agreement are, unless otherwise stated, given or entered into severally.

2.	SALE OF SHARES

2.1	On the terms set out in this Agreement, each Vendor (acting severally) shall sell and the Purchaser shall purchase the Shares set out next to his, her or its name in column (2) of the table at Schedule 1 (The Vendors) with effect from Completion, with full title guarantee, free from all Encumbrances, together with all rights attaching to the Shares as at Completion (including all dividends and distributions declared, paid or made in respect of the Shares after the Completion Date).

2.2	Each of the Vendors (acting severally) irrevocably waives any right of pre-emption or other restriction on transfer in respect of his, her or its Shares under the Articles or otherwise.

2.3	Each Vendor who is a Seller of Preferred Shares hereby irrevocably waives any right he, she or it has to any accrued but unpaid Preferred Dividend (as such term is defined in the Articles) in respect of his, her or its Preferred Shares.

2.4	The Purchaser shall be responsible for the payment of all stamp duty (and, if applicable, stamp duty reserve tax) on this Agreement and the transfers in respect of the Shares at Completion, and the cost of such Tax shall be borne solely by the Purchaser.

2.5	On Completion, each Vendor severally agrees, if and to the extent that they are a party to the same, to the termination and release of each of the other Vendors’ liabilities owing to them under any and all shareholders’ agreements between them as shareholders of the Company and the release of the Company from all of its obligations owing to them thereunder, including without limitation with respect to any rights they may have to bring any claims against the Company for any breach of any such agreements.

3.	CONSIDERATION

3.1	The purchase price for the sale of the Shares shall be:

(a)	the Final Upfront Consideration; and

(b)	the Milestone Consideration,

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

(the Final Upfront Consideration and Milestone Consideration together being referred to hereinafter as the “Total Consideration”)

Upfront Consideration

3.2	The aggregate amount of consideration payable by the Purchaser to the Vendors for the Shares pursuant to this Agreement on the Completion Date shall be the sum of the amounts due under clause 3.3(a) and 3.3(b) below less the Estimated Net Debt Amount (the resulting amount being referred to hereinafter as the “Initial Upfront Consideration”), subject to adjustment as set out in Clauses 3.5 and 3.6.

3.3	At Completion the Purchaser shall:

(a)	pay £170,000 in cash by transfer of funds for same day value to the Vendors’ Bank Account in accordance with Clause 20.2; and

(b)	issue, in aggregate, 8,263,097 units of Series A-3 Stock (the “Consideration Stock”) to the Vendors in the proportions detailed in column three (3) of the table included at Schedule 1.

3.4	Each Vendor irrevocably authorises the Purchaser to pay all cash sums due to them under this Agreement to the Vendors’ Bank Account on their behalf in accordance with Clause 20.2.

3.5	The parties shall comply with the requirements set out in Schedule 6 (Completion Accounts). The Initial Upfront Consideration shall be adjusted as follows:

(a)	there shall be added an amount, if any, by which the Net Working Capital Amount exceeds the Target Net Working Capital Amount;

(b)	there shall be deducted an amount, if any, by which the Target Net Working Capital Amount exceeds the Net Working Capital Amount;

(c)	there shall be added an amount, if any, by which the Estimated Net Debt Amount exceeds the Net Debt Amount; and

(d)	there shall be deducted an amount, if any, by which the Net Debt Amount exceeds the Estimated Net Debt Amount,

(such adjusted amount the “Final Upfront Consideration”).

3.6	Within five (5) Business Days, starting on the day after the Completion Accounts become binding in accordance with the provisions of Schedule 6 (Completion Accounts):

(a)	if the Final Upfront Consideration exceeds the Initial Upfront Consideration then the Purchaser shall pay to the Vendors by making a payment to the Vendors’ Bank Account on their behalf in accordance with Clause 3.4 and Clause 20.2 an amount equal to such excess; and

(b)	if the Initial Upfront Consideration exceeds the Final Upfront Consideration (a “Shortfall”) then such Shortfall shall be owed by the Vendors to the Purchaser but may only be satisfied out of and deducted from the Milestone Consideration payments due to the Vendors in accordance with Clause 20.6.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

Milestone Consideration

3.7	The parties shall comply with the requirements set out in Clauses 3.7 to 3.10 and Schedule 7 (Milestone Consideration) (including all payment obligations set out therein) in relation to the determination and payment of the Milestone Consideration (if any).

3.8	Prior to any Milestone Consideration being payable by the Purchaser to the Vendors, the Vendors’ Representative shall provide to the Purchaser an allocation as determined by the Advisory Committee, of the payable Milestone Consideration between the Vendors (at least ten (10) Business Days prior to the payment date) and such Milestone Consideration shall be settled by the Purchaser as follows:

(a)	for any part of the Milestone Consideration to be settled in cash, then:

(i)	in respect of the Individual Vendors, the issuance by the Purchaser on the applicable date for the payment of the Milestone Consideration, of the Milestone Consideration Loan Notes to each of the Individual Vendors in proportions notified to the Purchaser by the Vendors’ Representative; and

(ii)	in respect of the Institutional Vendors, by the Purchaser paying the relevant Milestone Consideration due to each of the Institutional Vendors to the Vendors’ Bank Account in accordance with Clause 20.1 on the applicable date for the payment of the Milestone Consideration; and

(b)	for any part of the Milestone Consideration to be settled by the issuance of Purchaser Stock, by the issuance by the Purchaser on the applicable date for the payment of the Milestone Consideration, of the Purchaser Stock to each of the Vendors equal, in principal amount, to the relevant Milestone Consideration due to such Vendor as notified to the Purchaser, provided that in no circumstance shall the aggregate amount of the Milestone Consideration paid or issued pursuant to this Clause 3.8 exceed the relevant Milestone Consideration amount.

3.9	On redemption of any Milestone Consideration Loan Notes the Purchaser shall pay the amount outstanding to the relevant Vendor who holds such Milestone Consideration Loan Notes within 15 Business Days of the redemption of any Milestone Consideration Loan Notes.

3.10	Notwithstanding anything to the contrary in this Agreement, no fractional shares of Consideration Stock will be issued, and no certificates for any such fractional shares shall be issued hereunder. In lieu thereof, each Vendor who would otherwise be entitled to receive a fraction of a share of Consideration Stock (after aggregating all fractional shares of Consideration Stock to be received by such Vendor) shall receive an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) US$1.2102.

3.11	In the event that the Purchaser is required to issue Milestone Consideration consisting all or in part of Purchaser Stock and Vendor (or its assignees) is no longer a non-“U.S. Person” (as such term is defined in Regulation S) or the issuance of the Purchaser Stock to such Vendor (or its assignees) would not otherwise qualify for exemption from the registration requirements of the Securities Act under Regulation S, the Company shall use its reasonable efforts to rely on another applicable exemption from registration under the Securities Act or, in circumstances where no applicable exemption is available, pay such Vendor (or its assignees) the applicable Milestone Consideration solely in cash, or in Milestone Consideration Loan Notes pursuant to Clause 3.8 if such Vendor is an Individual Vendor.

3.12	If, after Completion any Vendor is in or comes into possession of any amounts attributable to any other Vendor then as soon as reasonably practicable following any request by the Vendor

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

which has the right to such amounts, the relevant Vendor shall use all reasonable endeavours to ensure that the person in possession of that relevant amount does or causes to be done all such things as the Vendor entitled to such amount may from time to time reasonably require, in order to transfer possession of such relevant amount to the owner.

3.13	Any payments required to be made under Clause 3.6 and 3.7 and Schedule 7 (Milestone Consideration) or any deduction to made under Clause 3.6(b) shall, for the avoidance of doubt, be treated as adjusting the Final Upfront Consideration, or the Milestone Consideration (as applicable), thus resulting in the Total Consideration.

4.	COMPLETION

4.1	Completion shall take place at the offices of the Purchaser’s Solicitors immediately following execution of this Agreement.

4.2	At Completion:

(a)	each of the Vendors shall do or procure the carrying out of all those things listed in paragraph 1 of Schedule 3 (Completion Obligations); and

(b)	the Purchaser shall do or procure the carrying out of all those things listed in paragraph 2 of Schedule 3 (Completion Obligations).

All documents and items delivered and payments made in connection with Completion shall be held by the recipient to the order of the person delivering them until such time as Completion takes place.

4.3	Neither the Vendors nor the Purchaser are obliged to complete this Agreement if:

(a)	any party fails to comply with all its obligations under this Clause 4 and Schedule 3 (Completion Obligations); and

(b)	the purchase of all the Shares under this Agreement is not completed simultaneously.

4.4	Save as expressly provided for in this Agreement, no party shall have any right to terminate or rescind this Agreement.

5.	POST-COMPLETION OBLIGATIONS

5.1	Each of the Vendors severally undertakes to the Purchaser to procure that, as soon as reasonably practicable after the Completion Date and in any event within thirty (30) Business Days therefrom, the name of any member of its Vendor Group which consists of or incorporates the word “Creabilis”, is changed to a name which does not include and is not capable of confusion with such word.

5.2	The Vendors shall make reasonable efforts to send to the Purchaser (at the Purchaser’s registered office) all records, correspondence, documents, files, memoranda and other papers of which they are in possession and become aware and which would reasonably be considered to be property of a Group Company and to the extent the same are not otherwise required to be delivered at Completion or kept (or copies of which are kept) at any of the Properties or on the computer systems of any Group Company.

6.	DEVELOPMENT OF THE PRODUCTS

6.1	Each of the Vendors and Purchaser shall appoint a specific individual who shall be available and shall act as a “Liaison Person” to facilitate communications among the parties relating to developmental activities. Any changes to a Liaison Person shall be notified to the other parties in writing. In the case of the Vendors, the Liaison Person shall be Stockholder Observer (as defined in the Board Observer Rights Letter).

6.2	The Purchaser shall provide to the Liaison Person appointed on behalf of the Vendors, such information and at such times, as is set out in paragraph 7 of Schedule 7 (Milestone Consideration).

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

7.	WARRANTIES

7.1	Save for Warranty 1.1 of the Fundamental Warranties set out in Part 1(a) of Schedule 4 (Fundamental Warranties of the Vendors) (which Warranty shall be given solely by the Institutional Vendors on a several basis), each Vendor severally (and not jointly or jointly and severally) warrants to the Purchaser, as to such Vendor, and not as to any other Vendor, as at the date of this Agreement, each of the Fundamental Warranties set out in Part 1(a) of Schedule 4 (Fundamental Warranties of the Vendors).

7.2	Each of the Warrantors jointly and severally warrants to the Purchaser as of the date of this Agreement in the terms of the Business Warranties set out in Part 1(b) of Schedule 4 (Business Warranties of the Warrantors).

7.3	Notwithstanding that nothing in this Clause 7.3 shall give the Purchaser any entitlement to rescind or terminate this Agreement or bring a claim against the Warrantors or any Vendor for misrepresentation, the Vendors acknowledge that the Purchaser is entering into this Agreement on the basis of and in reliance on the terms of the Business Warranties given by the Warrantors.

7.4	Each of the Warranties is separate and independent and, unless otherwise specifically provided, shall not be restricted or limited by reference to any other representation, warranty or term of this Agreement.

7.5	The Business Warranties are qualified by and given subject to all matters fairly disclosed with sufficient details to enable the Purchaser to identify the nature and scope of the matter disclosed in this Agreement or the Transaction Documents or in the Data Room.

7.6	Any Claim shall be subject to and the liability of the Vendors and Warrantors shall be limited by the provisions of this Clause 7 and Schedule 5 (Limitations on Liability) to the extent stated therein.

7.7	The Warrantor Liability in respect of any Warranty Claim shall be settled in accordance with Clause 20.

7.8	Each of the Vendors waives any rights and remedies they may have against any member of the Group or any Group Company or any of their respective present or former employees, directors, agents, officers or advisers with respect to claims arising out of any information, opinion or advice supplied or given (or omitted to be supplied or given) in connection with the Transaction or generally other than in the case of fraud and agrees that no such rights or remedies shall constitute a defence to any claim by the Purchaser under this Agreement.

7.9	A Settled Claim or a Settled Tax Covenant Claim may only be satisfied out of and deducted from any Milestone Consideration due to the Vendors and no Warrantor shall have any liability to any other Vendor in respect of any liability satisfied from the Milestone Consideration.

8.	INDEMNITY

The Warrantors undertake to indemnify the Purchaser against any Italian Severance Liability which has been suffered or incurred by Creabilis Italy and which has been notified by the

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

Purchaser to the Vendors’ Representative in writing on or before the date that is eighteen (18) months from the date of Completion up to a maximum aggregate amount of €160,000 (exclusive of any relevant employer’s National Insurance contributions or similar social security contributions or employment Taxes) provided that the Purchaser’s sole recourse shall be limited to any future Milestone Consideration which is payable after any such liabilities have been incurred.

9.	PURCHASER WARRANTIES

The Purchaser warrants to each Vendor as at the date of this Agreement in the terms set out in Part 2 of Schedule 4 (Warranties of Purchaser).

10.	VENDOR MATTERS

10.1	Each Vendor hereby irrevocably appoints Shareholder Representative Services LLC as such Vendor’s sole representative and agent (the “Vendors’ Representative”) to act on such Vendors’ behalf following Completion as the Vendors’ representative for all purposes contemplated by this Agreement and any documents ancillary to this Agreement, including for the purposes of:

(a)	accepting and giving notices on behalf of such Vendor;

(b)	making elections and granting any consent or approval on behalf of such Vendor under this Agreement;

(c)	approving and executing any document on behalf of such Vendor to give effect to the payment of any amounts owed to the Purchaser and set off against the Milestone Consideration;

(d)	authorising any payment from the Purchaser under this Agreement on behalf of such Vendor to the Vendors’ Bank Account, for distribution to such Vendor the amount the Vendor is entitled to;

(e)	defending, negotiating, compromising, settling and releasing on behalf of such Vendor any rights and claims (including legal proceedings) which the Purchaser may threaten or pursue in respect of any breach of, or right under, this Agreement or any other Transaction Document;

(f)	confirming the allocation between the Vendors, as determined by the Advisory Committee, of the Milestone Consideration to be made under this Agreement;

(g)	enforcing, negotiating, compromising, settling and releasing on behalf of such Vendor any rights and claims (including legal proceedings) which he may have, threaten or pursue against the Purchaser (or any other person) in respect of any breach of, or right under, this Agreement or any other Transaction Document;

(h)	taking any and all actions that may be necessary or desirable in connection with the payment of the costs and expenses incurred under this Agreement; and

(i)	generally taking any and all other actions and doing any and all other things provided in or contemplated by this Agreement or any agreements ancillary hereto to be performed by such Vendor or the Vendors’ Representative.

10.2	Each Vendor hereby irrevocably (by way of security for the performance of his obligations under this Agreement) appoints the Vendors’ Representative as its agent with full authority on his behalf and in the Vendor’s name, as applicable, or otherwise, to do all acts and to execute and deliver such documents or deeds as are required by law or as may, in the opinion of the Vendors’ Representative, be required or permitted to give effect to the matters described in Clause 10.1.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

10.3	The Vendors’ Representative shall act in good faith in accordance with what the Vendors’ Representative believes to be the best interests of the Vendors (generally and not individually) when exercising any power or authority conferred on it under this Clause 10.

10.4	Save in the event of fraud, any action undertaken by the Vendors’ Representative with the written approval of the Advisory Committee shall be deemed to be in accordance with the requirements of Clause 10.3.

10.5	The Vendors’ Representative shall consult with any Vendor to the extent a claim is threatened or pursued by the Purchaser in respect of any breach of, or right under, this Agreement or any other Transaction Document and which specifically concerns any actual or alleged act or default of that Vendor.

10.6	The Vendors’ Representative may resign at any time. The Vendors may, by written notice signed by an Investor Majority (a “Change Of Vendors’ Representative Notice”), remove an incumbent Vendors’ Representative from such position and appoint another person to act as Vendors’ Representative in substitution thereof (a “New Vendors’ Representative”). A Change Of Vendors’ Representative Notice shall be effective only once a copy thereof has been served on both the incumbent Vendors’ Representative and the Purchaser.

10.7	A New Vendors’ Representative so appointed shall, with effect from the time of its appointment, execute a deed of adherence in favour of the Vendors and the Purchaser pursuant to which it shall agree to adhere to, and be bound by, this Agreement as though named herein as the Vendors’ Representative and the parties agree that such substitute New Vendors’ Representative shall be conferred the rights, power and authorities (including as set out in this Clause 10) of the Vendors’ Representative as set out in this Agreement and entitled to directly enforce the same (notwithstanding that it may not have initially been a signatory hereto). A copy of such deed of adherence shall be delivered to the Purchaser at the same time as the Change Of Vendors’ Representative Notice is served thereon under Clause 10.3.

10.8	Any action taken or any exercise of powers under this Agreement by the Vendors’ Representative or any New Vendors’ Representative shall be binding on each Vendor for the purposes of this Agreement, shall be deemed to be done by each Vendor, and the Purchaser shall be entitled to assume that any action taken by the Vendors’ Representative or any New Vendors’ Representative whose appointment has been notified in accordance with this Clause 10 is binding on all of the Vendors and the parties shall be entitled to rely on the same. The Purchaser shall not be required to make further enquiries in respect thereof. The Purchaser shall have no obligation to monitor or supervise the Vendors’ Representative or any New Vendors’ Representative. The Purchaser shall not be liable to any of the Vendors for any action taken or omitted to be taken by the Vendors’ Representative or any New Vendors’ Representative.

10.9	All costs (including reasonable legal costs) and expenses (including Tax), in each case, of any nature whatsoever, of the Vendors’ Representative shall be borne by the Vendors.

10.10	Each Vendor hereby agrees and acknowledges that no Group Company nor any member of the Purchaser Group shall be concerned with, or have any liability whatsoever with respect to, the matters referred to in Clauses 10.1 to 10.9 above. Each Vendor hereby waives any claim it, he or she may have against any Group Company or any member of the Purchaser Group in connection with the matters referred to in Clauses 10.1 to 10.9 above and hereby releases any such person from any liability whatsoever in respect thereof.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

10.11	Each Vendor irrevocably:

(a)	agrees that the apportionment of the Total Consideration between the Vendors in accordance with this Agreement is in accordance with the articles of association of the Company, and accordingly each Vendor waives any rights it may have under any other agreement governing the distribution of proceeds on any sale of all or any part of the share capital of the Company, and agrees and consents to the apportionment of the Total Consideration as set out in this Agreement;

(b)	releases each other Vendor from any breach by it of any part of the Company’s articles of association or any agreement, by reason of the entering into of this Agreement or any of the Transaction Documents or the consummation of any part of the Transaction;

(c)	agrees that they alone shall be solely responsible for any Taxation that may arise on the consideration receivable by them (in whatever form) pursuant to the consummation of any part of the Transaction or referred to in this Agreement or the Transaction Documents and no other Vendor nor the Purchaser nor a Group Company shall have any liability to settle or make payment towards any such Tax liability, and each Vendor agrees that it has not been induced by, or relied on any, representation or warranty in relation to any Taxation payable or relief which may be available, made by any other Vendor;

(d)	agrees that any Shareholder Agreement will be terminated with effect from Completion and the obligations and liabilities of each other Vendor and the Company thereunder shall be released with effect from Completion without prejudice to any rights accruing to the parties thereto up to the date of termination, including without limitation with respect to any rights they may have to bring any claims against the Company for any breach of the Shareholder Agreement; and

(e)	appoints with effect from Completion and until the Shares are registered in the name of the Purchaser, the Purchaser (acting by any of its directors from time to time), by way of security to secure the proprietary interest of the Purchaser as the purchaser of the Shares in accordance with this Agreement, to act as the Vendor’s true and lawful attorney and in the Vendor’s name or otherwise and on its behalf with full power to exercise all rights, privileges and discretions in relation to the Shares set out opposite his, her or its name in column (2) of the table at Schedule 1 (The Vendors) as the Purchaser in its absolute discretion sees fit (other than the rights, privileges and discretions of the Vendor under the Agreement), including but not limited to:

(i)	receiving notice of, attending and voting at any general meeting of the shareholders of the Company, including any meeting of the members of any particular class of shareholder of the Company, and all or any adjournment of such meetings;

(ii)	signing any resolution as registered holder of the Shares;

(iii)	completing and returning proxy cards, consents to short notice and any other documents required to be signed by the registered holder of the Shares;

(iv)	directing the payment of and receiving all dividends or other distributions in respect of the Shares declared paid or made on or after the date of this Agreement; and

(v)	otherwise executing, delivering and doing all deeds, instruments and acts in the Vendor’s name insofar as may be done in the Vendor’s capacity as registered holder of the Shares.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

10.12	The Vendors irrevocably confirm and agree that:

(a)	this Agreement constitutes a Buyer Final Offer (as defined in the Articles);

(b)	this Agreement constitutes a Sale Notice from the Preferred Shareholders (as defined in the Articles); and

(c)	the provisions of Article 49 (Drag Along) of the Articles shall apply to any Dragged Shares (as defined in the Articles) owned or acquired by a New Shareholder (as defined in the Articles).

11.	RESTRICTIONS ON THE VENDORS

11.1	In order to confer upon the Purchaser the full benefit of the business and goodwill of the Group:

(a)	each of the Vendors severally undertakes to the Purchaser and each member of the Purchaser Group that it shall not:

(i)	at any time during the period of [***] beginning with the Completion Date, offer employment to, enter into a contract for the services of, or attempt to entice away from any of the Group Companies, any individual who is at that time, and was at the Completion Date, employed or directly engaged in an executive or managerial position with any of the Group Companies (except a person who responds, without any form of approach or solicitation by or on behalf of any member of a Vendor Group, to a general public advertisement made in the ordinary course of business) or procure or facilitate the making of any such attempt by any other person;

(ii)	at any time during the period of [***] beginning with the Completion Date, solicit or entice away from any of the Group Companies any supplier who had supplied goods and/or services to any of the Group Companies at any time during the [***] immediately prior to Completion if that solicitation or enticement causes [***] such supplier to [***] those goods and/or services to any of the Group Companies; or

(iii)	at any time after Completion, use in the course of any business, other than as permitted in accordance with Clause 13.8:

(A)	the words “Creabilis”; or

(B)	any trade or service mark, business or domain name, design or logo which, at Completion, was or had been used by any of the Group Companies; and

(b)	each of the Employee Vendors severally undertakes to the Purchaser and each member of the Purchaser Group that for so long as he is employed or engaged by a member of the Purchaser Group he shall not, at any time during the period of [***] beginning with the Completion Date, anywhere in the Restricted Territories, otherwise carry on or be employed, or engaged in any Restricted Business; and

(c)

each of the Vendors (other than [***]), severally undertakes to the Purchaser and each member of the Purchaser Group that it shall not at any time during the period of [***] beginning with the Completion Date, anywhere in the Restricted Territories, carry on or be engaged in any Restricted Business, otherwise than investment activities carried on in the ordinary course of such Vendor’s business which for the avoidance doubt are permitted activities and shall not constitute a breach of the covenant under this Clause

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

11.1(c). Each of [***] makes no undertaking to the Purchaser or any member of the Purchaser Group pursuant to this Clause 11.1(c) or which may otherwise restrict its respective ability to undertake Restricted Business in any of the Restricted Territories.

11.2	The undertakings in this Clause 11 are intended for the benefit of the Purchaser and each Group Company.

11.3	Each of the Vendors agrees that the undertakings contained in this Clause 11 (to the extent given) are reasonable and necessary for the protection of the Purchaser’s legitimate interests in the goodwill of the Group Companies and shall be construed as separate and independent undertakings. If any such undertaking is held to be void or unenforceable, the validity of the remaining undertakings shall not be affected. If any such undertaking is found to be void or unenforceable but would be valid and enforceable if some part or parts of the undertaking were deleted, such undertaking shall apply with such modification as may be necessary to make it valid and enforceable.

11.4	Without prejudice to Clause 11.3, if any undertaking in this Clause 11 is found by any court or other competent authority to be void or unenforceable the parties shall negotiate in good faith to replace such void or unenforceable undertaking with a valid provision which, as far as possible, has the same commercial effect as the provision which it replaces.

11.5	Each of the Vendors acknowledges and agrees that the consideration for the undertakings contained in this Clause 11 is included in the Total Consideration.

12.	U.S. SECURITIES LAWS COMPLIANCE

12.1	Each Vendor understands that the shares of Consideration Stock and any shares of Purchaser Stock to be issued under the terms of this Agreement have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Vendor’s representations as expressed herein. Each Vendor understands that the shares of Consideration Stock and any shares of Purchaser Stock to be issued under the terms of this Agreement are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, such Vendor must hold the shares of Consideration Stock and any shares of Purchaser Stock to be issued under the terms of this Agreement indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Each Vendor acknowledges that the Purchaser has no obligation to register or qualify the shares of Consideration Stock and any shares of Purchaser Stock to be issued under the terms of this Agreement for resale except as set forth in the Purchaser IRA. Each Vendor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the shares of Consideration Stock and any shares of Purchaser Stock to be issued under the terms of this Agreement, and on requirements relating to the Purchaser which are outside of such Vendor’s control, and which the Purchaser is under no obligation and may not be able to satisfy.

12.2	The Vendors acknowledge and agree that in addition to any legend imposed by applicable state securities laws or by any contract which continues in effect after Completion, the certificates representing the shares (or book-entry shares) of Consideration Stock and any shares of Purchaser Stock to be issued pursuant to this Agreement shall bear a restrictive legend (and stop transfer orders shall be placed against the transfer thereof with the Purchaser’s transfer agent), stating substantially as follows:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE PURCHASER HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE PURCHASER AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO (1) RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD OF UP TO ONE HUNDRED EIGHTY (180) DAYS IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN INVESTOR RIGHTS AGREEMENT AND A RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT, IN CASE AMONG THE PURCHASER AND CERTAIN STOCKHOLDERS OF THE PURCHASER, AND (2) VOTING RESTRICTIONS AS SET FORTH IN A VOTING AGREEMENT AMONG, IN CASE AMONG THE PURCHASER AND CERTAIN STOCKHOLDERS OF THE PURCHASER, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

Any shares of Consideration Stock and any shares of Purchaser Stock to be issued under the terms of this Agreement issued in reliance on the exemption under Regulation S shall bear an appropriate legend referencing the exemption under such regulation. The Purchaser agrees to promptly remove, or cause its transfer agent to promptly remove, any legend on the certificates representing the shares (or book-entry shares) of Consideration Stock of a Vendor if, in the opinion of counsel for such Vendor and the Purchaser, such legend is not required in order to establish compliance with any provisions of the Securities Act or any agreement between the Purchaser and certain stockholders of the Purchaser to which such Vendor’s shares of Consideration Stock are subject.

12.3	Each Vendor, by virtue of the consummation of the transactions contemplated by this Agreement and the receipt of shares of Consideration Stock and any shares of Purchaser Stock to be issued under the terms of this Agreement, shall be bound by the following provisions:

(a)	each Vendor will not offer, sell, or otherwise dispose of any shares of Consideration Stock or any shares of Purchaser Stock to be issued under the terms of this Agreement except in compliance with the Securities Act and the rules and regulations thereunder;

(b)	each Vendor will not sell, transfer or otherwise dispose of any shares of Consideration Stock or any shares of Purchaser Stock to be issued under the terms of this Agreement except in accordance with the terms of the Purchaser Stockholder Agreements;

(c)	each Vendor understands that the shares of Consideration Stock and any shares of Purchaser Stock to be issued under the terms of this Agreement may not be offered, sold, pledged or otherwise transferred by such Vendor except: (i) in an offshore transaction to non-U.S. persons and otherwise meeting the requirements of Rule 901 through Rule 905 (including Preliminary Notes) of Regulation S; (ii) pursuant to an effective registration statement under the Securities Act; or (iii) pursuant to an exemption from the registration requirements of the Securities Act, and in each case, in accordance with all applicable securities laws of the states of the United States and any other applicable jurisdictions;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

(d)	each Vendor acknowledges and agrees that the Purchaser is required to refuse to register any transfer of shares of Consideration Stock or any shares of Purchaser Stock to be issued under the terms of this Agreement if such transfer is not made in accordance with the provisions of Rules 901 to 905 (including the Preliminary Notes) of Regulation S, pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from such registration;

(e)	each Vendor acknowledges and agrees that hedging transactions involving the shares of Consideration Stock and any shares of Purchaser Stock to be issued under the terms of this Agreement may not be conducted directly or indirectly, unless in compliance with the Securities Act;

(f)	each Vendor agrees to, and acknowledges that each subsequent holder is required to, notify any purchaser of the shares of Consideration Stock and any shares of Purchaser Stock to be issued under the terms of this Agreement who purchases such shares from such Vendor of the resale restrictions referred to above, if then applicable;

(g)	other than [***], each Vendor (and its assignees) agrees, in the event that any Milestone Consideration consisting of (all or in part) Purchaser Stock remains unissued, to provide the Purchaser with written notification in the event that the Vendor is no longer a non-“U.S. Person”; and

(h)	in respect to [***], such Vendor agrees, in the event that any Milestone Consideration consisting of (all or in part) Purchaser Stock remains unissued, to provide the Purchaser with written notification in the event that the Vendor is no longer an “accredited investor”, as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

12.4	This Agreement is made with each Vendor in reliance upon such Vendor’s representation to the Purchaser, which by such Vendor’s execution of this Agreement, such Vendor hereby confirms, that the shares of Consideration Stock and any shares of Purchaser Stock to be issued under the terms of this Agreement to be acquired by such Vendor will be acquired for investment for such Vendor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Vendor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Vendor further represents that such Vendor does not presently have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participations to such person or entity or to any third person or entity, with respect to any of the shares of Consideration Stock or any shares of Purchaser Stock to be issued under the terms of this Agreement to be acquired by such Vendor pursuant to this Agreement. Each Vendor has not been formed for the specific purpose of acquiring the shares of Consideration Stock or any shares of Purchaser Stock to be issued under the terms of this Agreement to be acquired by such Vendor pursuant to this Agreement.

12.5	Each Vendor understands that no public market now exists for the shares of the Consideration Stock or any shares of Purchaser Stock to be issued under the terms of this Agreement, and that the Company has made no assurances that a public market will ever exist for the shares of Consideration Stock or any shares of Purchaser Stock to be issued under the terms of this Agreement.

13.	CONFIDENTIALITY AND ANNOUNCEMENTS

13.1	Subject to Clause 13.5 and 13.6:

(a)	each party shall treat as strictly confidential the provisions of this Agreement and the other Transaction Documents and the process of their negotiation;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

(b)	each Vendor shall treat as strictly confidential any information received or held by such Vendor or any of its Representatives which relates to the Purchaser Group or any of the Group Companies and which is of a confidential nature and concerns the business, affairs, assets or interests of the Purchaser Group or any of the Group Companies, or which is marked as being confidential or would reasonably be expected to be kept confidential; and

(c)	the Purchaser shall treat as strictly confidential any information received or held by the Purchaser or any of its Representatives which relates to a Vendor and which is of a confidential nature and concerns the business, affairs, assets or interests of a Vendor, or which is marked as being confidential or would reasonably be expected to be kept confidential,

(together “Confidential Information”); and

shall not, except with the prior written consent of the other parties in respect of which such Confidential Information relates (which shall not be unreasonably withheld or delayed), make use of (save for the purposes of performing its obligations under this Agreement) or disclose to any person (other than its Representatives in accordance with Clause 13.2) any Confidential Information.

13.2	Each party undertakes that it shall only disclose Confidential Information to Representatives where it is reasonably required for the purposes of performing its obligations under this Agreement or the other Transaction Documents and only where such recipients are informed of the confidential nature of the Confidential Information and the provisions of this Clause 13 and instructed to comply with this Clause 13 as if they were a party to it.

13.3	The Vendor Representative agrees to disclose to the Vendors (other than the Stockholders (as defined in the Board Observer Rights Letter)) only such Confidential Information as is reasonably necessary to satisfy its obligations as the Vendors’ Representative pursuant to Clause 10 and Clause 13.8.

13.4	Subject to Clauses 13.5 and 13.6, no party shall make any announcement (including any communication to the public, to any customers, suppliers or employees of any of the Group Companies) concerning the subject matter of this Agreement without the prior written consent of (a) in the case of the Purchaser, the prior written consent of the Vendors’ Representative or (b) in the case of the Vendors’ Representative or any Vendor, the Purchaser, in each case which shall not be unreasonably withheld or delayed.

13.5	Promptly following Completion the Purchaser will issue an announcement, in the Agreed Form, of the Transaction by way of press release.

13.6	Clause 13.1 and 13.3 shall not apply if and to the extent that the party using or disclosing Confidential Information or making such announcement can demonstrate (without prior notice to or consent of the other parties) that:

(a)	such disclosure or announcement is required by Law or by any stock exchange or any supervisory, regulatory, governmental or anti-trust body (including, for the avoidance of doubt, any Tax Authority) having applicable jurisdiction;

(b)	such disclosure or announcement is required in order to facilitate any assignment or proposed assignment of the whole or any part of the rights or benefits under this Agreement which is permitted by Clause 19; or

(c)	the Confidential Information concerned has come into the public domain other than through such party’s fault (or that of its Representatives) or the fault of any person to whom such Confidential Information has been disclosed in accordance with this Clause 13.5.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

13.7	The provisions of this Clause 13 shall survive Completion and continue for a period of [***] years from the date hereof.

13.8	Notwithstanding the foregoing, after the earlier of the issue of the public announcement pursuant to Clause 13.5 or Completion, the Institutional Vendors and their respective Affiliates and Representatives may disclose to their respective investors and prospective investors the Transaction, performance information and such other Confidential Information as is necessary to disclose in connection with such Institutional Vendor’s ordinary course reporting or review procedure and ordinary course fundraising or marketing activities, provided always that such investors are informed of the confidential nature of the Confidential Information. The Purchaser agrees that any prior confidential disclosure agreement between an Institutional Vendor and the Purchaser shall be deemed to have been amended to expressly authorise and permit the permitted disclosures set forth in this Clause 13. Notwithstanding anything in this Agreement to the contrary, following Completion, the Vendors’ Representative shall be permitted to: (i) after the public announcement of the Transaction, disclose that it has been engaged to serve as the Vendors’ Representative as long as such disclosure does not disclose any of the other terms of the Transaction; and (ii) disclose information as required by law or to employees, advisors or consultants of the Vendors’ Representative and to the Vendors, in each case who have a need to know such information, provided that such persons are subject to confidentiality obligations with respect thereto.

14.	FURTHER ASSURANCE

Each party shall, at its own cost, promptly execute and deliver all such documents and do all such things and provide all such information and assistance, as may from time to time reasonably be required for the purpose of giving full effect to the provisions of this Agreement.

15.	ENTIRE AGREEMENT AND REMEDIES

15.1	This Agreement, the other Transaction Documents, the Joinder Document and Purchaser Stockholder Agreements together set out the entire agreement between the parties relating to the sale and purchase of the Shares and, save to the extent expressly set out in this Agreement, any other Transaction Document, the Joinder Document or the Purchaser Stockholder Agreements, supersede and extinguish any prior drafts, agreements, undertakings, representations, warranties, promises, assurances and arrangements of any nature whatsoever, whether or not in writing, relating thereto. This Clause shall not exclude any liability for, or remedy in respect of, fraudulent misrepresentation.

15.2	The Purchaser acknowledges and agrees that in entering into this Agreement and the Transaction Documents, the Joinder Document and Purchaser Stockholder Agreements no Vendor or Affiliate of a Vendor and no adviser to the Vendors (or any of them) has made any statement, representation, warranty, undertaking, assurance, promise, understanding or other provision (whether contractual or otherwise, oral or in writing, or negligently or innocently made) (each a “Representation”) that the Purchaser considers material which is not set out in the Transaction Documents, the Joinder Document or Purchaser Stockholder Agreements and it does not rely on, and shall have no claim or remedy in respect of, any Representation made by or on behalf of the Vendor, any of its Representatives or any other person (whether party to this Agreement or not) which is not expressly set out in this Agreement or any other Transaction Document, the Joinder Document or Purchaser Stockholder Agreements and it will not contend to the contrary. For the avoidance of doubt the Purchaser agrees that no adviser to the Vendors (or any of them) has any liability to the Purchaser for any Representation and no Vendor has any liability of any kind to the Purchaser for any Representation except in respect of those set out in the Transaction Documents.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

15.3	Save as expressly set out in this Agreement, the only right or remedy of a party in relation to any statement, representation, warranty, undertaking, assurance, promise, understanding or other provision set out in this Agreement or any other Transaction Document, the Joinder Document or Purchaser Stockholder Agreements shall be for breach of this Agreement or the relevant Transaction Document, the Joinder Document or Purchaser Stockholder Agreements to the exclusion of all other rights and remedies (including those in tort or arising under statute) and, save as expressly set out in this Agreement, in respect of any breach of this Agreement or any Transaction Document, the Joinder Document or Purchaser Stockholder Agreements, the only remedy shall be a claim for damages in respect of such breach. Save as expressly set out in this Agreement, the Purchaser shall not be entitled to rescind or terminate this Agreement in any circumstances whatsoever at any time, whether before or after Completion, and the Purchaser waives any rights of rescission or termination it may have.

15.4	If there is any conflict between the terms of this Agreement and any other agreement, this Agreement shall prevail (as between the parties to this Agreement and as between any Vendors and any members of the Purchaser Group) unless:

(a)	such other agreement expressly states that it overrides this Agreement in the relevant respect; and

(b)	the Vendors and the Purchaser are either also parties to that other agreement or otherwise expressly agree in writing that such other agreement shall override this Agreement in that respect.

15.5	The rights, powers, privileges and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers, privileges or remedies provided by Law.

15.6	Any liability to the Purchaser under this Agreement may in whole or in part be released, compounded or compromised or time or indulgence given by the Purchaser in its absolute discretion as regards any of the Vendors under such liability without in any way prejudicing or affecting its rights against any other or others of the Vendors under the same or a like liability whether joint or several or otherwise.

16.	POST-COMPLETION EFFECT OF AGREEMENT

Notwithstanding Completion each provision of this Agreement and any other Transaction Document not performed at or before Completion but which remains capable of performance will remain in full force and effect and, except as otherwise expressly provided, without limit in time.

17.	WAIVER AND VARIATION

17.1	A failure or delay by a party to exercise any right or remedy provided under this Agreement or by Law, whether by conduct or otherwise, shall not constitute a waiver of that or any other right or remedy, nor shall it preclude or restrict any further exercise of that or any other right or remedy. No single or partial exercise of any right or remedy provided under this Agreement or by Law, whether by conduct or otherwise, shall preclude or restrict the further exercise of that or any other right or remedy.

17.2	A waiver of any right or remedy under this Agreement shall only be effective if given in writing and shall not be deemed a waiver of any subsequent breach or default. A party that waives a right or remedy provided under this Agreement or by Law in relation to another party does not affect its rights in relation to any other party.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

17.3	No variation or amendment of this Agreement shall be valid unless it is in writing and duly executed by or on behalf of all of the parties to this Agreement. Unless expressly agreed, no variation or amendment shall constitute a general waiver of any provision of this Agreement, nor shall it affect any rights or obligations under or pursuant to this Agreement which have already accrued up to the date of variation or amendment and the rights and obligations under or pursuant to this Agreement shall remain in full force and effect except and only to the extent that they are varied or amended.

18.	INVALIDITY

Where any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the Laws of any jurisdiction then such provision shall be deemed to be severed from this Agreement and, if possible, replaced with a lawful provision which, as closely as possible, gives effect to the intention of the parties under this Agreement and, where permissible, that shall not affect or impair the legality, validity or enforceability in that, or any other, jurisdiction of any other provision of this Agreement.

19.	ASSIGNMENT

19.1	Except as provided in this Clause 19 or as the parties specifically agree in writing, no person shall assign, transfer, charge or otherwise deal with all or any of its rights under this Agreement nor grant, declare, create or dispose of any right or interest in it.

19.2	Subject to Clause 19.3, the Purchaser may assign the benefit of this Agreement and/or of any other Transaction Document to which it is a party, in whole or in part, to, and it may be enforced by:

(a)	any member of the Purchaser Group;

(b)	any third party which is the legal and/or beneficial owner from time to time of any or all of the Shares or the assets of any of the Group Companies as if such person was the Purchaser under this Agreement; or

(c)	any bank or financial institution lending money or making other banking facilities available to the Purchaser for the acquisition of the Shares, by way of security, or any refinancing thereof.

Any such person to whom an assignment is made under this Clause 19.2 may itself make an assignment as if it were the Purchaser under this Clause 19.2.

19.3	Any assignment made pursuant to this Clause 19 shall be on the basis that:

(a)	the Vendors may discharge their obligations under this Agreement to the assignor until it receives notice of the assignment;

(b)	if the assignee is to cease to be a member of the Purchaser’s Group it shall, before ceasing to be so, assign the benefit (so far as it is assigned) to another member of the Purchaser’s Group.

(c)	the liability of the Vendors to any assignee shall not be greater than their liability to the Purchaser; and

(d)	the Purchaser will remain liable for any obligations under this Agreement.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

20.	PAYMENTS, SET OFF AND DEFAULT INTEREST

20.1	The deduction of any sum owed to the Purchaser by or on behalf of any of the Vendors or the deduction of any sum with respect to any Warrantor Liability from the first available Milestone Consideration due will discharge the obligations of the Vendors or the Warrantors’ Liability to pay the sum in question to the extent of the amount so deducted.

20.2	Any cash payment to be made pursuant to this Agreement by the Purchaser to the Vendors shall be made to the Vendors’ Bank Account and any payment to be made by a Vendor to the Purchaser pursuant to this Agreement and not otherwise set off shall be made to the Purchaser’s Bank Account, in each case by way of electronic transfer in immediately available funds on or before the due date for payment. Receipt of such sum in such account on or before the due date for payment shall be a good discharge by the payor of its obligation to make such payment. The Purchaser shall not be concerned with, or have any liability whatsoever with respect to, such apportionment of payments made to the Vendors’ Bank Account among the Vendors or for any failure by the Vendors’ Representative to make such apportionment.

20.3	Where any payment or set off is made in satisfaction of a liability arising pursuant to a warranty, representation, indemnity or covenant under this Agreement it shall be an adjustment to the Total Consideration.

20.4	Unless otherwise stated in this Agreement, all payments made by any party to this Agreement under this Agreement, or any of the other Transaction Documents, shall be made free from any set-off, counterclaim or other deduction or withholding of any nature whatsoever, except for deductions or withholdings required to be made by Law. If any deductions or withholdings for, or on account of, Tax are required by Law to be made from any payments made by any party to this Agreement under this Agreement (other than any payment made pursuant to Clause 3 (Consideration), Schedule 7 (Milestone Consideration) or paragraph 1.1(b) or paragraph 2 of Schedule 3 (Completion Obligations)), the amount of the payment shall be increased by such amount as will, after the deduction or withholding has been made, leave the recipient of the payment with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding. For the avoidance of doubt, the Purchaser may deduct and withhold from any payments or issuance made pursuant to Clause 3 (Consideration) or Schedule 7 (Milestone Consideration) such amounts as the Purchaser is required by Law to deduct and withhold.

20.5	If any sum payable by any Vendor (or where a right of set-off applies in respect of such payment, any sum deemed to be paid) pursuant to any indemnity under this Agreement or pursuant to paragraph 2 (Covenant to pay) of Schedule 8 (Tax Covenant) is subject to Tax in the hands of the recipient (or would be subject to Tax but for the availability of a Tax relief), the party making such payment shall be liable for such additional amount as shall ensure that the net amount received by the recipient of the payment shall be the amount that the recipient would have received if the payment had not been subject to Tax, provided that such amounts shall be satisfied solely out of and deducted from any Milestone Consideration due to the Vendors.

20.6	The Purchaser shall deduct from any amount due to be made to the Vendors pursuant to Clause 3.6, Clause 3.7 or Schedule 7 (Milestone Consideration) (other than the First Milestone Cash Consideration (if any)) an amount in satisfaction of:

(a)	any Warrantor Liability;

(b)	any amount payable under section 20.5 above;

(c)	the Shortfall; or

(d)	any liability arising pursuant to paragraph 8.2 of Schedule 7 (Milestone Consideration) or paragraph 9 of Schedule 8 (Tax Covenant).

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

20.7	In the event that on a date on which an amount is due to the Vendors pursuant to Clause 3.6, Clause 3.7 or Schedule 7 (Milestone Consideration), there is a Claim, Indemnity Claim or a Tax Covenant Claim that is not a Settled Claim or a Settled Tax Covenant Claim (as applicable) (the “Relevant Claim”), the Purchaser may withhold from such amount due to the Vendors an amount equal to the Purchaser’s reasonable best estimate of the amount of the Claim or the Tax Covenant Claim (as applicable) (such amount being the “Holdback Amount”). When the Relevant Claim is finally settled or otherwise determined (the “Settled Relevant Claim”), where:

(a)	the amount of the Settled Relevant Claim is less than the Holdback Amount, the Purchaser shall pay (in the same form of consideration payable for the Milestone Consideration that the Holdback Amount was held back from) the difference between the amount of the Settled Relevant Claim and the Holdback Amount, in the proportions notified to the Purchaser by the Vendors’ Representative; or

(b)	the Holdback Amount is less than the amount of the Settled Relevant Claim, then the Purchaser shall set off such difference, being a Warrantor Liability, from the next available amount due to the Vendors pursuant to Clause 3.7 or Schedule 7 (Milestone Consideration).

21.	NOTICES

21.1	Any notice or other communication given under this Agreement or in connection with the matters contemplated herein shall, except where otherwise specifically provided, be in writing in the English language, addressed as provided in Clause 21.2 and served:

(a)	by leaving it at the relevant address in which case it shall be deemed to have been given upon delivery to that address;

(b)	if within the United Kingdom, by first class pre-paid post, in which case it shall be deemed to have been given two (2) Business Days after the date of posting;

(c)	if from or to any place outside the United Kingdom, by air courier, in which case it shall be deemed to have been given two (2) Business Days after its delivery to a representative of the courier;

(d)	if from or to any place outside the United Kingdom, by pre-paid airmail, in which case it shall be deemed to have been given five (5) Business Days after the date of posting;

(e)	by e-mail, in which case it shall be deemed to have been given when despatched subject to confirmation of delivery by a delivery receipt provided that in the case of sub-clause (e) above any notice despatched outside Working Hours shall be deemed given at the start of the next period of Working Hours.

21.2	Notices under this Agreement shall be sent for the attention of the person and to the address or e-mail address, subject to Clause 21.3, as set out below:

For the Vendors’ Representative:

Name:	Shareholder Representative Services LLC

Address:	1614 15th Street, Suite 200
Denver, CO 80202
USA

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

Attention: Managing Director
Facsimile No.:	(303) 623-0294
Telephone No.:	(303) 648-4085
E-mail address:	deals@srsacquiom.com

with a copy to (which shall not constitute notice):

Name:	James Gubbins

Address:	Covington & Burling LLP, 265 Strand, London WC2R 1BH

E-mail address:	jgubbins@cov.com

and to (which shall not constitute notice):

Name:	John Partigan

Address:	Nixon Peabody LLP, 799 9th Street, NW, Suite 500, Washington, DC 20001-4501

E-mail address:	jpartigan@nixonpeabody.com

For the Purchaser:

Name:	Sienna Biopharmaceuticals, Inc.

For the attention of:	Timothy K. Andrews

Address:	30699 Russell Ranch Road

Suite 140

Westlake Village, CA 91362

United States of America

E-mail address:	[***]

with a copy to (which shall not constitute notice):

Name:	Latham & Watkins LLP

For the attention of:	Alan C. Mendelson, Brian J. Cuneo and Robbie McLaren

Address:	140 Scott Drive
Menlo Park, CA 94025
United States of America

and

99 Bishopsgate,
London,
EC2M 3XF

E-mail address:	Alan.Mendelson@lw.com; Brian.Cuneo@lw.com and

Robbie.McLaren@lw.com

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

21.3	Any party to this Agreement may notify the other parties of any change to its address or other details specified in Clause 21.2 provided that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later.

21.4	Any notice to be given to or by any or all of the Vendors under this Agreement shall be deemed to have been properly given if it is given to or by the Vendors’ Representative.

22.	COSTS

Except as otherwise provided in this Agreement, each party shall bear its own costs arising out of or in connection with the preparation, negotiation and implementation of this Agreement, all other Transaction Documents and the Joinder Document.

23.	RIGHTS OF THIRD PARTIES

23.1	Except as otherwise provided in this Agreement a person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

23.2	Each party represents to the other that their respective rights to terminate, rescind or agree any amendment, variation, waiver or settlement under this Agreement are not subject to the consent of any person that is not a party to this Agreement.

24.	COUNTERPARTS

This Agreement may be executed in any number of counterparts. Each counterpart shall constitute an original of this Agreement but all the counterparts together shall constitute but one and the same instrument.

25.	PROCESS AGENTS

25.1	Each Vendor hereby authorises the Vendors’ Representative as their agent to appoint a third party process agent on their behalf to receive service of process in England and Wales in respect of any proceedings.

25.2	The Vendors’ Representative acting on behalf of each of the Vendors hereby appoints Law Debenture Corporate Services Limited as the Vendors’ agent to accept service of process in England and Wales in respect of any proceedings. Service upon Law Debenture Corporate Services Limited shall be good service upon the Vendors. The Vendors’ Representative shall not be obligated to retain a process agent pursuant to this Agreement for a period exceeding [***] after Completion.

25.3	If for any reason Law Debenture Corporate Services Limited ceases to act as process agent, resigns or no longer has an address in England, the Vendors acting by an Investor Majority irrevocably agree to appoint a substitute process agent with an address in England and to deliver to the Purchaser a copy of the substitute process agent’s acceptance of that appointment within 20 Business Days of the obligation to appoint arising. In the event that the Vendors fail to appoint a substitute process agent, it shall be effective service for the Purchaser to serve the process upon the last known address in England of the last known process agent for the Vendors notified to the Purchaser, notwithstanding that such process agent is no longer found at such address or has ceased to act.

25.4	The Purchaser hereby appoints Law Debenture Corporate Services Limited as agent to accept service of process in England and Wales in respect of any proceedings. Service upon Law Debenture Corporate Services Limited shall be good service upon the Purchaser whether or not the process is forwarded to and received by the Purchaser. The Purchaser shall not be obligated to retain a process agent pursuant to this Agreement for a period exceeding [***] after Completion.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

25.5	If for any reason Law Debenture Corporate Services Limited ceases to act as process agent, resigns or no longer has an address in England, the Purchaser irrevocably agrees to appoint a substitute process agent with an address in England and to deliver to the Vendors’ Representative a copy of the substitute process agent’s acceptance of that appointment within 20 Business Days of the obligation to appoint arising. In the event that the Purchaser fails to appoint a substitute process agent, it shall be effective service for the Vendors’ Representative to serve the process upon the last known address in England of the last known process agent for the Purchaser notified to the Vendors’ Representative, notwithstanding that such process agent is no longer found at such address or has ceased to act.

25.6	Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.

26.	GOVERNING LAW AND JURISDICTION

26.1	This Agreement and any non-contractual rights or obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of England and Wales.

26.2	The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any Disputes, and waive any objection to proceedings before such courts on the grounds of venue or on the grounds that such proceedings have been brought in an inappropriate forum. For the purposes of this Clause 26.2, “Dispute” means any dispute, controversy, claim or difference of whatever nature arising out of, relating to, or having any connection with this Agreement, including a dispute regarding the existence, formation, validity, interpretation, performance or termination of this Agreement or the consequences of its nullity and also including any dispute relating to any non-contractual rights or obligations arising out of, relating to, or having any connection with this Agreement.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

SCHEDULE 1

THE VENDORS

	(1)	(2)	(3)	(4)
	Name and address	Number and class of Shares held[1]	Consideration Stock (# Shares)	Amount of Initial Upfront Consideration (Cash) £
1.	Sofinnova Capital V FCPR, Immeuble le Centorial, 16-18 rue du 4 Septembre, 75002, Paris, France	[***]	[***]	[***]
2.	NeoMed IV Extension L.P., 13 Castle Street, Jersey JE4 5UT, Channel Islands	[***]	[***]	[***]
3.	[***]	[***]	[***]	[***]
4.	AbbVie International S.à r.l., 26 Boulevard Royal, L-2449 Luxembourg	[***]	[***]	[***]
5.	[***]	[***]	[***]	[***]
6.	[***]	[***]	[***]	[***]
7.	[***]	[***]	[***]	[***]
8.	[***]	[***]	[***]	[***]
9.	[***]	[***]	[***]	[***]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

10.	[***]	[***]	[***]	[***]
11.	[***]	[***]	[***]	[***]
12.	[***]	[***]	[***]	[***]
13.	[***]	[***]	[***]	[***]
14.	[***]	[***]	[***]	[***]
15.	[***]	[***]	[***]	[***]
16.	[***]	[***]	[***]	[***]
17.	[***]	[***]	[***]	[***]
18.	[***]	[***]	[***]	[***]
19.	[***]	[***]	[***]	[***]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

SCHEDULE 2

PARTICULARS OF THE COMPANY AND THE SUBSIDIARIES

Part 1

The Company

Company Name	Creabilis Plc

Registered Number	08561309

Registered Office	Camburgh House, 27 New Dover Road, Canterbury, Kent, CT1 3DN

Date and Place of Incorporation	7 June 2013, England & Wales

Directors	Alfredo Boni Alexander Robert Leech Catherine Moukheibir Claudio Nessi Graziano Seghezzi

Secretary	One Advisory Limited

Authorised Share Capital	None

Issued Share Capital	3,000,000 ordinary shares of £0.01 each 8,250,000 Class A preferred shares of £0.01 each 17,879,785 Class B preferred shares of £0.01 each

Accounting Reference Date	31 December

Auditors	PriceWaterhouseCoopers LLP

Tax Residence	United Kingdom

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

Part 2

The Subsidiaries

Company Name	Creabilis S.A

Registered Number	B 143397

Registered Office	15 rue Edward Steichen L-2540 LUXEMBOURG

Date and Place of Incorporation	15th December 2008, Luxembourg

Directors	Alexander Robert Leech

Secretary	None

Authorised Share Capital

Issued Share Capital	4,755,378 shares of £1 each

Shareholders and Shares Held	Creabilis plc, wholly owned

Accounting Reference Date	31 December

Auditors	International Audit Services S.à r.l.

Tax Residence	Luxembourg

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

Company Name	Creabilis Therapeutics S.r.l.

Registered Number	08661490014

Registered Office	Via Ribes 5 10010 Colleretto Giacosa (Turin)

Date and Place of Incorporation	12th May 2003, Italy (registered with the companies’ register of Turin on 27 the May 2003).

Directors	Alexander Robert Leech (sole director)

Secretary	N/A

Authorised Share Capital	Euro 3,500,000

Issued Share Capital	Euro 1,500,000

Shareholders and Shares Held	Creabilis S.A. (100% of the quotas)

Accounting Reference Date	31 December

Auditors	Board of statutory auditors: Sergio Catino (Chairman); Luca L’Episcopo and Alfredo Mazzoccato

Tax Residence	Italy

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

Company Name	Creabilis UK Limited

Registered Number	07609144

Registered Office	Camburgh House, 27 New Dover Road, Canterbury, Kent, CT1 3DN

Date and Place of Incorporation	19 April 2011, England & Wales

Directors	Alexander Robert Leech

Secretary	None

Authorised Share Capital	None

Issued Share Capital	1 ordinary share of £1

Shareholders and Shares Held	Creabilis S.A (1 ordinary share of £1)

Accounting Reference Date	31 December

Auditors	Burgess Hodgson LLP

Tax Residence	United Kingdom

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

SCHEDULE 3

COMPLETION OBLIGATIONS

1.	VENDORS’ OBLIGATIONS

1.1	The Vendors

(a)	At Completion, each Vendor shall deliver the following documents or items to the Purchaser or at the Purchaser’s direction:

(i)	stock transfer forms in favour of the Purchaser for the Shares being sold by the Vendors duly executed by the registered holder of those Shares;

(ii)	share certificates in respect of all of the Shares being sold, or an indemnity in Agreed Form for any lost share certificates;

(iii)	a copy of any power of attorney in Agreed Form under which any document to be delivered to the Purchaser under this paragraph 1 has been executed;

(iv)	counterparts of the Joinder Document duly executed by or on behalf of each Vendor;

(v)	an electronic copy of the contents of the Data Room; and

(vi)	in respect of each of [***], a copy of a board resolution or other authorising documents of such Vendor evidencing the authority of such Vendors’ Representatives to execute the Transaction Documents on its behalf and any other documents referred to in this Agreement to which such Vendor is a party; and

(b)	At Completion, the Vendors shall procure that the Company shall pay Euro[***] by electronic transfer of cleared funds for same day value to [***] in part satisfaction of the [***] Loan Repayment Amount.

1.2	The Company

At Completion, with respect to the Company:

(a)	the Warrantors shall deliver, procure delivery or make available to the Purchaser:

(i)	letters of resignation in Agreed Form duly executed by the directors and secretary of the Company;

(ii)	the share certificates in respect of all issued shares in the capital of the Company;

(iii)	the statutory books (duly written up to date) and the certificate of incorporation and certificates on change of name;

(iv)	a counterpart of the [***] Global Deed of Release duly executed by the Company and [***];

(v)	a counterpart of a Deed of Surrender duly executed by the Company and each of the Surrendering Optionholders;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

(vi)	a Drag Notice executed by the Company in respect of each of the Non-Surrendering Optionholders; and

(vii)	option exercise notices executed by the Company in respect of each of the Non-Surrendering Optionholders; and

(b)	the Company shall procure that board resolutions are passed:

(i)	approving the transfer of the Shares and (subject only to due stamping) the registration, in the register of members, of each transferee as the holder of the shares concerned;

(ii)	accepting the resignations of the directors and company secretary with effect from Completion, and accepting the appointments of [***] and [***] as directors, each such acceptance to take effect at the close of the meeting;

(iii)	revoking all existing bank mandates and replacing them with new instructions and authorities to such banks on substantially the same terms in favour of [***] and [***] with effect from Completion;

(iv)	approving the payments (as applicable) described in paragraph 2.1 of this Schedule 3; and

(v)	approving the execution of each document required to be executed and delivered by the Company in connection with this Agreement.

1.3	Creabilis UK

At Completion, with respect to Creabilis UK:

(a)	the Warrantors shall deliver, procure delivery or make available to the Purchaser:

(i)	a letter of resignation in Agreed Form duly executed by Alexander Robert Leech in his capacity as sole director;

(ii)	the share certificate in respect of all issued shares of Creabilis UK;

(iii)	the statutory books (duly written up to date) and the certificate of incorporation and certificates on change of name;

(iv)	the [***] Acknowledgement Letter signed on behalf of [***];

(v)	a counterpart of the [***] Global Deed of Release duly executed by Creabilis UK;

(vi)	a counterpart of the Settlement Agreement duly executed by Creabilis UK Limited and Alexander Robert Leech;

(vii)	a counterpart of the Consultancy Agreement duly executed by Creabilis UK Limited and Alexander Robert Leech; and

(viii)	a counterpart of the New Consultancy Agreement duly executed by Creabilis UK Limited and [***]; and

(b)	procure that board resolutions of the Company are passed:

(i)	accepting the resignations of the director with effect from Completion, and accepting the appointments of [***] and [***] as directors, each such acceptance to take effect at the close of the meeting;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

(ii)	revoking all existing bank mandates and replacing them with new instructions and authorities to such banks on substantially the same terms in favour of [***] and [***] with effect from Completion; and

(iii)	approving the execution of each document required to be executed and delivered by Creabilis UK in connection with this Agreement.

1.4	Creabilis Italy

At Completion, with respect to Creabilis Italy:

(a)	the Warrantors shall deliver, procure delivery or make available to the Purchaser:

(i)	a letter of resignation in Agreed Form duly executed by Alexander Robert Leech in his capacity as sole director of Creabilis Italy;

(ii)	copy of the current by-laws and deed of incorporation;

(iii)	full copy of the quotaholders’ ledger as well as copy of the minutes of the quotaholders’ meeting and of the minutes of the board of statutory auditors (duly written up to date) of the last [***] years;

(iv)	a counterpart of the [***] Global Deed of Release duly executed by Creabilis Italy;

(v)	the [***] Acknowledgement;

(vi)	the [***] Settlement Agreement duly executed by Creabilis Italy;

(vii)	a counterpart of each Service Agreement duly executed by Creabilis Italy and each of [***] (respectively);

(viii)	notarial copy of the unilateral deed of release of the IP pledge granted by Creabilis Italy, duly executed by [***]; and

(ix)	notarial copy of the unilateral deed of release of the pledge granted by Creabilis Luxembourg over the quota of Creabilis Italy, duly executed by [***]; and

(b)	Creabilis Italy shall procure that a quotaholders’ resolution is passed:

(i)	accepting the resignation of Alexander Robert Leech as sole director with effect from Completion, and accepting the appointment of a board of directors composed by [***] and [***], such acceptance to take effect at the close of the meeting;

(ii)	revoking all signing powers and authorities currently granted to the sole director with effect from Completion;

(iii)	approving the payments (as applicable) described in paragraph 2.1 of this Schedule 3;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

(iv)	approving the terms and the execution of the [***] Global Deed of Release providing for, inter alia, the release of the bank accounts pledge granted by Creabilis Italy; and

(v)	approving the execution of each document required to be executed and delivered by Creabilis Italy in connection with this Agreement.

1.5	Creabilis Luxembourg

At Completion, with respect to Creabilis Luxembourg:

(a)	the Warrantors shall deliver, procure delivery or make available to the Purchase:

(i)	a letter of resignation in Agreed Form duly executed by Alexander Robert Leech in his capacity as sole director of Creabilis Luxembourg;

(ii)	a certified true copy of the shareholders’ register of the Subsidiary, Creabilis S.A.;

(iii)	a certified true copy of the extraordinary general shareholders’ meeting dated 1 August 2013 restating in full the articles of association, an excerpt (extrait) and a negative certificate (certificate de non-inscription d’une decision judiciaire) of the Luxembourg Trade and Companies Register (Registre du Commerce et des Sociétés de Luxembourg) of the Group Company Creabilis S.A.;

(iv)	a counterpart of the [***] Global Deed of Release duly executed by Creabilis Luxembourg; and

(v)	a fully signed and dated Luxembourg Deed of Release;

(b)	Creabilis Luxembourg shall procure that shareholder’s resolutions of Creabilis Luxembourg are passed accepting the resignation of the director of Creabilis Luxembourg with effect from Completion, and accepting the appointment of [***] and [***] as directors of Creabilis Luxembourg, such acceptance to take effect at the close of the meeting; and

(c)	Creabilis Luxembourg shall procure that board resolutions of Creabilis Luxembourg are passed:

(i)	revoking all signing powers and authorities currently granted to the sole director with effect from Completion (including any signing authority in respect of the bank accounts of Creabilis Luxembourg and granting new instructions and authorities in favour of [***] and [***] with effect from Completion); and

(ii)	approving the execution of each document required to be executed and delivered by Creabilis Luxembourg in connection with this Agreement.

1.6	At Completion Sofinnova Capital V FCPR and NeoMed IV Extension L.P., shall deliver a copy of the Board Observer Rights Letter duly executed.

2.	PURCHASER’S OBLIGATIONS

2.1	At Completion, the Purchaser shall:

(a)	pay £170,000 by electronic transfer of cleared funds for same day value to the Vendors’ Bank Account;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

(b)	advance to the Group the amounts needed to pay: Euro[***] of the [***] Loan Repayment Amount, the [***] Loan Repayment Amount, the [***] Loan Repayment Amount, [***] Loan Repayment Amount, the Transaction Costs and [***]% of the Severance Costs and procure that:

(i)	the Company shall pay Euro[***] of the [***] Loan Repayment Amount to [***];

(ii)	Creabilis UK shall pay the [***] Loan Repayment Amount to [***];

(iii)	Creabilis Italy shall pay the [***] Loan Repayment Amount to [***];

(iv)	Creabilis Italy shall pay the [***] Loan Repayment Amount to [***]; and

(v)	the Company makes the payments detailed in Schedule 10 in respect of the Transaction Costs;

(c)	procure that Creabilis UK pay Alexander Leech [***]% of the Severance Costs;

(d)	issue the Consideration Stock credited as fully paid and deliver to each Vendor duly executed certificates in the relevant Vendor’s name for the number of shares of Consideration Stock shown opposite such Vendor’s name in column (3) of Schedule 1 (The Vendors);

(e)	deliver to the Vendors:

(i)	a counterpart of each document required to be executed and delivered by the Purchaser in connection with this Agreement, duly executed by the Purchaser;

(ii)	a copy of a unanimous written consent of the board of directors of the Purchaser approving this Agreement, the Transaction, and the Certificate of Amendment, and the execution by the Purchaser of the Transaction Documents and any other documents to be executed and delivered by the Purchaser in connection with this Agreement;

(iii)	a copy of written consent of certain stockholders of the Purchaser, in Agreed Form, approving, among other things, the Certificate of Amendment, duly executed by requisite stockholders as stated in Agreed Form; and

(iv)	a copy of the Certificate of Amendment, file-stamped on the Completion Date by the Secretary of State of the State of Delaware.

2.2	Following Completion, the Purchaser will promptly deliver to HMRC the transfers referred to in paragraph 1.1(a)(i) of this Schedule for assessment of stamp duty and will promptly pay the duty assessed.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

SCHEDULE 4

WARRANTIES

Part 1(a)

FUNDAMENTAL WARRANTIES OF THE VENDORS

1.	CAPACITY AND AUTHORITY

1.1	Such Institutional Vendor is validly incorporated, in existence and duly registered under the laws of its country of incorporation.

1.2	Such Vendor has taken all necessary action and has all requisite power and authority to enter into and perform this Agreement and the other Transaction Documents and Joinder Document to which such Vendor is a party in accordance with their terms.

1.3	This Agreement and the other Transaction Documents and Joinder Document to which it is a party constitute (or shall constitute when executed) valid, legal and binding obligations on such Vendor in the terms of the Agreement and such other Transaction Documents and Joinder Document to which such Vendor is a party.

1.4	The execution and delivery of this Agreement, the other Transaction Documents and the Joinder Document to which such Institutional Vendor is a party by such Institutional Vendor and the performance of and compliance with their terms and provisions by such Institutional Vendor will not conflict with or result in a breach of, or constitute a default under, the constitutional documents of such Institutional Vendor, any agreement or instrument to which any such Institutional Vendor is a party or by which it is bound, or any Law, order or judgment that applies to or binds such Institutional Vendor.

1.5	No consent, action, approval or authorisation of, and no registration, declaration, notification or filing with or to, any Authority is required to be obtained, or made, by such Vendor to authorise the execution or performance of this Agreement by such Vendor.

1.6	Other than in respect of [***], such Vendor is not a U.S. person and is not acting for the account or benefit of a U.S. person and is not located in the United States at the time the investment decision is made with respect to the shares of Consideration Stock and any shares of Purchaser Stock to be issued under the terms of this Agreement to such Vendor. In respect of [***], such Vendor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

1.7	Such Vendor hereby warrants that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the shares of Consideration Stock and any shares of Purchaser Stock to be issued under the terms of this Agreement to be acquired by such Vendor pursuant to this Agreement or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the acquisition of such shares of Consideration Stock and any shares of Purchaser Stock to be issued under the terms of this Agreement, (ii) any foreign exchange restrictions applicable to such acquisition of such shares of Consideration Stock and any shares of Purchaser Stock to be issued under the terms of this Agreement, (iii) any governmental or other consents that may need to be obtained in connection with the acquisition of such shares of Consideration Stock and any shares of Purchaser Stock to be issued under the terms of this Agreement, and (iv) the income Tax and other Tax consequences, if any, that may be relevant to the acquisition, holding, redemption, sale, or transfer of such shares of Consideration Stock and any shares of Purchaser Stock to be issued under the terms of this Agreement. Such Vendor warrants that its subscription and payment for and continued beneficial ownership of such shares of Consideration Stock and any shares of Purchaser Stock to be issued under the terms of this Agreement will not violate any applicable securities or other laws of such Vendor’s jurisdiction.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

1.8	If such Vendor is an individual, then such Vendor warrants that it resides in the state or province identified in the address of the Purchaser set forth on Schedule 1 (The Vendors); if such Vendor is a partnership, corporation, limited liability company or other entity, then such Vendor warrants that the office or offices of such Vendor in which its principal place of business is identified in the address or addresses of such Vendor set forth on Schedule 1 (The Vendors).

1.9	Such Vendor is the sole legal and beneficial owner of the number of Shares set out opposite its name in column (2) of Schedule 1 (The Vendors) and is entitled to transfer the full ownership of such Shares on the terms set out in this Agreement.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

Part 1(b)

BUSINESS WARRANTIES OF THE WARRANTORS

1.	SHARES IN THE COMPANY AND THE SUBSIDIARIES

1.1	The Shares constitute the whole of the allotted and issued share capital of the Company and are fully paid and free from all Encumbrances.

1.2	Part 2 of Schedule 2 (Particulars of the Company and the Subsidiaries) lists all the subsidiaries and subsidiary undertakings of the Company and sets out particulars of their allotted and issued share capital.

1.3	The Company or a Subsidiary is the sole legal and beneficial owner of the whole allotted and issued share capital of each of the Subsidiaries and all such shares or quotas (as the case may be) are fully paid up and free from all Encumbrances.

1.4	Each Group Company is validly incorporated, in existence and duly registered under the laws of its country of incorporation.

1.5	No right has been granted to any person to require any of the Group Companies to allot, issue, sell, transfer or convert any share capital and no Encumbrance has been created in favour of any person affecting any unissued shares or debentures or other unissued securities of any of the Group Companies.

1.6	No commitment has been given to create an Encumbrance affecting the Shares or the issued shares of the Subsidiaries (or any unissued shares or debentures or other unissued securities of any of the Group Companies) or for any of them to issue any share capital and no person has claimed any rights in connection with any of those things.

1.7	None of the Group Companies:

(a)	holds or beneficially owns, or has agreed to acquire, any interest of any nature in any shares, debentures or other securities of any company other than the Subsidiaries;

(b)	is or has agreed to become a member of any partnership or other unincorporated association, joint venture or consortium (other than recognised trade associations);

(c)	has any branch or permanent establishment outside its country of incorporation; or

(d)	has allotted or issued any securities that are convertible into shares.

1.8	None of the Group Companies has at any time:

(a)	purchased, redeemed or repaid any of its own share capital; or

(b)	given any financial assistance in connection with any acquisition of its share capital or the share capital of its holding company in contravention of any Law.

1.9	No dividends or distributions have been declared, made or paid by any Group Company.

2.	CONSTITUTIONAL AND CORPORATE DOCUMENTS

2.1	The copies of the memorandum and articles of association or other constitutional and corporate documents of each Group Company included in the Disclosure Documents are true, accurate and complete in all material respects.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

2.2	Returns, particulars, resolutions and other documents which each Group Company is required by Law to file with or deliver to any Authority in any jurisdiction (including the Registrar of Companies in England and Wales) have been correctly made up and filed or delivered and no notice has been received that any is incorrect in any material respect or should be rectified.

2.3	As far as the Warrantors are aware, all statutory books and registers of the Group Companies have been properly kept and no notice or allegation that any of them is incorrect or should be rectified has been received.

3.	ACCOUNTS

3.1	The Accounts:

(a)	have been prepared in accordance with applicable Law and, in the case of the Company Accounts, all applicable Statements of Standard Accounting Practice and Financial Reporting Standards issued or adopted by the Financial Reporting Council (or by the Accounting Standards Board or the Accounting Standards Committee, to the extent not superseded), all applicable abstracts issued or adopted by the Financial Reporting Council (or by the Urgent Issues Task Force, to the extent not superseded), and all applicable Statements of Recommended Practice issued or adopted by bodies recognised by the Financial Reporting Council and, in the case of the Group Accounts, all applicable International Accounting Standards, International Financial Reporting Standards and interpretations developed by the IFRS Interpretations Committee (or the Standing Interpretations Committee, to the extent not superseded), and in each case in accordance with the policies, principles and practices generally accepted and consistent therewith;

(b)	show a true and fair view of the commitments and financial position and affairs of the Company (in the case of the Company Accounts) and of the Group as a whole (in the case of the Group Accounts) as at the Balance Sheet Date and of the profit and loss of the Company (in the case of the Company Accounts) and of the Group as a whole (in the case of the Group Accounts) for the financial year ended on that date;

(c)	are not affected by any unusual or non-recurring items;

(d)	apply policies and estimation techniques of accounting which have been consistently applied in the unaudited financial statements of the Company and in the audited consolidated financial statements of the Group for the [***] accounting reference periods ending on the Balance Sheet Date;

(e)	make proper and adequate provision for all bad and doubtful debts, obsolete or slow-moving stocks and for depreciation on fixed assets;

(f)	do not overstate the value of current or fixed assets;

(g)	do not understate any liabilities (whether actual or contingent);

(h)	contain either provision adequate to cover, or full particulars in notes of, all Taxation (including deferred Taxation) and other liabilities (whether quantified, contingent, disputed or otherwise) of the Company and the Group (as appropriate) as at the Balance Sheet Date; and

(i)	have been filed and laid before the Company in general meeting in accordance with the requirements of applicable Law.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

3.2	The Group Company Accounts:

(a)	have been properly prepared in accordance with applicable law and accounting standards and the policies, principals and practices generally accepted and consistent therewith, and on a basis consistent with that employed in preparing the Accounts, in all material respects; and

(b)	having regard to the purpose for which they were prepared, are not misleading in any material respect and do not materially overstate the assets and profits or materially understate the liabilities and losses of the Group Companies for the periods to which they relate.

3.3	The Group Accounts have been audited by an auditor or firm of accountants qualified to act as auditors in the United Kingdom and the auditors’ report required to be annexed to the Group Accounts is unqualified.

4.	CHANGES SINCE THE BALANCE SHEET DATE

Since the Balance Sheet Date, each Group Company has conducted its business in the normal course and as a going concern and there has been no material adverse change in the turnover, financial position or prospects of any Group Company.

5.	FINANCIAL AND OTHER RECORDS

The financial, statutory, accounting and other records of each of the Group Companies:

(a)	have been properly prepared and maintained;

(b)	constitute an accurate record of all matters required by Law to appear in them;

(c)	do not contain any material inaccuracies or discrepancies; and

(d)	are in the possession of the Group Company to which they relate,

and no notice has been received or allegation made that any such records are incorrect or should be rectified.

6.	INFORMATION

6.1	The particulars relating to each Group Company in this Agreement are complete and accurate in all material respects.

6.2	There is no information that has not been disclosed to the Purchaser in writing which, if disclosed, might reasonably affect the willingness of the Purchaser to buy the Shares on the terms of this Agreement.

7.	COMPLIANCE WITH LAWS AND DISPUTES

7.1	Each Group Company has at all times conducted its business in compliance, in all material respects, with all applicable Laws.

7.2	All necessary licences, registrations and authorisations (public and private) have been obtained by the relevant Group Company to enable the Group Companies to carry on their businesses, in the jurisdictions, and in the manner in which such businesses are currently carried on, and as far as the Warrantors are aware, all such licences, registrations and authorisations are valid and subsisting.

7.3	Each Group Company is and at all times has been in compliance, in all material respects, with applicable provisions of the Health Care Laws of any Regulatory Authority applicable to the

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

ownership, testing, research, development, manufacture, packaging, processing, use, distribution, marketing, labelling, promotion, sale, offer for sale, storage, import, export or disposal of any product under research or development or manufactured or distributed by any Group Company.

7.4	No Group Company has received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any Regulatory Authority alleging or asserting material noncompliance with any Health Care Laws or any Regulatory Authorisation.

7.5	No Group Company has received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Regulatory Authority or any other third party alleging that any product operation or activity is in material violation of any Health Care Laws or Regulatory Authorisation and has no knowledge that the Regulatory Authorities or any other third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding.

7.6	Each Group Company possesses all Regulatory Authorisations required in order to operate its business as currently conducted and in compliance with applicable Laws and such Regulatory Authorisations are valid and in full force and effect and no Group Company is in violation, in any material respect, of any term of any such Regulatory Authorisations, and no Group Company has received notice that any Regulatory Authority has taken, is taking or, as far as the Warrantors are aware intends to, take action to limit, suspend, modify or revoke any material Regulatory Authorisation and has no knowledge that any Regulatory Authority is considering such action.

7.7	The Company has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws or Regulatory Authorisation and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were materially corrected or supplemented by a subsequent submission).

7.8	No Group Company or any of their respective directors, officers, employees, agents, representatives or any persons who perform services for or on behalf of them:

(a)	is or has been engaged in any litigation, administrative, mediation or arbitration proceedings or other proceedings or hearings before any Authority (except for debt collection in the normal course of business); or

(b)	is or has been the subject of any investigation, inquiry or enforcement proceedings by any Authority (including pursuant to any Anticorruption Law),

and no such proceedings, investigations or inquiries have been threatened or are pending and there are no circumstances likely to give rise to any such proceedings, investigations or inquiries.

8.	CONTRACTS

8.1	True and complete copies of all of the Material Contracts are included [***].

8.2	Each of the Material Contracts is in full force and effect and binding on the parties to it. No notice of termination of any Material Contract has been received or served by a Group Company and there are no grounds for determination, rescission, avoidance, repudiation or a material change in the terms of any such Material Contract.

8.3	No Group Company is in material default under any agreement or arrangement to which it is a party and, so far as the Warrantors are aware, no other party to such an agreement or arrangement is in material default thereunder. So far as the Warrantors are aware, there are no circumstances likely to give rise to any such default.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

9.	FINANCE AND GUARANTEES

9.1	Particulars of the indebtedness of each Group Company is set out at paragraph 9.1 of Schedule 1 of the Disclosure Letter.

9.2	No guarantee or Encumbrance has been given by or entered into by any Group Company or any third party in respect of the indebtedness or other obligations of any Group Company.

9.3	The total indebtedness of each Group Company does not exceed its facilities with its bankers or any limitations on the borrowing powers contained in the memorandum or articles of association or other constitutional or corporate documents of that Group Company, or in any debenture or other deed or document binding on that Group Company.

9.4	No Group Company has any outstanding loan capital, or has lent any money that has not been repaid, and there are no debts having an individual value of US[***] or more, or an aggregate value of US[***] or more, owing to any Group Company.

9.5	No Group Company has factored or discounted any of its debts or engaged in financing of a type which would not need to be shown or reflected in the Accounts or waived any right of set-off it may have against any third party.

9.6	No indebtedness of any Group Company is due and payable and no security over any of the assets of any Group Company is now enforceable, whether by virtue of the stated maturity date of the indebtedness having been reached or otherwise.

9.7	No Group Company is responsible for the indebtedness, or for the default in the performance of any obligation, of any other person.

10.	INSOLVENCY

10.1	No member of the Vendor Group nor any Group Company:

(a)	is insolvent or unable to pay its debts within the meaning of the Insolvency Act 1986 or any other insolvency legislation applicable to the company concerned; or

(b)	has stopped paying its debts as they fall due.

11.	INSURANCE

A summary of all of the policies of insurance maintained by or covering each of the Group Companies is included in the Disclosure Documents and is true, accurate and not misleading. All such policies are currently in full force and effect and nothing has been done or omitted to be done by any Group Company which as far as the Warrantors are aware would make any policy of insurance void or voidable. All sums falling due in respect of premiums on such policies of insurance have been paid. There is no outstanding claim by any Group Company under any such policies and, so far as the Warrantors are aware, there are no circumstances likely to give rise to such a claim.

12.	POWERS OF ATTORNEY

12.1	Paragraph 12.1 of Schedule 1 of the Disclosure Letter sets out details of all persons who have authority to bind any Group Company in the ordinary course of business.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

12.2	There are no powers of attorney in force given by any of the Group Companies.

12.3	No person, as agent or otherwise, is entitled or authorised to bind or commit any Group Company to any obligation not in the ordinary course of that Group Company’s business.

13.	TRANSACTIONS WITH THE VENDOR

There is no material outstanding indebtedness or other liability (actual or contingent) and no outstanding contract, commitment or arrangement between a Group Company and any Vendor, any member of any Vendor Group, or any of their respective Representatives.

14.	EFFECT OF SALE ON SHARES

As far as the Warrantors are aware, and having made no enquiry of any Third Party, neither the acquisition of the Shares by the Purchaser nor compliance with the terms of this Agreement will cause any Group Company to lose the benefit of any material right or privilege it presently enjoys or result in the loss or impairment of or any default under any licence, authorisation or consent required by any of the Group Companies for the purpose of its business.

15.	ASSETS

15.1	All of the assets included in the Accounts are legally and beneficially owned by Group Companies, except for those disposed of since the Balance Sheet Date in the ordinary course of business and any assets acquired since the Balance Sheet Date.

15.2	As far as the Warrantors are aware, none of the assets, undertakings or goodwill of any Group Company is subject to any Encumbrance, or to any agreement or commitment to create an Encumbrance, and no person has claimed to be entitled to create such an Encumbrance.

15.3	The Group Companies are in possession and control of all the assets included in the Accounts or acquired since the Balance Sheet Date and all other assets used by the Group.

16.	INTELLECTUAL PROPERTY

16.1	The Intellectual Property listed at paragraph 16.1 of Schedule 1 of the Disclosure Letter is a complete and accurate list of all of the registered Intellectual Property (or applications therefor) owned by the Group Companies or that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any governmental entity (the “Registered Intellectual Property”) with details of the applicable jurisdiction in which the Intellectual Property has been issued or registered or in which jurisdiction an application for such issuance and registration has been filed, the respective registration and application numbers, the names of all registered owners or applicants and the filing and date of grant and maximum potential lifetime thereof. The Registered Intellectual Property together with the unregistered Intellectual Property owned by the Group Companies comprises the “Owned Intellectual Property”.

16.2	The Group Companies either own, or have valid licences to use, all the Intellectual Property required to carry on the Group’s business in the [***] prior to the date of this Agreement (the “Business Intellectual Property”) and none of the Business Intellectual Property will be lost or liable to termination as a result of the Transaction or the execution or performance of any of the Transaction Documents. None of the Business Intellectual Property is owned by any Vendor or by any member of any Vendor Group.

16.3	The Owned Intellectual Property:

(a)	is wholly owned (legally and beneficially) by the Group Companies, free from any Encumbrances;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

(b)	has not been licensed to any third party; and

(c)	is not subject to any agreement that restricts its use, disclosure, licensing or transfer by the Group Companies.

16.4	In respect of the Owned Intellectual Property:

(a)	all registry deadlines for payment of fees and registration of transactions have been met;

(b)	in the case of registrations, the registrations have not been subject to removal, amendment, challenge or surrender and no Vendor and no member of any Vendor Group or the Group has received advice from an in-house or external professional expressing material doubts on, the scope, validity or enforceability of the Registered Intellectual Property;

(c)	in the case of applications, there are no oppositions nor other challenges that would prevent the applications from being granted;

(d)	all Registered Intellectual Property is valid and enforceable;

(e)	all priority claims made in the patents, patent applications, registered trademarks and trademark applications of the Registered Intellectual Property are accurate;

(f)	all appropriate individuals have been named as inventors on the patents and patent applications of the Registered Intellectual Property;

(g)	all invention assignments have been properly executed and recorded for all patents and patent applications of the Registered Intellectual Property;

(h)	so far as the Warrantors are aware, there is no prior art that could reasonably render any of the Registered Intellectual Property unpatentable, and there is no prior art which was required to have been disclosed and has not been disclosed to the United States Patent and Trademark Office or any other agency responsible for registration of Intellectual Property anywhere in the world;

(i)	all those who owe any duty of candor, disclosure, and good faith to the United States Patent and Trademark Office or any other agency responsible for registration of Intellectual Property anywhere in the world with respect to the Registered Intellectual Property have fully complied with such duties under all applicable laws

(j)	no government funding and no facilities of any educational institution or research center were used in the development of any Registered Intellectual Property. No governmental authority, educational institution or research center owns, purports to own, has any other rights in or to, or has any option to obtain any rights in or to, any Registered Intellectual Property;

(k)	there are no domestic manufacturing requirements with respect to any technology that is the subject of the Registered Intellectual Property;

(l)	no Registered Intellectual Property has been abandoned, allowed to lapse, or not renewed other than in the ordinary course of business;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

(m)	no Registered Intellectual Property is subject to third party challenges, oppositions, interferences, derivation proceedings, reexaminations, inter partes reviews, post grant challenges, cancellations, nullity actions, or third party observations; and

(n)	no Intellectual Property is subject to an ownership dispute by a third party based on a superseding obligation to said third party (including, but not limited to, a prior employer of any inventor).

16.5	None of the Group Companies licence Intellectual Property.

16.6	Each officer, employee, contractor or consultant (including any party subject to material transfer agreements, manufacturing agreements, supplier agreements, service agreements, pre-clinical/clinical trial agreements, research agreements, joint venture agreements, and collaboration agreements) that has undertaken work for the Group Companies has either entered into a contract under which they are obliged to disclose and assign any Intellectual Property arising during the course of such work to a Group Company and all such Intellectual Property has been assigned to a Group Company, or the Intellectual Property arising during the course of such work vests in a Group Company by operation of law.

16.7	The activities of the Group Companies have not infringed or misappropriated the Intellectual Property of any third party.

16.8	No notice or allegation has been received by the Group Companies or any Vendor that any Group Company or any Vendor or member of any Vendor Group is, or may be, infringing or misappropriating any third party Intellectual Property or has otherwise challenged the validity or ownership of any of the Owned Intellectual Property or Business Intellectual Property; and

16.9	No Group Company and no Vendor or member of any Vendor Group has notified any third party or otherwise alleged that the third party is, or may be, infringing or misappropriating any Business Intellectual Property.

16.10	Other than the domain names listed at paragraph 16.10 of Schedule 1 of the Disclosure Letter, none of the Group Companies owns any domain names.

16.11	None of the Group Companies operates a website or email account from a domain name owned by a third party.

16.12	The confidential information and knowhow used by the Group Companies is kept confidential, has not been disclosed to third parties other than in the ordinary course of business and subject to written confidentiality obligations from the third party and, has not been subject to unauthorised access by a third party.

16.13	It is not necessary to use any prior inventions of any of Group Companies’ or Vendors’ officers, employees, contractors or consultants made prior to their relationship with the Group Companies or Vendors.

17.	INFORMATION TECHNOLOGY

17.1	Save as set out in the agreements listed at paragraph 17.1 of Schedule 1 of the Disclosure Letter and other than off-the-shelf software, the Group Companies own the IT Systems free from Encumbrances.

17.2	So far as the Warrantors are aware, the terms of the agreements listed at paragraph 17.2 of Schedule 1 of the Disclosure Letter have been complied with by all parties in all material respects and are not subject to any notice of termination.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

17.3	The Group Companies have the benefit of appropriate arrangements and procedures for the maintenance, support, security and disaster recovery of their IT Systems.

17.4	During the last [***] years, the IT Systems have not:

(a)	failed to function in any way that has had a or is likely to have a material and adverse effect on the assets, liabilities, regulatory position, business, condition or operations of the Group;

(b)	been infected by any software virus, so far as the Warrantors are aware; or

(c)	been accessed by any unauthorised person, so far as the Warrantors are aware.

18.	DATA PROTECTION

18.1	All Group Companies that collect or use Personal Data are registered with the United Kingdom Information Commissioner or equivalent data protection authority in any relevant jurisdiction and have materially complied at all times with the data protection legislation applicable to them.

18.2	The systems used by the Group Companies to store or use Personal Data are all located inside the European Economic Area.

18.3	The Group Companies operate appropriate measures and systems in order to prevent unauthorised access to or use of Personal Data held by the Group Companies.

18.4	None of the Group Companies (a) transfers Personal Data to a third party or (b) is party to an agreement that requires a third party to transfer Personal Data to a Group Company.

18.5	As far as the Warrantors are aware, the Group has obtained all consents required under applicable Law in order legally to process the Personal Data in the manner processed by the Group.

18.6	In the last [***] years:

(a)	none of the Group Companies has received a written complaint or objection to its collection or use of Personal Data that remains unresolved; and

(b)	the collection or use of Personal Data by a Group Company has not been the subject of any investigation or proceedings (whether of a criminal, civil or administrative nature).

19.	EMPLOYEES

19.1	As far as the Warrantors are aware, the Disclosure Documents include a copy of: (i) the terms and conditions of employment or engagement of each Key Employee; (ii) the standard terms and conditions of employment or engagement in respect of each category of Employee; and (iii) copies of any terms and conditions of employment that deviate in a material way from the standard form.

19.2	As far as the Warrantors are aware, the Disclosure Documents include a true, accurate and complete list of the Employees.

19.3	As far as the Warrantors are aware, there is no person who will earn in excess of £[***] per annum who has accepted an offer of employment or engagement made by any Group Company whose employment has yet to start and there are no such offers of employment which have been issued and remain open for acceptance.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

19.4	No contractual or gratuitous payment (including in the form of a “golden parachute”) or benefit has been made or may become due to be made to any Employee or consultant in connection with the Transaction.

19.5	There is no person who is engaged by any Group Company to provide services personally to it who is not an Employee.

19.6	Other than routine increase to salary and the level of benefits, no changes to terms and conditions or benefits of any Employee have been proposed or agreed in the [***] months prior to Completion or were due to be considered or implemented by the appropriate employer within [***] months after Completion.

19.7	As far as the Warrantors are aware, at the date of this Agreement, no Employee:

(a)	has given, has threatened to give or received notice terminating his office and/or employment (where that notice has not yet expired); or

(b)	is under threat of dismissal.

19.8	No employer has made any loan or advance to any Employee that is outstanding.

19.9	During the [***] month period prior to Completion, no Group Company has been party to any relevant transfer as defined in the Transfer of Undertakings (Protection of Employment) Regulations 2006 or similar local legislation applicable to any Employee (a “Relevant Transfer”). No Employee or Former Employee has previously transferred to any Group Company pursuant to a Relevant Transfer who at any time before the Relevant Transfer was a member of the defined benefit occupational pension scheme.

19.10	No Group Company has recognised (or done any act which might be construed as recognition of) any trade union, works council or any other employee representative body (“Employee Representative Entity”) whether voluntarily nor entered into or received a request to enter into any kind of collective agreement, understanding or arrangement with any Employee Representative Entity in relation to any of the Employees. There is no social plan applicable to any Group Company.

19.11	No Group Company is required to provide notice to, or otherwise consult with, any Employee Representative Entity prior to the execution of this Agreement or the consummation of the Transaction.

19.12	As far as the Warrantors are aware, no Group Company has any material liability, nor is any Group Company aware of any circumstances which could lead to a material liability, with respect to any misclassification of any individual as a worker, independent contractor, consultant, sub-contractor or equivalent rather than as an employee.

19.13	The Disclosure Documents contain a true and complete list of each material incentive, bonus, commission, profit-sharing, pension, retirement, sick pay, medical, disability, retention, termination, change in control, equity-based compensation and other compensation or benefit plan, policy, program, agreement or arrangements (whether written or oral) providing compensation or other benefits to any Employee or Former Employee (or to any dependant or beneficiary thereof) maintained, sponsored or contributed to by any Group Company, or under which any Group Company has any obligation or liability, whether actual or contingent (each a “Company Benefit Plan”).

19.14

Each Company Benefit Plan has been administered, operated and funded in all material respects in accordance with its terms and all applicable Laws. There are not in respect of any Company Benefit Plan any disputes, actions or claims by any person (other than routine

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

claims for benefits) outstanding, pending or threatened against the administrators of that Company Benefit Plan or any employer or any disputes about the benefits payable under that Company Benefit Plan, and there are no circumstances which might give rise to any such dispute, action or claim.

19.15	Other than the Outstanding Options, there are no shares, share options or other rights in respect of or that relate to employment related securities (including any “phantom” arrangements) in relation to shares in any Group Company held directly or indirectly by any Employee or Former Employee. Each holder of Outstanding Options has prior to the date of Completion entered into a deed of surrender pursuant to which they release all entitlements to any shares in any Group Company or other rights under or in respect of the Outstanding Options.

19.16	No Group Company is or has at any time been the “employer” or “connected with” or “an associate of” the “employer” (as those terms in quotation marks are used in the Pensions Act 2004) in relation to any pension, superannuation or other retirement benefits plan in respect of which benefits are calculated by reference to age, salary or length of service.

20.	REAL ESTATE

20.1	The Properties are the only land and buildings, owned, controlled, used or occupied by any Group Company in connection with its existing business or in relation to which any Group Company has any right, interest or liability.

20.2	As far as the Warrantors are aware, none of the Properties are subject (or likely to become subject) to any matter which might adversely affect a Group Company’s ability to carry on its existing business from the Property in the same manner and at the same cost as at present.

20.3	As far as the Warrantors are aware, none of the Properties are affected by a contract for sale or other disposition of any interest in it.

20.4	As far as the Warrantors are aware, a Group Company has a permanent legal right free from onerous and unusual conditions to use all roads and conducting media serving each of the Properties in the manner in which they are presently used.

20.5	As far as the Warrantors are aware, each of the Properties is served by permanent drainage, water, electricity and gas services all of which are connected to the mains by media located entirely on, in or under the Properties and no Group Company knows of any imminent or likely interruption of the passage or provision of such services.

20.6	Each of the Properties is free from Encumbrances.

20.7	The Properties are in good and substantial repair and fit for the purposes for which they are used.

20.8	A Group Company has paid the rent and observed and performed the covenants on the part of the lessee and the conditions contained in the leases under which the Properties are held.

20.9	As far as the Warrantors are aware, all licences, consents and approvals required from the lessors under the leases of the Properties.

20.10	None of the Group Companies have any continuing liability in respect of any properties formerly owned or occupied by a Group Company.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

21.	ENVIRONMENT, HEALTH & SAFETY

21.1	Each Group Company has obtained and, as far as the Warrantors are aware, has for the previous [***] years been in compliance with all EHS Consents, all EHS Consents are in full force and effect and there are no facts, matters or circumstances (including the transaction contemplated under this Agreement) that may lead to the revocation, suspension, variation or non-renewal of any EHS Consents.

22.	TAX

22.1	The Accounts make full provision or reserve in accordance with generally accepted accounting principles in respect of any period ended on or before the Balance Sheet Date for all Tax assessed or liable to be assessed on each Group Company or for which each Group Company is accountable at the Balance Sheet Date whether or not the relevant Group Company has or may have any right of reimbursement against any other person and proper provision has been made and shown in the Accounts for deferred taxation in accordance with generally accepted accounting principles.

22.2	Since the Balance Sheet Date, no Group Company has been involved in any transaction which has given or may give rise to a liability to Tax on any Group Company (or would have given or might give rise to such a liability but for the availability of any relief) other than Tax in respect of normal trading income or receipts of the relevant Group Company arising from transactions entered into by it in the ordinary course of business.

22.3	Each Group Company has duly and punctually paid all Tax which it is, or has become, liable to pay and is not, and has not, in the [***] years ending on the date of this Agreement, been liable to pay a penalty, charge, fine or interest in connection with Tax and, so far as the Warrantors are aware, there are no circumstances by reason of which any Group Company may become liable to pay any penalty, charge, fine or interest in connection with Tax.

22.4	Each Group Company has within applicable time limits submitted all Tax Returns, provided all information, given all notices, submitted all accounts, obtained all registrations as it is required to make, provide, give, submit, obtain or maintain and all such Tax Returns, accounts, information and notices were, and remain, correct and accurate in all material respects. Each Group Company has fully complied on a timely basis with all notices served on it and any other requirements lawfully made of it by any Tax Authority.

22.5	No waivers of statutes of limitations (other than waivers no longer in force) have been given with respect to any Taxes of any Group Company, and no Group Company is currently a party to any agreement extending the time with respect to any Tax assessment or deficiency.

22.6	No written claim has been made in the past [***] years by a Tax Authority in a jurisdiction where any Group Company does not file Tax Returns that such Group Company is or may be subject to Tax in that jurisdiction.

22.7	Each Group Company has deducted or withheld all amounts which it has been obliged by law to deduct or withhold from any payment made (or treated as made) by it or in connection with the provision by it of any benefit, payment or asset and has duly accounted to the relevant Tax Authority for all such amounts. Proper records have been maintained in respect of all such deductions and payments.

22.8	Each Group Company maintains complete and accurate records, invoices and other information in relation to Tax that it is required to maintain and all such records, invoices and information meet all legal requirements in all material respects and enable the Tax liabilities of any Group Company arising on or before Completion to be calculated adequately in all material respects.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

22.9	No Group Company has entered into any agreement or arrangement with a Tax Authority (being an agreement or arrangement not based on a strict application of law) or benefits from any preferential Tax regime (other than a Tax regime imposed by the Laws of the jurisdiction in which the Group Company is incorporated) or has been granted any concession by a Tax Authority (other than a formal published extra statutory concession available generally to taxpayers) concerning in any way whatsoever its liability to Tax.

22.10	No Group Company is involved in a dispute or disagreement with a Tax Authority and no Group Company is or has, within the last [***] years, been the subject of an investigation, enquiry, assessment, audit, non-routine visit or review by any Tax Authority and, so far as the Warrantors are aware, there are no facts or circumstances which are likely to give rise to any such dispute, disagreement, investigation, enquiry, assessment, audit, non-routine visit or review.

22.11	Each Group Company is, and always has been, resident only in its jurisdiction of incorporation for Tax purposes of all jurisdictions and no Group Company is or has been subject to Tax in any jurisdiction other than its jurisdiction of incorporation.

22.12	No Group Company is or has ever been a member of: (a) a group of companies; (b) a fiscal consolidation; (c) a consortium; (d) a fiscal unity; or (e) a consolidated group for any Tax purpose of which any company other than a Group Company is a member.

22.13	No transaction or event has occurred or been effected which has resulted or could result in any charge, lien, security interest, encumbrance or other third party right arising over the shares in a Group Company or any asset of any Group Company in respect of unpaid Tax.

22.14	No Group Company is, or will become, liable to make to any person (including any Tax Authority) any payment in respect of any liability to Tax which is primarily or directly chargeable against, or attributable to, any other person (other than any Group Company).

22.15	No Group Company is bound by or party to any Tax indemnity, Tax sharing, Tax allocation or similar agreement, or any other contractual obligation to pay the Tax obligations of another person or to pay the Tax obligations with respect to transactions relating to any other person.

22.16	All transactions, agreements, arrangements, acquisitions or disposals to which any Group Company is a party to or otherwise involved in have been made on arm’s length terms and each Group Company maintains and holds adequate books and records for the purposes of evidencing that arm’s length terms have been applied.

22.17	Each Group Company has complied with its obligations to register for the purposes of VAT and has complied in all material respects with its obligations under any Tax legislation relating to VAT. No Group Company has assumed or otherwise been registered under the same VAT registration number as any other person.

22.18	All documents which (i) are required to be stamped or are subject to a stamp, registration, transfer or similar Tax and are in the possession of any Group Company, or (ii) are necessary to establish the title of any Group Company to any asset or to enforce any rights and in respect of which any stamp duty, registration, transfer or other similar Tax is payable (whether as a condition to the validity, registrability or otherwise), have been duly stamped or such stamp, registration, transfer or similar Tax has been paid in respect of such documents.

22.19	Each Group Company has duly paid all stamp duty reserve tax to which it is liable and each Group Company has duly filed all land transaction returns required to be filed with any Tax Authority and has paid all stamp duty land tax to which it is liable or may be liable.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

22.20	No Group Company has been involved in any scheme, arrangement, transaction or series of transactions in which the main purposes or one of the main purposes was the avoidance of Tax.

22.21	Neither the Company nor any Subsidiary is, nor has ever been, a close company (within the meaning of section 439 of the United Kingdom Corporation Tax Act 2010).

22.22	All transactions in respect of which any clearance or consent was required from any Tax Authority have been entered into by a Group Company after such consent or clearance has been properly obtained. Any application for such clearance or consent has been made on the basis of full and accurate disclosure of all the relevant material facts and considerations, and all such transactions have been carried into effect only in accordance with the terms of the relevant clearance or consent.

22.23	No transactions have taken place between any Group Company and any other person which will give rise to a charge to Tax which is primarily chargeable against any Group Company as a result of the execution of this Agreement (including but not limited to Completion).

22.24	No Group Company has granted to any person any power of attorney with respect to any Group Company that will continue to be in force with respect to any Tax matter after Completion.

22.25	No entity classification election pursuant to Treasury Regulations Section 301.7701-3 or Section 897(i) of the Code has ever been filed with respect to the Company or, so far as the Warrantors are aware, any other Group Company.

22.26	No Group Company is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

Part 2

WARRANTIES OF PURCHASER

1.	CORPORATE EXISTENCE AND POWER

1.1	The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation.

2.	CORPORATE AUTHORIZATION

2.1	The Purchaser has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement, the other Transaction Documents and the Joinder Document to which it is a party; and the execution, delivery and performance by the Purchaser of this Agreement, the other Transaction Documents and the Joinder Document to which it is a party has been duly authorized by all necessary action on the part of the Purchaser and the performance of and compliance with their terms and provisions by the Purchaser will not conflict with or result in a breach of, or constitute a default under, the constitutional documents of the Purchaser or any other Group Company, any agreement or instrument to which the Purchaser is a party or by which it is bound, or any Law, order or judgment that applies to or binds the Purchaser. This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

2.2	No consent, action, approval or authorisation of, and no registration, declaration, notification or filing with or to, any Authority is required to be obtained, or made, by the Purchaser to authorise the execution or performance of this Agreement by the Purchaser.

3.	PURCHASER CAPITALIZATION

3.1	As of the date of this Agreement, prior to the effectiveness of the Certificate of Amendment, the authorized capital stock of the Purchaser consists of 85,000,000 shares of common stock, par value US$0.0001 per share (the “Purchaser Common Stock”) and 52,605,468 shares of preferred stock, par value US$0.0001 per share (the “Purchaser Preferred Stock”), of which 2,333,334 shares are designated as “Series A-1 Preferred Stock” (“Purchaser Series A-1 Preferred Stock”), 8,956,648 shares are designated as “Series A-2 Preferred Stock”(“Purchaser Series A-2 Preferred Stock”) and 41,315,486 shares are designated as “Series A-3 Preferred Stock” (“Purchaser Series A-3 Preferred Stock”). As of the date of this Agreement, upon the effectiveness of the Certificate of Amendment, the authorized capital stock of the Purchaser consists of 120,531,317 shares of Purchaser Common Stock and 88,136,785 shares of Purchaser Preferred Stock, of which 2,333,334 shares are designated as Series A-1 Preferred Stock, 8,956,648 shares are designated as Series A-2 Preferred Stock and 76,846,803 shares are designated as Series A-3 Preferred Stock. As of the date of this Agreement, immediately prior to Completion, (i) 15,278,832 shares of Purchaser Common Stock have been issued and are outstanding and no shares of Purchaser Common Stock are held in treasury, (ii) 2,189,334 shares of Series A-1 Preferred Stock have been issued and are outstanding, (iii) 6,466,287 shares of Series A-2 Preferred Stock have been issued and are outstanding, and 38,744,448 shares of Series A-3 Preferred Stock have been issued and are outstanding. All such issued and outstanding shares of capital stock of Purchaser have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights created by statute, the Purchaser’s certification of incorporation or bylaws or any agreement to which the Purchaser is a party or by which it is bound, and have been issued in compliance with applicable federal and state securities or “blue sky” Laws.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

3.2	As of the date of this Agreement, except for (i) the conversion privileges of the Purchaser Preferred Stock and (ii) 15,500,000 shares of Purchaser Common Stock reserved for issuance under the Purchaser’s equity incentive plans, under which (a) options to purchase 3,727,225 shares are outstanding (including options granted outside of the Purchaser’s equity incentive plans) and options to purchase 10,690,391 shares of Purchaser Common Stock have been exercised and are reflected in the number of outstanding shares of Purchaser Common Stock set forth above, and (b) 1,082,384 shares of Purchaser Common Stock, which were issued directly the holder thereof and not issued upon the exercise of any option, have been issued under the Purchaser’s equity incentive plans and are reflected in the number of outstanding shares of Purchaser Common Stock set forth above, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Purchaser of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Purchaser’s capital stock.

4.	VALID ISSUANCE

4.1	The shares of Consideration Stock have been duly authorized and upon issuance, any shares of Purchaser Stock to be issued under the terms of this Agreement shall be duly authorized, and, upon issuance, the shares of Consideration Stock and any shares of Purchaser Stock to be issued under the terms of this Agreement will be validly issued, fully paid and non-assessable and free and clear of Encumbrances of any kind except for restrictions on transfer imposed under applicable securities laws and the Purchaser Stockholder Agreements.

5.	U.S. SECURITIES LAWS COMPLIANCE

5.1	The Purchaser is an “accredited investor”, as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Purchaser is not receiving the Shares as a result of any “general solicitation” or “general advertising”, as those terms are defined in Regulation D promulgated under the Securities Act.

5.2	The Purchaser is acquiring the Shares as an investment for its own account and not with a view to the distribution thereof.

5.3	The Purchaser agrees and understands that the Shares have not been, and will not be, registered under the Securities Act or the securities laws of any state or other jurisdiction of the United States and that the Shares may be sold or disposed of only in one or more transactions (a) registered under the Securities Act and the applicable securities laws of any state or other jurisdiction of the United States or (b) as to which an exemption from the registration requirements of the Securities Act and the applicable securities laws of any state or other jurisdiction of the United States is available.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

SCHEDULE 5

LIMITATIONS ON LIABILITY

1.	FINANCIAL LIMITS ON CLAIMS

1.1	The liability of each Vendor in respect of any Claim for a breach of the Fundamental Warranties and any other breach by that Vendor of this Agreement or claim under this Agreement against that Vendor shall not exceed and shall be limited to the [***] of the [***] and to [***] and [***] to the [***] to the [***] or [***]. The sole recourse of the Purchaser shall be to any consideration paid or payable and issued or issuable to the Vendor pursuant to this Agreement.

1.2	The total aggregate liability in respect of all Warranty Claims and Tax Claims shall not exceed US$[***] and the Purchaser’s sole recourse for a Settled Claim or Settled Tax Covenant Claim shall be a [***].

1.3	There shall be no liability in respect of a Warranty Claim unless the amount of the liability pursuant to that Warranty Claim would (but for this paragraph 1.3 in respect of that Warranty Claim exceed US$[***] and for these purposes Warranty Claims arising out of the same or similar subject matter, facts, events or circumstances shall be aggregated to form a single Warranty Claim).

1.4	There shall be no liability in respect of a Warranty Claim unless the aggregate amount of the liability for all Warranty Claims (other than Warranty Claims excluded by paragraph 1.3), would exceed US$[***], in which case the liability shall be for the entire amount of such Warranty Claim and not merely the excess.

2.	TIME LIMITS ON CLAIMS

2.1	No Vendor shall be liable in respect of any Claim for breach of a Fundamental Warranty, unless the Purchaser has given notice in writing of such Claim to the Vendor’s Representative and in the case of an Institutional Vendor the Institutional Vendor, on or before the date that is [***] from the date of Completion.

2.2	There shall be no liability in respect of any Warranty Claim other than an IP Claim or a Tax Warranty Claim, unless the Purchaser has given notice in writing of such Warranty Claim to the Vendor’s Representative on or before the date that is [***] from the date of Completion.

2.3	There shall be no liability in respect of any IP Claim or Tax Claim, unless the Purchaser has given notice in writing of such IP Claim or Tax Claim (as applicable) to the Vendor’s Representative on or before the date that is [***] from the date of Completion.

2.4	The notices referred to in paragraphs 2.1 to 2.3 shall include a summary, stating in reasonable detail, the nature of the Claim as far as it is known to the Purchaser and the amount claimed provided that the failure to include such reasonable detail of the nature of the Claim shall not be a condition precedent to the liability of a party, or prejudice the Purchaser’s right to claim under this Agreement (unless such breach has prejudiced the Vendors or the Warrantors, but then only to the extent of such prejudice).

2.5	For the avoidance of doubt, the Purchaser may give notice of any single Claim in accordance with this paragraph 2 (as applicable), whether or not the amount set out in paragraph 1.4 has been exceeded at the time the notice is given.

2.6	There shall be no liability for a Warranty Claim unless proceedings in respect of such Warranty Claim made within a period of [***] starting on the day of notification of the Warranty Claim (and provided that such Warranty Claim has not otherwise been satisfied, settled or withdrawn).

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

2.7	If a Warranty Claim which is based on a liability which is a contingent liability is notified within the applicable time limit in paragraphs 2.1 to 2.3 inclusive, then the [***] period referred to in paragraph 2.6 will commence on the day on which the relevant contingent liability becomes an actual liability.

3.	OTHER SPECIFIC LIMITATIONS

3.1	The Warrantors shall not be liable in respect of a Warranty Claim (other than a Tax Warranty Claim):

(a)	to the extent that the matter giving rise to the Warranty Claim would not have arisen but for:

(i)	anything expressly provided to be done or omitted to be done pursuant to this Agreement or any other Transaction Document; or

(ii)	the passing of, or a change in, a law, rule, regulation, interpretation of the law or administrative practice of a government, governmental department, agency or regulatory body after the date of this Agreement, in each case not actually or prospectively in force at the date of this Agreement;

(iii)	any change after Completion in the accounting bases, policies, practices or methods applied in preparing any accounts or valuing any assets or liabilities of the Company from those used in preparing the Accounts other than a change which is reported by the auditors for the time being of that Group Company to be required by Law; or

(b)	to the extent that the matter giving rise to the Claim is an amount for which a member of the Purchaser Group has a right of recovery against, or an indemnity from, a person other than a Vendor or Warrantor, whether under a provision of applicable law, insurance policy or otherwise howsoever and the Purchaser actually recovers under that indemnity, policy or applicable law (after taking account of any deductible or excess, and any Tax suffered on the proceeds and any costs (excluding any part thereof which represents recoverable VAT) reasonably incurred in making such recovery);

(c)	to the extent that allowance, provision or reserve in respect of the fact, matter, event or circumstance giving rise to such Claim has been specifically and fully made in the Accounts or the Completion Accounts; and

(d)	to the extent that [***] are actually aware at the date of this Agreement of the fact, matter, event or circumstance which is the subject matter of the Claim and that such fact, matter or circumstance could reasonably be expected to amount to a Claim.

4.	SET OFF

The parties agree that where no payment (or issuance) is due to be made to the Vendors pursuant to Clause 3.6(a) or Schedule 7 (Milestone Consideration) and accordingly the applicable set off obligation in Clause 20.6 does not apply, a Claim or Tax Covenant Claim shall remain valid until such time as payment (or issuance) to the Vendors becomes due pursuant to Schedule 7 (Milestone Consideration) and the amount of such Claim or Tax Covenant Claim shall then become payable and set off shall apply to such amount in accordance with Clause 20.6.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

5.	CONTINGENT LIABILITIES

Neither the Vendors nor the Warrantors shall be liable in respect of any contingent liability in relation to any Claim unless and until such contingent liability becomes an actual quantifiable liability and is due and payable. This is without prejudice to the right of the Purchaser to give notice of the relevant Claim to the Vendors notwithstanding the fact that the liability may not have become an actual liability. The fact the liability may not have become an actual liability within the time limits provided in paragraph 1.4 shall not exonerate the Vendors in respect of any Claim properly notified within such time limits.

6.	SUBSEQUENT RECOVERY

If the Vendors pay the Purchaser any amount in respect of a Claim (other than any Tax Warranty Claim) and the Purchaser or any member of the Purchaser Group subsequently becomes entitled to recover from a third party a sum which is referable to that Claim, the Purchaser shall give notice to the Vendors, and shall use all reasonable endeavours to recover from such third party. If any amount is actually recovered from such third party, then, after the deduction of the costs of the Purchaser and each member of the Purchaser Group in obtaining such recovery and any Tax chargeable on such recovery, the balance (up to the amount actually paid by the Vendor to the Purchaser) shall be repaid by the Purchaser to the Vendors.

7.	NO DUPLICATION OF RECOVERY

The Purchaser shall not be entitled to recover damages or obtain payment, reimbursement, restitution or indemnity more than once in respect of the same Loss, regardless of whether more than one Claim or Tax Covenant Claim arises in respect of it.

8.	CONDUCT OF THIRD PARTY CLAIMS

8.1	If the Purchaser becomes aware of any claim by a third party (a “Third Party Claim”) after Completion which is likely to result in a Claim (other than any Tax Warranty Claim), the Purchaser shall promptly give notice of the Third Party Claim to the Vendors’ Representative and, subject to the Purchaser and each member of the Purchaser Group being indemnified and secured to the Purchaser’s reasonable satisfaction by the Vendors against all reasonable costs and expenses, including those of its legal advisers, incurred in respect of that Third Party Claim, shall and shall procure that the Group Companies shall:

(a)	not make any knowing admission of liability or make any agreement or compromise in relation to that Third Party Claim without prior consultation with the Vendors; and

(b)	(subject to the Vendors having accepted liability to the Purchaser in respect of the Claim and the Purchaser being entitled to engage its own legal advisers) take such action as the Vendors may reasonably request to avoid, resist, dispute, appeal, compromise, remedy or defend that Third Party Claim, except where, in the reasonable opinion of the Purchaser, such action would be materially prejudicial to the business of the Purchaser or any of the Group Companies, would be misleading or inaccurate in any material respect or would materially affect the future liability to Tax of any Group Company.

8.2	The rights of the Vendors under paragraph 8.1 shall only apply to a Third Party Claim if the Vendors give notice to the Purchaser in writing of their intention to exercise their rights within twenty (20) Business Days of the Purchaser giving notice of the Third Party Claim. If the Vendors do not give notice during that period, the Purchaser shall be entitled in its absolute discretion to settle, compromise, or resist any action, proceedings or claim against any member of the Purchaser Group out of which that Third Party Claim arises.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

8.3	The Purchaser shall not be precluded from bringing any Claim under this Agreement by reason of any breach of the terms of this paragraph 8.

9.	VENDOR ACCESS

In the event of a Claim, the Purchaser shall procure that the Vendors’ Representative and its Representatives are provided, upon reasonable notice and during Working Hours, access to such information, records, premises and personnel of the relevant Group Companies as the Vendors may reasonably require (not being any which would otherwise be subject to legal privilege) to investigate, avoid, remedy, dispute, resist, appeal, compromise or contest such Claim.

10.	FRAUD AND WILFUL MISCONDUCT

The provisions of paragraph 1 shall not apply in respect of a Claim or Tax Covenant Claim if it is (or the delay in the discovery of which is) the consequence of fraud, wilful misconduct or wilful concealment, by any of the Vendors or any member of any Vendor Group or any of their present or former directors, officers or employees.

11.	MITIGATION

Nothing in this Schedule 5 restricts or limits the Purchaser’s general obligation at law to mitigate any loss or damage which it may incur. For the avoidance of doubt, there is no obligation for the Purchaser to mitigate any loss or damage in respect of a Tax Covenant Claim.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

SCHEDULE 6

COMPLETION ACCOUNTS

1.	NET DEBT STATEMENT AND NET WORKING CAPITAL STATEMENT

1.1	The Purchaser shall procure that a draft of the Net Debt Statement (the “Draft Net Debt Statement”) and Net Working Capital Statement (“Draft Net Working Capital Statement”) is prepared in accordance with the provisions of this Schedule 6 (Completion Accounts) and delivered to the Vendors’ Representative within sixty (60) days of Completion.

1.2	The Vendors’ Representative shall notify the Purchaser whether or not it accepts the Draft Net Debt Statement and the Draft Net Working Capital Statement for the purposes of this Agreement within thirty (30) days of receiving it and, if it does not accept either or both of them, the items in the Draft Net Debt Statement and/or the Draft Net Working Capital Statement which it disputes and the basis upon which it disputes such items, within thirty (30) days of receiving it.

1.3	Where the Vendors’ Representative notifies the Purchaser within the period specified in paragraph 1.2 that it does not accept the Draft Net Debt Statement or the Draft Net Working Capital Statement the parties shall attempt in good faith, to reach agreement in respect of the Draft Net Debt Statement and the Draft Net Working Capital Statement and, if they are unable to do so within ten (10) Business Days following receipt by the Purchaser of the notice referred to in paragraph 1.2, the dispute shall be referred to the Reporting Accountants.

1.4	Where the Vendors’ Representative are satisfied with the Draft Net Debt Statement and the Draft Net Working Capital Statement (either as originally submitted by the Purchaser or after adjustments agreed between the Vendors’ Representative and the Purchaser) or where the Vendors’ Representative fail to notify the Purchaser of:

(a)	its non-acceptance of the Draft Net Debt Statement or the Draft Net Working Capital Statement,

(b)	the items which it disputes, or

(c)	the basis upon which it disputes such items,

within the thirty (30) day period referred to in paragraph 1.2, then the Draft Net Debt Statement (incorporating any agreed adjustments) shall constitute the “Net Debt Statement” for the purposes of this Agreement and the Draft Net Working Capital Statement (incorporating any agreed adjustments) shall constitute the “Net Working Capital Statement” for the purposes of this Agreement and they shall be final and binding on the Vendors and the Purchaser.

1.5	Where a dispute is referred to the Reporting Accountants under paragraph 1.3, the Reporting Accountants shall be engaged by the Vendors and the Purchaser on the terms set out in this Schedule 6 (Completion Accounts) and otherwise on such terms as shall be agreed between the Vendors’ Representative, the Purchaser and the Reporting Accountants. The Vendors’ Representative, its accountants and, if appointed, the Reporting Accountants shall be granted reasonable access, at reasonable times and on reasonable notice, to the books and records of the Group and any other information of the Group which may reasonably be required to enable them to agree and/or determine the final Net Debt Statement and the Net Working Capital Statement. The Vendors’ Representative, its accountants and the Reporting Accountants shall have the right to take copies of any documents that they reasonably require and shall have access to the relevant personnel of the Group as they reasonably require in order to enable them to determine and/or agree the final Net Debt Statement and Net Working Capital Statement.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

1.6	The Reporting Accountants shall determine their own procedure, subject to the following:

(a)	the Purchaser, the Vendors’ Representative and/or their respective accountants shall each promptly, (and in any event within twenty (20) Business Days of a relevant appointment) submit a written statement on the matters in dispute (together with relevant supporting documents) to the Reporting Accountants for determination and deliver a copy of such written statement and supporting documents to the other parties;

(b)	following delivery of their respective submissions, the Purchaser and the Vendors’ Representative shall have the opportunity to comment once only (provided that nothing in this sub-paragraph shall prevent the parties from responding to any requests from the Reporting Accountants under paragraph 1.5) on the other party’s submissions by written comment delivered to the Reporting Accountants not later than fifteen (15) Business Days after the written statement was first submitted to the Reporting Accountants and copied to the other parties pursuant to paragraph 1.6(a);

(c)	apart from procedural matters and/or as otherwise set out in this Agreement, the Reporting Accountants shall determine only:

(i)	whether any of the arguments for an alteration to the Draft Net Debt Statement and/or the Draft Net Working Capital Statement put forward in the written statements submitted under paragraph 1.6(a) is correct in whole or in part; and

(ii)	if so, what alterations should be made to the Draft Net Debt Statement and the Draft Net Working Capital Statement in order to correct the relevant inaccuracy in it;

(d)	the Reporting Accountants shall make their determination pursuant to paragraph 1.6(e) within twenty (20) Business Days of the expiry of the fifteen (15) Business Day period referred to in paragraph 1.6(b) or as soon thereafter as is reasonably possible and such determination shall be in writing and shall be delivered to the Vendors’ Representative and the Purchaser at the addresses for notice specified herein and shall (unless otherwise agreed by the Vendors and the Purchaser) include reasons for each relevant determination;

(e)	the Reporting Accountants shall act as experts (and not as arbitrators) in making their determination and their determination of any matter falling within their jurisdiction shall be final and binding on the Vendors and the Purchaser save in the event of manifest error (when the relevant part of their determination shall be void and the matter shall be resubmitted to the Reporting Accountants by either party for correction as soon as reasonably practicable);

(f)	the Reporting Accountants shall not be entitled to determine the scope of their own jurisdiction; and

(g)	the charges and expenses (including VAT) of the Reporting Accountants shall be borne as they shall direct at the time they make any determination pursuant to paragraph 1.6(e) or, failing such direction, equally between the Purchaser on the one hand and the Vendors on the other.

1.7	Any determination of the Reporting Accountants under paragraph 1.6(e) above shall be deemed to be incorporated into the Draft Net Debt Statement and the Draft Net Working

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

Capital Statement which, as adjusted by the alterations so determined by the Reporting Accountants (if any), shall become the Net Debt Statement and the Net Working Capital Statement respectively and be final and binding on the Vendors and the Purchaser.

1.8	Nothing in this paragraph 1 shall entitle a party or the Reporting Accountants access to any information or document which is protected by legal professional privilege, or which has been prepared by another party or its accountants and other professional advisers with a view to assessing the merits of any claim or argument, provided that a party shall not be entitled by reason of this paragraph 1.8 to refuse to supply such part or parts of documents as contain only the facts on which the relevant claim or argument is based.

1.9	Each party shall, and shall procure that its accountants and other advisers shall, and shall instruct the Reporting Accountants to, keep all information and documents provided to them pursuant to this paragraph 1 confidential and shall not use them for any purpose, except for disclosure or use in connection with the preparation of the Net Debt Statement and Net Working Capital Statement, the proceedings of the Reporting Accountants or any other matter arising out of this Agreement or in defending any claim or argument or alleged claim or argument relating to this Agreement or its subject matter.

2.	FORM OF COMPLETION ACCOUNTS

2.1	The Net Debt Statement shall be drawn up in the form set out below:

Close of Business on the Completion Date (£)
Third Party Debt
- Cash Balances

Net Debt Amount

2.2	The Net Working Capital Statement shall be drawn up in the form set out below:

Close of Business on the Completion Date (£)
stocks
+ debtors (including VAT repayments)
- creditors (including any Tax Authority)

Net Working Capital Amount

2.3	The Completion Accounts shall be drawn up in accordance with:

(a)	the following specific policies, bases, methods, practise and procedures:

(i)	the Completion Accounts shall be expressed in dollars. If any amount is expressed in a currency other than dollars it shall be converted into sterling at the Exchange Rate applicable as at the Completion Date;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

(ii)	the Completion Accounts shall reflect the position of the Group Companies as at Completion;

(iii)	the Completion Accounts shall be prepared on the basis that the Group is a going concern;

(iv)	full provision shall be made for all actual, future and contingent liabilities of the Group Companies as at the Completion Date in accordance with FRS 12;

(v)	full provision shall be made for any liability of any Group Company arising as a result of the Change of Control of the Company on Completion;

(vi)	no value shall be attributed to any assets (including, in particular, any prepayment or debt) except to the extent that, following Completion, a Group Company will have the benefit thereof;

(vii)	full provision shall be made for rebates and discounts that will fall due and fees, bonuses and commissions that will become payable after Completion in either case in respect of sales or other transactions that took place before Completion;

(viii)	the Completion Accounts shall be prepared as if the Completion Date was the end of a Tax and accounting reference period;

(ix)	proper provision shall be made for any due or accrued but not paid Taxes of the Group Companies and any Tax payable or incurred by a Group Company (a) as a result of the exercise, or surrender, of any options or warrants in the Company (including, for the avoidance of doubt, any Outstanding Options) at or prior to Completion; or (b) on the Employee Transaction Bonuses to the extent not included in Schedule 10 (Transaction Costs);

(x)	provision shall be made for [***]% of the Severance Costs (and any Tax payable or incurred by a Group Company in respect of such Severance Costs);

(xi)	full provision shall be made for accrued but unpaid salaries and associated Taxes for November 2016 at the date of Completion; and

(xii)	the Net Working Capital Statement shall not include any liability to the extent such liability is included in the computation of the Net Debt Amount.

(b)	to the extent not inconsistent with sub-paragraph (a) above, the requirements of all relevant Laws and generally accepted accounting policies, bases, methods, practices and procedures in the United Kingdom and with all applicable Statements of Standard Accounting Practice, Financial Reporting Standards, abstracts issued or adopted by the Financial Reporting Council and Statements of Recommended Practice issued or adopted by bodies recognised by the Financial Reporting Council as at the Completion Date and shall show a true and fair view of the state of affairs of the Group Companies at the Completion Date and the profits (or loss) of the Group Companies for the period from the Balance Sheet Date to the Completion Date; and

(c)	to the extent not inconsistent with sub-paragraphs (a) and (b) above, the accounting policies, bases, methods, practices and procedures adopted in the Accounts, applied on a consistent basis.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

SCHEDULE 7

MILESTONE CONSIDERATION

1.	MILESTONE CONSIDERATION

1.1	The parties agree that the provisions of this Schedule 7 (Milestone Consideration) shall apply to the determination and calculation of Milestone Consideration.

1.2	Any payment of Milestone Consideration to be satisfied by the issuance of Purchaser Stock will be paid, or deemed to be paid, in such proportions as the Vendors’ Representative notifies to the Purchaser in writing at least 10 Business Days prior to the date on which the Milestone Consideration is due to be paid. The Purchaser shall not be required, and shall not be in default of any obligation under this Agreement, to pay the Milestone Consideration until the Vendors’ Representative makes such notification.

1.3	Notwithstanding anything to the contrary in this Agreement, no fractional shares of Purchaser Stock will be issued, and no certificates for any such fractional shares shall be issued hereunder. In lieu thereof, each Vendor who would otherwise be entitled to receive a fraction of a share of Purchaser Stock (after aggregating all fractional shares of Purchaser Stock to be received by such Vendor) shall receive an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the Purchaser Stock Price measured as of the date of the event triggering the issuance of such shares of Purchaser Stock.

2.	PRODUCT MILESTONES

[***] Milestones

2.1	The Purchaser shall issue or pay (as elected by the Advisory Committee and notified to the Purchaser by the Vendors’ Representative) the First Milestone Cash Consideration (if any) and issue the First Milestone Stock Consideration to the Vendors:

(a)	where the [***] Phase 2b Trial has Commenced on or before the [***] Phase 2b Longstop Date, on the date falling thirty (30) days from the date of Commencement of a [***] Phase 2b Trial; or

(b)	where a [***] Phase 2b Trial has not Commenced by the [***] Phase 2b Longstop Date:

(i)	on the [***] Phase 2b Longstop Date if the failure to Commence a [***] Phase 2b Trial is not due to a [***]; or

(ii)	on the Delayed [***] Phase 2b Longstop Date if the failure to Commence a [***] Phase 2b Trial is due to a [***].

2.2	The Purchaser shall issue the Second Milestone Consideration to the Vendors on the date falling thirty (30) days from the date of [***] of a [***] [***] Trial provided such [***] [***] Trial [***] date is on or before the [***] [***] Longstop Date. If the [***] of a [***] [***] Trial is after the [***] [***] Longstop Date, the Second Milestone Consideration shall [***].

2.3	[***]:

(a)	where a [***] [***] Trial has not [***] by the [***] [***] Longstop Date and [***], to issue US$[***] of the Second Milestone Consideration to the Vendors, in which case the obligation in paragraph 2.2 above shall apply but with “Second Milestone Consideration” referring to the remaining US$[***] of Second Milestone Consideration only and with “[***] Phase 3 Longstop Date” meaning the date falling [***] from the date on which the Purchaser [***]; and

(b)	where a [***] [***] Trial has not [***] by the [***] and [***], to issue a further US$[***] of the Second Milestone Consideration to the Vendors, in which case the obligation in paragraph 2.2 above shall apply but with “Second Milestone Consideration” referring to the remaining US$[***] of Second Milestone Consideration only and without reference to the “[***] [***] Longstop Date”.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

2.4	The parties agree that in the event the Purchaser elects (at its sole discretion) to cease development of a [***] Product no further payments shall be made pursuant to paragraphs 2.1 to 2.3 above.

[***] Milestones

2.5	In the event the Purchaser elects (at its sole discretion) to cease development of a [***] Product prior to any milestone payments becoming due pursuant to [***] and a [***] [***] Trial has [***], the Purchaser shall issue the Third Milestone Consideration to the Vendors on the date falling thirty (30) days from the date of [***] of a [***] [***] Trial.

2.6	In the event a [***] [***] Trial has [***], the Purchaser shall issue the Fourth Milestone Consideration to the Vendors on the date falling thirty (30) days from the date of [***] of a [***] [***] Trial.

2.7	The parties agree that in the event the Purchaser elects (at its sole discretion) to cease development of [***] Products no payments shall be made pursuant to paragraphs 2.5 and 2.6 above.

2.8	The parties agree that in no circumstances shall any payments made by the Purchaser (by way of cash payment or stock issue) to the Vendors pursuant to paragraphs 2.1 to 2.6 above exceed US$[***] in aggregate.

2.9	In the event that the Purchaser elects, pursuant to paragraphs 2.4 and 2.7 above, to permanently discontinue development of all [***] Products and all [***] Products, Purchaser shall provide written notice of such decision to the Vendor’s Representative and, upon request by the Vendor’s Representative within five (5) Business Days of receipt of such notice, the Purchaser shall discuss in good faith with a designated representative of the Vendors for a period of [***] days regarding potential terms of a transaction to license or otherwise divest the [***] Products and [***] Products acquired pursuant to the Transaction to the Vendors.

3.	[***] MILESTONES

3.1	Within thirty (30) days of the Company or any member of the Purchaser Group [***] the Purchaser shall pay the [***] Cash Consideration to the Vendors’ Bank Account and the [***] Share Consideration to the Vendors.

3.2	Within thirty (30) days of the Company or any member of the Purchaser Group [***] the Purchaser shall pay the [***] Consideration in cash to the Vendors’ Bank Account to be allocated to them.

4.	SALES MILESTONES

(a)	Within thirty (30) days of the expiry of the First Sales Milestone Period, the Purchaser shall pay to the Vendors’ Bank Account [***]

(b)	Within thirty (30) days of the expiry of the Second Sales Milestone Period, the Purchaser shall pay to the Vendors’ Bank Account [***].

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

4.2	The Purchaser shall not pay any amount:

(a)	pursuant to paragraph 4 of this Schedule 7 (Milestone Consideration) if Qualifying Product Worldwide Net Sales are not equal to or exceed the First Sales Threshold in any calendar year; and

(b)	pursuant to paragraph 4.2 of this Schedule 7 (Milestone Consideration) if Qualifying Product Worldwide Net Sales are not equal to or exceed the Second Sales Threshold in any calendar year.

4.3	The First Sales Milestone Period and the Second Sales Milestone Period may occur in the same calendar year.

4.4	The Vendors’ Representative will have the right to appoint the Reporting Accountants, upon reasonable advance notice of not less than thirty (30) calendar days and during normal business hours, but prior to the first Quarter Day in a calendar year and not more often than once in each calendar year, to examine such records of the Purchaser related to the immediately preceding [***] (but not more) to determine the correctness of the calculation of Qualifying Product Worldwide Net Sales under this Agreement. No audited period shall be examined on more than one occasion. Results of any such examination shall be made available to all parties except that said independent, certified public accountant shall verify to the Vendors and the Vendors’ Representative such amounts and shall disclose no other information revealed in such audit. The examination shall also include disclosure of the methodology and calculations used to determine the results. The said independent, certified public accountant shall execute a written confidentiality agreement with the Purchaser and the Company. The Vendors shall bear the full cost of the performance of any audit requested by the Vendors’ Representative except as otherwise provided. If, as a result of any inspection of the books and records of the Purchaser, it is shown that payments made by the Purchaser to the Vendors under this Agreement were less than the amount which should have been paid then the Purchaser shall make all payments required to be made to eliminate any discrepancy revealed by said inspection within thirty (30) calendar days and the Purchaser shall reimburse the Vendors for reasonable costs incurred by the Vendors in respect of such audit.

5.	CONDUCT OF BUSINESS FOLLOWING COMPLETION

5.1	The Purchaser agrees that, following Completion, (to the extent further Milestone Consideration is, or is potentially payable in accordance with this Schedule 7) it shall, and shall procure that each other member of the Purchaser Group, any licensee and any sublicensee of a Qualifying Product shall:

(a)	prepare and maintain reasonably complete and accurate records regarding Qualifying Product Worldwide Net Sales;

(b)	[***] during each calendar year following Completion, on dates falling within twenty (20) Business Days of [***] provide the Vendors’ Representative with a written update on material developments with respect of [***], with an option of [***], at the election of the Vendors’ Representative in consultation with the Vendors (which meeting may be in person or by telephone or video conference), provided that, at any such meetings, the Purchaser shall cause [***]. Each of the Purchaser and the Vendors’ Representative (on behalf of the Vendors) shall [***] regarding such meetings; and

(c)	not [***] member of the Purchaser Group or any third party which is [***].

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

6.	CHANGE OF CONTROL

6.1	In the event of a Change of Control or a Disposal the Purchaser shall notify the Vendors’ Representative of the proposed Change of Control or Disposal and the identity of the Transferee; and

(a)	in the case of a Change of Control of the Company or a Disposal:

(i)	the Purchaser shall negotiate in good faith with the relevant Transferee to agree the terms of an agreement to be entered into between the Vendors and the Transferee having materially the same terms and conditions as this Agreement prior to such Change of Control or Disposal occurring, including that the obligations to pay such Stock Milestone Consideration shall be replaced in such agreement with obligations to pay such Milestone Consideration in cash;

(ii)	each of the Vendors and the Purchaser shall, enter into an agreement in writing to terminate this Agreement and to irrevocably and unconditionally release and discharge the other parties hereto from all of their respective obligations, covenants and undertakings arising under or in connection with the Agreement and waive any and all rights or claims it has or may have under or in connection with the Agreement other than rights accrued prior to the termination thereof; or

(b)	in the case of a Change of Control of the Purchaser:

(i)	the obligations to pay Stock Milestone Consideration in Purchaser Stock shall be replaced by an obligation on the Purchaser to pay such Milestone Consideration in cash;

(ii)	the Purchaser shall take Commercially Reasonable Efforts to achieve the milestones described in paragraphs 2.1, 2.2, 3.1, 3.2, 4.1 and 4.2 of this Schedule 7; and

(iii)	the Purchaser shall provide annual reports to the Vendors which will each summarise, in reasonable detail, any significant commercial activities during the prior year.

6.2	The Purchaser agrees that, following a Change of Control, it shall, and shall procure that each other member of the Purchaser Group shall use Commercially Reasonable Efforts to make Qualifying Product Worldwide Net Sales.

7.	RECORDS AND AUDIT

7.1	The Purchaser shall keep and maintain, and shall ensure the Purchaser Group and any sublicensee keep and maintain, materially complete and accurate records and books of account as are sufficient to compute the amount of Qualifying Product Worldwide Net Sales.

7.2	Upon receipt of a request from the Vendors’ Representative, the Purchaser shall, and shall ensure each member of the Purchaser Group and sublicensee exploiting, developing or otherwise involved with the Qualifying Products, permit an independent auditor designated by the Vendors’ Representative to inspect and audit the records and books of account maintained by it pursuant to paragraph 7.1 in order to confirm the accuracy and completeness of such records and books of account and the calculation of any amount due to the Vendors pursuant to paragraph 4.1 or 4.2. Any such audit shall be at reasonable times and upon reasonable notice and an audit may not be requested more than twice in any one calendar year. The Vendors’ Representative (on behalf of the Vendors) shall pay the costs of each audit unless the audit reveals a shortfall of more than [***] per cent between the amounts reported and the amounts that qualify for the relevant Milestone, in which case the Purchaser shall bear the cost of the audit.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

7.3	In the event of a dispute between the Vendors’ Representative and the Purchaser as to whether any Milestone Consideration is due, the Vendors’ Representative shall notify the Purchaser in writing that it does not agree with the Purchaser’s determination and the parties shall endeavour to resolve the matter within 21 days of the date of such notification. If the matter is not so resolved it shall be resolved by an independent third party expert (the “Expert”) agreed on by the Vendors’ Representative and the Purchaser or, if they cannot agree on such appointment within 7 days of either party giving notice to the other that it requires an Expert to be appointed, such firm of chartered accountants as may be nominated on the application of either one of them by the [***].

7.4	If any disagreement or dispute is referred to the Expert in accordance with paragraph 7.3:

(a)	the parties will each use their respective reasonable endeavours to co-operate with the Expert in resolving such disagreement or dispute, and for that purpose will provide to him such information and documentation as he may reasonably require;

(b)	the Expert shall have the right to seek such professional assistance and advice as he may require;

(c)	the fees of the Expert and other professional fees incurred by him shall be paid [***]% by the Vendors and [***]% by the Purchaser save where the Expert directs otherwise in writing; and

(d)	the Expert will be requested by both parties to make a decision within [***] days of the referral.

7.5	The Expert shall act as expert and not arbitrator and [***], his decision shall be final and binding on the parties.

7.6	Any amounts determined by the Expert to be payable shall be payable within 10 Business Days of such determination.

8.	DEDUCTIONS

8.1	The Purchaser may, at its sole discretion, deduct, by way of set off, from any payment or any Purchaser Stock or any Milestone Consideration Loan Notes to be issued, in each case, pursuant to this Schedule 7 (Milestone Consideration) any amount that represents an Income Tax Withholding Amount or an Employer’s NICs Liability. The Purchaser shall allocate the Income Tax Withholding Amount or Employer’s NICs liability to the relevant Vendors and the Vendors’ Representative and the Vendors agree to reasonably cooperate, upon request by the Purchaser, in connection with such allocation. The Purchaser shall procure that any Income Tax Withholding Amount and/or Employer’s NICs Liability which is deducted by way of set off pursuant to this paragraph 8.1 shall be paid to the relevant Tax Authority.

8.2

Each Vendor agrees severally to indemnify and hold harmless the Purchaser, each member of the Purchaser Group and each Group Company against any liability for Tax of the Purchaser, the relevant member of the Purchaser Group or the relevant Group Company arising as a result of, or in connection with, (i) any payment to the relevant Vendor pursuant to this Schedule 7, or (ii) the issuance of Purchaser Stock or Milestone Consideration Loan Notes to the relevant Vendor pursuant to this Schedule 7. To the extent that an amount in respect of any such liability is not deducted from any Milestone Consideration owed to the relevant Vendor under paragraph 8.1 above, such amount shall be satisfied solely out of and deducted from subsequent payments of Milestone Consideration. Each Vendor hereby authorises and directs

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

the Purchaser, each member of the Purchaser Group and each Group Company to set-off any amounts attributable to such Vendor pursuant to this paragraph 8.2 from any amounts due by the Purchaser under this Agreement.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

SCHEDULE 8

TAX COVENANT

1.	DEFINITIONS

1.1	In this Schedule:

“Actual Tax Liability” means a liability of any Group Company to make an actual payment (or increased payment) of Tax or a payment in respect of, or on account of, Tax and includes a liability of that kind which is discharged in whole or in part on or before Completion to the extent that such discharge is not reflected (directly or indirectly) in the Completion Accounts;

“Consultancy Reclassification” means any Consultant being considered, or otherwise treated, as an employee of a Group Company by a Tax Authority for any period (or part of any period) up to (and including) Completion;

“Consultant” means an individual who has been engaged by a Group Company as a consultant or under a similar arrangement and was not treated by a Group Company as an employee for Tax purposes at any time on or before Completion;

“CTA” means the United Kingdom Corporation Tax Act 2010;

“Deemed Tax Liability” means:

(a)	the use or set-off of a Purchaser’s Relief in circumstances where, but for the use or set-off, a Group Company would have had an Actual Tax Liability in respect of which the Warrantors would have had a liability under this Schedule; or

(b)	the Unavailability of any R&D Tax Credit or any VAT Repayment;

“Demand” means:

(a)	any claim, notice, demand, assessment, letter, determination or other document issued by or on behalf of any Tax Authority; or

(b)	the taking of any other action by or on behalf of a Tax Authority (including the imposition, or any document referring to the possible imposition, of a withholding of, or on account of, Tax);

from which it appears that a Tax Liability may be incurred by, or may be imposed on, any Group Company;

“Event” means any event, arrangement, transaction (including, without limitation, the execution of this Agreement and Completion), act, payment, action, circumstance, state of affairs, default, omission or occurrence of any nature whatsoever and whether or not the Purchaser or any Group Company is a party to it (including, without limitation, any change in the residence of a person for the purposes of any Tax, the death, bankruptcy or winding up of a person, a failure to take action which would avoid an apportionment or deemed distribution of income (regardless of whether the taking of action after Completion could have avoided the apportionment or deemed distribution), or a Group Company becoming, being or ceasing to be a member of a group of companies (however defined) or becoming, being or ceasing to be connected or associated with any person, company or group for the purposes of any Tax) and reference to an Event occurring on or before a particular date shall include Events which for Tax purposes are deemed to have, or are treated or regarded as having, occurred on or before that date;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

“IHT Liability” means any liability in respect of inheritance Tax, estate Tax or other similar Tax which:

(a)	arises as a result of a transfer of value occurring or being deemed to occur on or before Completion (whether or not in conjunction with the death of any person whensoever occurring);

(b)	has given rise before or on Completion to a charge on any of the shares in or assets of any Group Company or a power to sell, mortgage or charge any of the shares in or assets of any Group Company; or

(c)	after Completion becomes a charge on or gives rise to a power to sell, mortgage or charge any of the shares in or assets of any Group Company as a result of the death of any person within seven years of a transfer of value (or deemed transfer of value) which occurred (or was deemed to occur) on or before Completion;

and in determining for the purposes of this definition whether a charge on or power to sell, mortgage or charge any of the shares or assets of any Group Company exists at any time, the fact that the inheritance Tax, estate Tax or other similar Tax is not yet payable, or may be paid by instalments, shall be disregarded, and such inheritance Tax, estate Tax or other similar Tax shall be treated as becoming due, and a charge or power to sell, mortgage or charge as arising, on the date of the transfer of value or other date or event on or in respect of which it becomes payable or arises, and (in the context of the United Kingdom) the provisions of section 213 of the United Kingdom Inheritance Tax Act 1984 shall not apply;

“Income, Profits or Gains” means income, profits, gains or any other consideration, value, receipt, standard or measure for the purposes of any Tax and:

(a)	references to Income, Profits or Gains earned, accrued or received on or before a particular date (including the Completion Date) shall include Income, Profits or Gains deemed or treated for Tax purposes as earned, accrued or received on or before that date; and

(b)	references to Income, Profits or Gains earned, accrued or received by any person shall include Income, Profits or Gains deemed or treated for Tax purposes as earned, accrued or received by such person;

“Post-Completion Relief” means a Relief which arises to any Group Company:

(a)	as a consequence of, or in connection with, any Event occurring (or being treated for Tax purposes as occurring) after Completion;

(b)	in respect of any period (or part of any period) after Completion; or

(c)	from Income, Profits or Gains earned, accrued or received, after Completion;

“Purchaser’s Relief” means:

(a)	any R&D Tax Credit and any VAT Repayment;

(b)	any Post-Completion Relief; and

(c)	any Relief arising to the Purchaser or any member of the Purchaser’s Tax Group (other than any Group Company) at any time;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

“Purchaser’s Tax Group” means the Purchaser and each other company which is, or is for a Tax purpose, treated as being a member of the same group as, or otherwise controlled by, connected with or associated in any way with, the Purchaser from time to time;

“Relief” means:

(a)	any relief, loss, allowance, credit, deduction, exemption or set-off in respect of any Tax or relevant to the computation of any Income, Profits or Gains for the purpose of any Tax; or

(b)	any right to repayment of, or saving of, Tax (including interest in respect of Tax),

and any reference to the use or set-off (including in part) of a Relief is construed accordingly;

“Tax Liability” means an Actual Tax Liability or a Deemed Tax Liability;

“Unavailability” means the unavailability, reduction, loss, modification, claw back, counteraction, disallowance or cancellation of, or failure to obtain, any R&D Tax Credit or VAT Repayment and Unavailable shall be construed accordingly;

“VAT Repayment” means a repayment of VAT to a Group Company which has been included as a debtor, or otherwise taken into account, in the Completion Accounts;

“Vendor Affiliate” means:

(a)	in the case of a person which is an individual, any spouse, cohabitee and/or lineal descendants by blood or adoption or any person or persons acting in its or their capacity as trustee or trustees of a trust of which such individual is the settlor; and

(b)	in the case of a person which is a limited partnership, the partners of the person or their nominees or a nominee or trustee for the person, or any investor in a fund which holds interests, directly or indirectly, in the limited partnership; and

(c)	any Affiliate of any person in paragraphs (a) to (b) above; and

“Vendor’s Tax Group” means the relevant Vendor and each other company which is, or is for a Tax purpose, treated as being a member of the same group as, or otherwise controlled by, connected with or associated in any way with, the relevant Vendor from time to time.

1.2	The words connected and controlled shall be construed in accordance with the provisions of sections 1122 and 1124 of the CTA respectively.

1.3	References in this Schedule to paragraphs are to paragraphs in this Schedule unless otherwise stated.

1.4	For the purposes of determining whether any Relief is in respect of any period (or part of any period) after Completion for the purposes of paragraph (b) of the definition of “Post-Completion Relief” the close of business on the Completion Date shall be deemed to be the end of a taxable period for each Group Company and, accordingly, (i) a Relief which would (if necessary on the making of an appropriate claim) be available to the Group Companies at the Completion Date to set against or otherwise mitigate any due or accrued but not paid corporation Tax of the Group Companies shall not be considered a Relief which arises to any Group Company in respect of any period (or part of any period) after Completion and (ii) a Relief which is not available to the Group Companies at the Completion Date to set against or otherwise mitigate any due or accrued but not paid corporation Tax of the Group Companies shall be considered a Relief which arises to any Group Company in respect of any period (or part of any period) after Completion, in each case, for the purposes of paragraph (b) of the definition of “Post-Completion Relief”.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

2.	COVENANT TO PAY

2.1	The Warrantors jointly and severally covenant with the Purchaser to pay to the Purchaser (to be satisfied solely out of, and deducted from, the Milestone Consideration) an amount equal to:

(a)	any Actual Tax Liability:

(i)	arising as a consequence of, or by reference to, any Event which occurs (or is treated for Tax purposes as occurring) on or before Completion (including Completion itself);

(ii)	arising in respect of, or by reference to, any Income, Profits or Gains earned, accrued or received on or before Completion;

(iii)	arising as a result of, or in respect of, the grant, exercise, release, vesting, variation or cancellation at any time of a right obtained before Completion to acquire shares of a Group Company;

(iv)	arising as a consequence of, or by reference to, any Consultancy Reclassification;

(v)	arising as a consequence of, or by reference to any indebtedness of a Group Company being capitalised or otherwise converted, released or exchanged for shares in a Group Company on or before Completion;

(vi)	which is the liability to Tax of any other person (not being any of the Group Companies) and for which a Group Company is liable by reason of (i) having been owned, controlled or a member of any group for Tax purposes (or by reason of any changes in its ownership, control or the membership of such group), in each case on or before Completion, (ii) ceasing to be so owned, controlled or a member of a group on or before Completion, or (iii) any Vendor failing to discharge Tax for which such Vendor is liable; or

(vii)	arising as a consequence of, or by reference to, any failure by a Group Company to satisfy any legal obligation on it to withhold or deduct any amount for, or on account of Tax, in respect of a payment of any [***] Loan Repayment Amount, [***] Loan Repayment Amount, [***] Loan Repayment Amount or [***] Loan Repayment Amount;

(b)	any liability of a Group Company to pay or repay any amount in relation to Tax pursuant to an indemnity, covenant, warranty or guarantee entered into or created on or before Completion;

(c)	any Deemed Tax Liability;

(d)	any IHT Liability; and

(e)	all reasonable third party costs and expenses properly incurred by the Purchaser, any Group Company or another member of the Purchaser’s Tax Group in connection with:

(i)	a Demand in respect of which a successful claim is made by the Purchaser under this Schedule; or

(ii)	successfully taking or defending any action under this Schedule.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

2.2	For the purposes of this Schedule, the amount of a Deemed Tax Liability of any Group Company is:

(a)	in the case of a Deemed Tax Liability falling within sub-paragraph (a) of that definition, the amount of Tax which would have been payable by any Group Company but for the use or set-off of such Purchaser’s Relief; and

(b)	in the case of a Deemed Tax Liability falling within sub-paragraph (b) of that definition, the amount of the R&D Tax Credit or VAT Repayment (as applicable) which is Unavailable.

2.3	The Warrantor Liability in respect of any Tax Covenant Claim shall be settled in accordance with Clause 20.

3.	LIMITATIONS AND EXCLUSIONS

3.1	The Warrantors shall not be liable under paragraph 2 of this Schedule or for breach of the Tax Warranties (treating the relevant Claim for a breach of a Tax Warranty as if, for the purposes of this paragraph 3, it was a Tax Liability) in respect of a Tax Liability of a Group Company to the extent that:

(a)	except in relation to a claim under paragraph 2.1(c) (where the Deemed Tax Liability falls within paragraph (b) of that definition), specific provision was made in the Completion Accounts in respect of the liability in question;

(b)	except in relation to a claim under paragraph 2.1(a)(iv), paragraph 2.1(a)(vi) or paragraph 2.1(c) (where the Deemed Tax Liability falls within paragraph (b) of that definition), the liability in question arises or is increased as a result of a change in legislation or a change in the published practice of any Tax Authority or an increase in the rates of Tax, in each case taking effect after the Completion Date and retrospectively and not prospectively in force or announced at the date of this Agreement;

(c)	except in relation to a claim under paragraph 2.1(a)(vi), the liability in question would not have arisen but for a voluntary act or omission of the Purchaser or the relevant Group Company after Completion, but only in circumstances where the Purchaser or relevant Group Company knew or ought reasonably to have known that the liability in question would have arisen as a result of the voluntary act or omission, other than a change in accounting policy, method or basis (or a change in the date to which a Group Company makes up its accounts) or an act or omission which:

(i)	is in the ordinary course of business as carried on by the relevant Group Company at or before Completion;

(ii)	is carried out pursuant to any obligation imposed by any Law, regulation or requirement having the force of Law which was in force, enacted or promulgated on or before the Completion Date;

(iii)	is carried out at the written request of, or with the written consent of, a Vendor, or in accordance with the terms of this Agreement, any Transaction Document or any document executed pursuant to this Agreement; or

(iv)	is carried out pursuant to any legally binding commitment or obligation of any Group Company created or incurred prior to Completion.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

For the avoidance of doubt, for the purposes of this paragraph 3.1(c) an act will not be regarded as voluntary where such act is, or involves any communication or discussion with, or disclosure to, a Tax Authority;

(d)	the liability in question would not have arisen but for any change after Completion of accounting policy, method or basis of a Group Company or the date to which a Group Company makes up its accounts, except where such change is necessary so as to ensure compliance with Law or generally accepted accounting principles as, and to the extent that, it applied to the relevant Group Company on or before Completion;

(e)	the liability in question would not have arisen but for the failure or omission on the part of a Group Company after Completion to comply with a written request of the Vendors’ Representative (notified to the Purchaser at least ten Business Days prior to the applicable statutory or procedural deadline) to make a valid claim or election under the provisions of an enactment or regulation relating to Tax, the making of which is permitted by Law and was taken into account in including a provision for Tax in the Completion Accounts;

(f)	the Purchaser is compensated for the liability in question under any other provision of this Agreement;

(g)	except in relation to a claim under paragraph 2.1(a)(vi), a Relief (other than a Purchaser’s Relief) is available to the relevant Group Company (without charge to the Purchaser, any Group Company or any member of the Purchaser’s Tax Group) to set against or otherwise mitigate the Tax Liability provided it has not already been taken into account in computing any liability of a Vendor or a Warrantor under this Agreement or under paragraph 7;

(h)	the amount of the liability in question has been recovered by the relevant Group Company from a person (excluding any Group Company, the Purchaser or any other member of the Purchaser’s Tax Group) at no cost to the Purchaser, any Group Company or any member of the Purchaser’s Tax Group;

(i)	except in relation to a claim under paragraph 2.1(a)(vi), the liability in question arises or is increased as a result of a failure by the Purchaser to comply with its obligations under paragraph 5 and/or paragraph 4;

(j)	except in relation to a claim under paragraph 2.1(a)(iv), paragraph 2.1(a)(v), paragraph 2.1(a)(vi), paragraph 2.1(a)(vii) or paragraph 2.1(c) (where the Deemed Tax Liability falls within paragraph (b) of that definition), the income, profits or gains to which the liability in question is attributable: (i) were actually earned or received by a Group Company before Completion, (ii) are retained by a Group Company at Completion, and (iii) were not reflected in the Completion Accounts, but should have been reflected (based on the principles used to prepare the Completion Accounts);

(k)	except in relation to a claim under paragraph 2.1(c) (where the Deemed Tax Liability falls within paragraph (b) of that definition), the liability in question arises by virtue of the Company’s average rate of corporation tax increasing as a result of the Company becoming a member of the Purchaser’s Tax Group for Tax purposes;

(l)	the liability in question constitutes interest and/or penalties and would not have arisen but for the failure or delay by a Group Company, the Purchaser or a member of the Purchaser’s Tax Group after Completion to pay to a Tax Authority an amount of Tax, the Purchaser having received from the Warrantors a payment in respect of such Tax pursuant to a Tax Claim; or

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

(m)	except in relation to a claim under paragraph 2.1(a)(v), the liability in question would not have arisen but for any act or omission carried out by any Group Company at the written request of the Purchaser before Completion other than any act or omission:

(i)	carried out in accordance with, or contemplated by, the terms of this Agreement, any Transaction Document or any document executed pursuant to this Agreement;

(ii)	carried out pursuant to any obligation imposed by any Law, regulation or requirement having the force of Law which was in force, enacted or promulgated on or before the Completion Date; or

(iii)	carried out pursuant to any legally binding commitment or obligation of any Group Company created or incurred prior to Completion.

3.2	Certain provisions of Schedule 5 of this Agreement contain further limitations which apply to claims under paragraph 2 of this Schedule.

3.3	Where a claim under paragraph 2 of this Schedule (the “Relevant Tax Claim”) is carved out of any of the above limitations under this paragraph 3 (the “Relevant Tax Limitation”), claims under paragraph 2.1(c) (where the Deemed Tax Liability falls within paragraph (a) of that definition) which relate to the Relevant Tax Claim shall also be carved out of the Relevant Tax Limitation.

4.	MANNER OF MAKING AND CONDUCT OF CLAIMS

4.1	If the Purchaser or any Group Company becomes aware of a Demand issued after Completion which could give rise to a liability for a Warrantor under paragraph 2 of this Schedule or under the Tax Warranties and for which it is reasonably likely that an amount in respect of such liability will be deducted from any Milestone Consideration:

(a)	the Purchaser shall give written notice to the Vendors’ Representative of the Demand (including reasonably sufficient details of the Demand) as soon as reasonably practicable after the Purchaser or the relevant Group Company becomes aware of the Demand (but for the avoidance of doubt, the giving of such notice shall not be a condition precedent to the liability of the Warrantors, or prejudice the Purchaser’s right to claim under this Schedule or under the Tax Warranties);

(b)	the Purchaser shall take (or shall procure that the relevant Group Company shall take) such action as the Vendors’ Representative may reasonably request in writing to avoid, dispute, resist, appeal, compromise or defend the Demand; and

(c)	the Vendors’ Representative must be kept fully informed of any actual or proposed material developments (including any meetings) relating to the Demand or any action referred to in this paragraph 4.1.

4.2	The rights of the Vendors’ Representative under paragraph 4.1 (other than the right to receive notice) are subject to:

(a)	the Vendors having indemnified the relevant Group Company, the Purchaser and any other member of the Purchaser’s Tax Group (as applicable) to the Purchaser’s satisfaction (acting reasonably) against all costs and expenses reasonably incurred and any further liability to Tax which may be incurred in connection with any such action as is referred to in paragraph 4.1; and

(b)	where, pursuant to any applicable Law (or any notice provided by any Tax Authority pursuant to any applicable Law), all or any part of the Tax which is the subject of the

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

Demand is required to be paid to the relevant Tax Authority before an appeal can be made in respect of the Demand, the Vendors shall first have agreed that an amount equal to the Tax (or the relevant part thereof) in question shall be deducted from any Milestone Consideration.

4.3	If:

(a)	the Vendors’ Representative does not request the Purchaser in writing to take, or procure the taking of, any such action as mentioned in paragraph 4.1(b) within 20 Business Days of receipt of notice of the Demand by the Vendors’ Representative under paragraph 4.1(a);

(b)	the Vendors’ Representative fails to notify the Purchaser in writing of any further action to be taken by the Purchaser or a Group Company within 20 Business Days of the Purchaser seeking instructions from the Vendors’ Representative or the Vendors’ Representative does not respond in writing to any request by the Purchaser for consent to take any action relating to the Demand within 20 Business Days of receipt of such request;

(c)	the Vendors do not indemnify the relevant Group Company, the Purchaser and any other member of the Purchaser’s Tax Group as required by paragraph 4.2 within a reasonable period of time following written request from the Purchaser to the Vendors’ Representative for indemnification from the Vendors;

(d)	the Vendors’ Representative does not acknowledge that the Demand notified by the Purchaser pursuant to paragraph 4.1(a) could give rise to a liability for a Warrantor under this Schedule or, as the case may be, for breach of any of the Tax Warranties; or

(e)	the Demand derives from or arises out of or is in connection with any proven allegations by a Tax Authority of any dishonest or fraudulent act or omission by, or of, a Vendor (or any member of a Vendor’s Tax Group or a Vendor Affiliate) at any time or by, or of, a Group Company prior to Completion, the Purchaser and the relevant Group Company shall be free to satisfy or settle the relevant liability on such terms as they may in their sole discretion think fit provided that the Purchaser has written to the Vendors’ Representative stating its intention to do so and has given the Vendors’ Representative 5 Business Days to comply with its obligations under this paragraph 4.3.

4.4	The Purchaser or a Group Company shall not be required to take, nor shall the Vendors’ Representative or a Vendor be permitted to take any action which involves an appeal beyond the first appellate court in the relevant jurisdiction without an opinion from nationally recognised Tax counsel of at least ten years call and of appropriate relevant experience nominated by the Vendors’ Representative that the appeal will, on the balance of probabilities, be won.

4.5	For the avoidance of doubt, the Vendors (or the Vendors’ Representative or any member of a Vendor’s Tax Group or a Vendor Affiliate) shall not be entitled to conduct negotiations and/or proceedings or attend any meetings with a Tax Authority in respect of a Demand in the name of the Purchaser or a Group Company.

5.	SETTLED TAX COVENANT CLAIMS

5.1	A Tax Covenant Claim shall be a “Settled Tax Covenant Claim” for the purposes of this Agreement from:

(a)	in the case of a Tax Covenant Claim arising pursuant to paragraph 2.1(a), the date on which any Tax to which the Tax Covenant Claim pertains becomes due and payable to the relevant Tax Authority;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

(b)	in the case of a Tax Covenant Claim arising pursuant to paragraph 2.1(b), the date on which any liability to which the Tax Covenant Claim pertains becomes payable to any person;

(c)	in the case of a Tax Covenant Claim arising pursuant to paragraph 2.1(c), where the Deemed Tax Liability falls within paragraph (a) of that definition, the date on which the Tax which would have been payable but for the use or set-off of the applicable Purchaser’s Relief would have been due and payable to the relevant Tax Authority;

(d)	in the case of a Tax Covenant Claim arising pursuant to paragraph 2.1(c), where the Deemed Tax Liability falls within paragraph (b) of that definition and relates to any R&D Tax Credit, the date on which any R&D Tax Credit becomes Unavailable;

(e)	in the case of a Tax Covenant Claim arising pursuant to paragraph 2.1(c), where the Deemed Tax Liability falls within paragraph (b) of that definition and relates to a VAT Repayment, the date on which the VAT Repayment would otherwise have been paid by the relevant Tax Authority;

(f)	in the case of a Tax Covenant Claim arising pursuant to paragraph 2.1(d), the date of the relevant transfer of value or other date or event on, or in respect of which, the liability to which the Tax Covenant Claim pertains becomes payable or the relevant charge or power to sell, mortgage or charge to which the Tax Covenant Claim pertains arises; and

(g)	in the case of a Tax Covenant Claim arising pursuant to paragraph 2.1(e), the date on which the relevant costs and/or expenses are due to be paid by the Purchaser, a Group Company or the relevant member of the Purchaser’s Tax Group.

5.2	For the purposes of this paragraph 5, references to the day on which an amount of Tax becomes due and payable to the relevant Tax Authority will be the last day on which such Tax may by Law be paid without incurring a penalty or liability for interest in respect thereof.

6.	TAX RETURNS AND COMPUTATIONS

6.1	The Purchaser or its duly authorised agents shall, at the cost of the relevant Group Company (subject to paragraph 9.1), be responsible for and have the conduct of preparing, submitting to and agreeing with the relevant Tax Authorities all Tax Returns of each Group Company for all accounting periods:

(a)	ending on or before the Completion Date, and

(b)	commencing on or before the Completion Date and ending after the Completion Date,

to the extent, in each case, that the same shall not have been prepared and submitted to the relevant Tax Authority before Completion.

6.2

Any such Tax Return as is referred to in paragraph 6.1 shall be submitted in draft form by the Purchaser to the Vendors’ Representative or its duly authorised agents at a reasonable time, and in any event 20 Business Days before the last date on which the Tax Return may be filed with the relevant Tax Authority without incurring interest and penalties (or, if a shorter time limit applies in relation to the filing of the relevant Tax Return, within such time as will reasonably enable the Vendors’ Representative to review and comment on the Tax Return within the applicable time period). If it wishes to do so, the Vendors’ Representative must

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

provide any comments on such Tax Returns in writing within 20 Business Days (or, if a shorter time limit applies in relation to the filing of the relevant Tax Return, within such time as will reasonably enable the Purchaser (or its duly authorised agents) to consider such comments, make any amendments that may be required in respect of the same and file the Tax Return within the applicable time period) of its receipt of any such Tax Returns (the “Vendor’s Response Period”) from the Purchaser otherwise the Vendors’ Representative and its duly authorised agents will be deemed to have approved such draft documents. The Purchaser shall properly reflect in the relevant Tax Return all reasonable comments of the Vendors’ Representative that are received within the Vendor’s Response Period which relate to a matter for which a Warrantor may be liable under this Schedule or under the Tax Warranties and for which it is reasonably likely that an amount in respect of such liability will be deducted from any Milestone Consideration. Nothing herein shall oblige the Purchaser or a Group Company to submit any computation or other document unless the Purchaser is satisfied that the same is accurate and complete in all respects.

6.3	Each Vendor and the Purchaser must (i) respectively afford (or procure the affordance) to each other and their duly authorised agents information and assistance which may reasonably be required, and (ii) co-operate in good faith, in each case, to prepare, submit and agree all outstanding Tax Returns referred to in this paragraph 6 and to conduct matters in accordance with the Vendors’ or the Purchaser’s (as applicable) rights under this paragraph 6.

6.4	For the avoidance of doubt:

(a)	where any matter relating to Tax gives rise to a Demand to which the provisions of paragraph 4 apply, the provisions of paragraph 4 shall in the event of a conflict take precedence over the provisions of this paragraph 6; and

(b)	the provisions of this paragraph 6 shall not prejudice the rights of the Purchaser to make a claim under this Schedule or under the Tax Warranties.

6.5	For the avoidance of doubt the provisions of paragraph 6.2 shall only apply to any Tax Return or other matters relating to Tax to the extent they are reasonably expected to be relevant to a liability of a Warrantors under this Schedule or under the Tax Warranties and for which it is reasonably likely that an amount in respect of such liability will be deducted from any Milestone Consideration.

6.6	Notwithstanding any rights of the Vendors under this paragraph 6:

(a)	the Vendors’ Representative shall not be permitted to request that the Purchaser or a Group Company make any claim, election, surrender, disclaimer, notice or consent, or withdraw any such item, unless the making, giving or withdrawal of it is permitted by law and is either taken into account in preparing the Net Working Capital Statement or could not have any adverse effect on the liability to Tax of a Group Company, the Purchaser or a member of the Purchaser’s Tax Group;

(b)	a request by the Vendors’ Representative that the Purchaser utilise a Purchaser’s Relief to any extent shall not be considered a reasonable comment (unless the Purchaser provides its written consent to such utilisation); and

(c)	the Vendors’ Representative shall not without the consent of the Purchaser amend any Tax Return of a Group Company when such Tax Return was submitted to the relevant Tax Authority before Completion.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

7.	CORRESPONDING SAVINGS AND THIRD PARTY RECOVERY

7.1	If the Purchaser (acting reasonably and in good faith) confirms that any Tax Liability which has resulted in a payment having become due by the Warrantors under this Schedule (the “Applicable Tax Liability”) has given rise to a Relief (other than (i) a Purchaser’s Relief, (ii) a Relief which has already been taken into account in computing the liability of any Warrantor under this Agreement, or (iii) a Relief which has already been taken into account under paragraph 7.3) which would not otherwise have arisen, then to the extent that a liability of a Group Company or the Purchaser to make an actual payment of Tax (in respect of which any Warrantor would not have been liable under this Schedule or under this Agreement (ignoring paragraph 1 (Financial Limits on Claims) and paragraph 2 (Time Limits on Claims) of Schedule 5) has been reduced as a result of the use or set-off of the Relief, the Purchaser shall either (i) reduce the amount to be deducted from any Milestone Consideration due to the Vendors in respect of the relevant Applicable Tax Liability by an amount equal to the Relevant Amount or (ii) to the extent that amounts in respect of the relevant Applicable Tax Liability have already been deducted from any Milestone Consideration due to the Vendors without taking into account any Relevant Amount, pay to the Vendors’ Representative (on the date when the relevant Group Company or Purchaser (as applicable) would have been under an obligation to make the reduced payment of Tax) an amount equal to the Relevant Amount.

7.2	For the purposes of paragraph 7.1, the “Relevant Amount” is an amount equal to the lower of:

(a)	the amount by which the liability of a Group Company or the Purchaser to make an actual payment of Tax is reduced by the relevant Relief referred to in paragraph 7.1; and

(b)	the amount due by the Warrantors in respect of the Tax Liability giving rise to the Relief (which is, or is to be, satisfied out of, and deducted from, the Milestone Consideration).

7.3	If the Warrantors at any time are liable to the Purchaser for an amount under paragraph 2 or for breach of any of the Tax Warranties and an amount in respect of such liability has been deducted from any Milestone Consideration due to the Vendors and the Purchaser or a Group Company is or becomes entitled to recover from some other person (other than a member of the Purchaser’s Tax Group) any sum in respect of the matter giving rise to the liability (other than by reason of the use or set-off of a Purchaser’s Relief or a Relief which has already been taken into account in computing the liability of any Warrantor under this Agreement or which has already been taken into account under paragraph 7.1), the Purchaser shall as soon as reasonably practicable notify the Vendors’ Representative of its or the relevant Group Company’s entitlement and shall (and shall procure that the relevant Group Company shall (if applicable)), if so required by the Vendors’ Representative, at the cost of the Vendors and provided the Vendors shall have indemnified the Purchaser and the relevant Group Company on an after-Tax basis against all costs, losses or damages which may thereby be incurred, take all reasonable steps as requested by the Vendors’ Representative in writing to enforce such recovery, and the Purchaser shall (or the Purchaser shall procure that the relevant Group Company shall) (provided such recovery (i) has not already been taken into account under paragraph 7.1, and (ii) has not already been taken into account in computing the liability of any Warrantor under this Agreement) within 5 Business Days of such recovery, pay to the Vendors’ Representative the lesser of:

(a)	the sum so recovered by the Purchaser or the relevant Group Company (as applicable) from the other person (including sums recovered in respect of costs and any interest or repayment supplement received in respect of the sum recovered (to the extent that the interest or repayment supplement relates to the period following the payment by the Warrantors to the Purchaser), but less any costs of recovery not previously reimbursed and less any Tax chargeable on the sum recovered (or any Tax which would be chargeable thereon but for the availability of a Purchaser’s Relief (other than any Relief arising as a result of the payment of any amount to the Vendors’ Representative pursuant to this paragraph 7)); and

(b)	the amount deducted from any Milestone Consideration due to the Vendors in respect of the relevant liability under paragraph 2 or for breach of any of the Tax Warranties as referred to above plus any interest or repayment supplement received in respect of the sum recovered to the extent that the interest or supplement is attributable to any period following the relevant deduction from the Milestone Consideration, less any Tax chargeable thereon (or any Tax which would be chargeable thereon but for the availability of a Purchaser’s Relief (other than any Relief arising as a result of the payment of any amount to the Vendors’ Representative pursuant to this paragraph 7)).

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

8.	SECTION 338 ELECTION

8.1	Notwithstanding any other provision of this Agreement, the Purchaser may, in its sole and absolute discretion, but is under no obligation to, make an election under Section 338(g) of the Code (or any analogous provisions of state, local or non-U.S. Tax Law). The Vendors shall (at the Purchaser’s cost to the extent any such costs are reasonably incurred) provide the Purchaser with information reasonably requested by the Purchaser in connection with determining whether to make any such election, and the Vendors shall cooperate in good faith with the Purchaser and provide the Purchaser with commercially reasonable assistance in making any such election (at the Purchaser’s cost to the extent any such costs are reasonably incurred).

9.	R&D TAX CREDIT

9.1	Following Completion, the Purchaser shall procure that the Company shall, to the extent permitted by law, [***] R&D Tax Credit.

9.2	The Vendors shall bear all costs and expenses reasonably incurred by the Purchaser or a Group Company in [***] R&D Tax Credit, provided that such amounts shall be satisfied solely out of and deducted from any Milestone Consideration due to the Vendors.

9.3	The Vendors shall share, in proportions determined by the Advisory Committee (as such term is defined in that certain engagement letter by and among the Vendors’ Representative and the Vendors) and as notified to the Vendors and the Purchaser by the Vendors’ Representative, any liability arising pursuant to this paragraph 9 and such liability shall be settled in accordance with Clause 20. The duties of the Vendors’ Representative pursuant to this paragraph 9.3 shall be limited solely to notifying the Vendors of any liability arising pursuant to this paragraph 9.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

SCHEDULE 9

KEY EMPLOYEES

[***]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

SCHEDULE 10

TRANSACTION COSTS

1 [***]

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treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

EXECUTED and delivered	)

as a DEED by	)

SOFINNOVA CAPITAL V FCPR	)

acting by [***] ,	)	/s/ [***]

in the presence of:	)

/s/ [***]	Signature of Witness

[***]	Name of Witness

[***]

[***]	Occupation of Witness

[Signature Page to Share Purchase Agreement]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

EXECUTED and delivered	)

as a DEED by	)

NEOMED IV EXTENSION L.P.,	)

acting by [***] ,	)	/s/ [***]

in the presence of:	)	[***]

/s/ [***]	Signature of Witness

[***]	Name of Witness

[***]	Address of Witness

[***]

[***]

[***]	Occupation of Witness

[Signature Page to Share Purchase Agreement]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

EXECUTED and delivered	)

as a DEED by	)

ABBVIE INTERNATIONAL S.À R.L.	)

acting by [***] ,	)	/s/ [***]

in the presence of:	)

/s/ [***]	Signature of Witness

[***]	Name of Witness

[***]	Address of Witness

[***]

[***]

[***]	Occupation of Witness

[Signature Page to Share Purchase Agreement]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

EXECUTED and delivered	)

as a DEED by	)

[***]

acting by [***] ,	)	/s/ [***]

in the presence of:	)	[***]

/s/ [***]	Signature of Witness

[***]	Name of Witness

[***]	Address of Witness

[***]

[***]

[***]	Occupation of Witness

[Signature Page to Share Purchase Agreement]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

EXECUTED and delivered	)

as a DEED by	)

[***]	)	/s/ [***]

in the presence of:	)	[***]

/s/ [***]	Signature of Witness

[***]	Name of Witness

[***]	Address of Witness

[***]

[***]

[***]	Occupation of Witness

[Signature Page to Share Purchase Agreement]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

EXECUTED and delivered	)

as a DEED by	)

[***]	)	/s/ [***]

in the presence of:	)	[***]

/s/ [***]	Signature of Witness

[***]	Name of Witness

[***]	Address of Witness

[***]

[***]

[***]	Occupation of Witness

[Signature Page to Share Purchase Agreement]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

EXECUTED and delivered	)

as a DEED by	)

[***]	)	/s/ [***]

in the presence of:	)	[***]

/s/ [***]	Signature of Witness

[***]	Name of Witness

[***]	Address of Witness

[***]

[***]

[***]	Occupation of Witness

[Signature Page to Share Purchase Agreement]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

EXECUTED and delivered	)

as a DEED by	)

[***]	)	/s/ [***]

in the presence of:	)	[***]

/s/ [***]	Signature of Witness

[***]	Name of Witness

[***]	Address of Witness

[***]

[***]

[***]	Occupation of Witness

[Signature Page to Share Purchase Agreement]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

EXECUTED and delivered	)

as a DEED by	)

[***]	)	/s/ [***]

in the presence of:	)	[***]

/s/ [***]	Signature of Witness

[***]	Name of Witness

[***]	Address of Witness

[***]

[***]

[***]	Occupation of Witness

[Signature Page to Share Purchase Agreement]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

EXECUTED and delivered	)

as a DEED by	)

[***]	)	/s/ [***]

in the presence of:	)	[***]

/s/ [***]	Signature of Witness

[***]	Name of Witness

[***]	Address of Witness

[***]

[***]

[***]	Occupation of Witness

[Signature Page to Share Purchase Agreement]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

EXECUTED and delivered	)

as a DEED by	)

[***]	)	/s/ [***]

in the presence of:	)	[***]

/s/ [***]	Signature of Witness

[***]	Name of Witness

[***]	Address of Witness

[***]

[***]

[***]	Occupation of Witness

[Signature Page to Share Purchase Agreement]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

EXECUTED and delivered	)

as a DEED by	)

[***]	)	/s/ [***]

in the presence of:	)

/s/ [***]	Signature of Witness

[***]	Name of Witness

[***]	Address of Witness

[***]

[***]	Occupation of Witness

[Signature Page to Share Purchase Agreement]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

EXECUTED and delivered	)

as a DEED by [***]	)

[***]	)	/s/ [***]

in the presence of:	)

/s/ [***]	Signature of Witness

[***]	Name of Witness

[***]	Address of Witness

[***]

[***]

[***]	Occupation of Witness

[Signature Page to Share Purchase Agreement]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

[***]

[***]

/s/ [***]
Authorised signatory [***]
JC

[Signature Page to Share Purchase Agreement]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

EXECUTED and delivered	)

as a DEED by	)

[***]	)	/s/ [***]

in the presence of:	)	[***]

/s/ [***]	Signature of Witness

[***]	Name of Witness

[***]	Address of Witness

[***]

[***]

[***]	Occupation of Witness

[Signature Page to Share Purchase Agreement]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

EXECUTED and delivered	)

as a DEED by	)

[***]	)	/s/ [***]

in the presence of:	)	[***]

/s/ [***]	Signature of Witness

[***]	Name of Witness

[***]	Address of Witness

[***]

[***]

[***]	Occupation of Witness

[Signature Page to Share Purchase Agreement]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

EXECUTED and delivered	)

as a DEED by	)

[***]	)	/s/ [***]

in the presence of:	)

/s/ [***]	Signature of Witness

[***]	Name of Witness

[***]	Address of Witness

[***]

[***]	Occupation of Witness

[Signature Page to Share Purchase Agreement]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

EXECUTED and delivered	)

as a DEED by	)

[***]	)	/s/ [***]

in the presence of:	)

/s/ [***]	Signature of Witness

[***]	Name of Witness

[***]	Address of Witness

[***]

[***]	Occupation of Witness

[Signature Page to Share Purchase Agreement]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

EXECUTED and delivered	)

as a DEED by	)

[***]	)	/s/ [***]

in the presence of:	)

/s/ [***]	Signature of Witness

[***]	Name of Witness

[***]	Address of Witness

[***]

[***]

[***]	Occupation of Witness

[Signature Page to Share Purchase Agreement]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

EXECUTED and delivered	)

as a DEED by	)

SIENNA BIOPHARMACEUTICALS, INC.	)

acting by ,	)	/s/ [***]

in the presence of:	)

/s/ [***]	Signature of Witness

[***]	Name of Witness

[***]	Address of Witness

[***]

[***]

[***]	Occupation of Witness

[Signature Page to Share Purchase Agreement]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Sienna Biopharmaceuticals, Inc.

EXECUTED and delivered	)

as a DEED by	)

SHAREHOLDER REPRESENTATIVES SERVICES LLC, solely in its capacity as the
Vendors’ Representative	)

acting by [***],	)	/s/ [***]

in the presence of:	)

/s/ [***]	Signature of Witness

[***]	Name of Witness

[***]	Address of Witness

[***]

[***]	Occupation of Witness

[Signature Page to Share Purchase Agreement]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.